                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. 3)

                            INNOVATIVE DESIGNS, INC.
                 (Name of small business issuer in its charter)

       Delaware                       7375                         03-0465528
State or jurisdiction            Primary Standard                 IRS Employer
  of incorporation                 Industrial                    Identification
  or organization          Classification Code Number)               Number

                         223 North Main Street, Suite 1
                         Pittsburgh, Pennsylvania 15215
                                 (412) 799-0350
          (Address and telephone number of principal executive offices)

                         223 North Main Street, Suite 1
                         Pittsburgh, Pennsylvania 15215
                                 (412) 799-0350
(Address of principal place of business or intended principal place of business)

                         Global Corporate Services, Inc.
                               709 Woodside Avenue
                           Wilmington, Delaware 19809
                                 (800) 219-9359
            (Name, address and telephone number of agent for service)

                             (All Communications to)
                          Brenda Lee Hamilton, Esquire
                         Hamilton, Lehrer & Dargan, P.A.
                          2 East Camino Real, Suite 202
                            Boca Raton, Florida 33432
                             Telephone 561-416-8956
                             Facsimile 561-416-2855

Approximate date of proposed sale to the public: From time to time after this
Registration becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                      Proposed         Proposed
   Title of each      Amount      maximum offering      maximum       Amount of
class of securities   to be       price per share      aggregate    registration
 to be registered   registered       of stock       offering price      fee
--------------------------------------------------------------------------------
   Common Stock     1,515,075         $2.10         $3,181,657.50     $292.71
--------------------------------------------------------------------------------
(1) The offering price per share for the shareholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of
Regulation C.
(2) Shareholders hold all of the shares that we are registering. The shareholders will be required to sell their shares at $2.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the shareholders.
(3) This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected, without the receipt of consideration which results in an increase in the number of outstanding shares of stock.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the
Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS COVER PAGE

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 7, 2003.

                            INNOVATIVE DESIGNS, INC.

Our current shareholders are offering 1,515,075 shares of our stock. The shareholders will be required to sell their shares at $2.10 per share until our stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of the shares from the shareholders. We will pay all expenses of registering the securities.

Prior to this offering, there has been no market for our stock. Our stock is not listed on any market or securities exchange, and we have not applied for listing or quotation on any public market.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors"
beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Our shareholders may not sell these securities until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to sell these securities in any state where the offer or sale is not permitted.

The date of this preliminary prospectus is August 7, 2003.

                              Offering Information
             Price to     Underwriting     Estimated     Proceeds to
              Public     Commissions(2)    Expenses(1)    Company(2)
-------------------------------------------------------------------------
Per Share    $2.10           N/A              N/A            N/A
-------------------------------------------------------------------------
Total        $3,181,657.50  $0.0             $0.0           0
-------------------------------------------------------------------------
(1) Does not include offering costs, including filing, legal, and accounting estimated at $36,992.71. We have agreed to pay all the costs of this offering.
Shareholders will pay no offering expenses.
(2) We will not receive proceeds from the sale of the shares by the shareholders.

The date of this preliminary prospectus is August 7, 2003.

Inside Front and Outside Back Cover Page
Dealer Prospectus Delivery Obligation
Until 90 days after the date of this prospectus, or until ________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their sold allotments or subscriptions.

                                TABLE OF CONTENTS
Description                                                                Page

Front of Registration Statement and Outside Front Cover of

          Our limited operating history and our history of losses
            makes it difficult for you to evaluate our current and
            future business and prospects and future financial
            results...........................................................6
          If we are unable to obtain additional financing, we will
            be unable to proceed with our plan of operations; even if
            we obtain additional debt or equity financing, your
            equity interest in our stock will be diluted......................6
          If RMF Global, Inc. violates the terms of its agreement
            with Ko-Myung Kim or we violate our agreement with RMF
            Global, Inc., we may have no eliotex by which to
            manufacture our products and we will have to terminate
            our business, and you will lose your entire investment............6
          Because we have no agreements with the third party
            manufacturers that will manufacture our products, we
            may be unable to effectively distribute our products
            or distribute them at all, which would adversely affect
            our reputation and materially reduce our revenues.................7
          If our products are found to cause injury, have defects,
            or fail to meet industry standards, we will incur
            substantial litigation, judgment, product liability,
            and product recall costs, which will increase our losses
            and negatively affect our brand name reputation and
            product sales.....................................................7
          The use of our products is subject to seasonality
            fluctuations which may cause fluctuating financial
            results and a reduction of our revenues during certain
            periods, which would negatively affect our potential
            profitability and the value of your investment in our
            stock.............................................................7
          Because we offer only six products and our competitors
            have a variety of products, we may not obtain consumer
            acceptance of our products, which may adversely affect
            our ability to generate revenues..................................7
          We face trademark protection risks that may negatively
            affect our brand name reputation, revenues and potential
            profitability.....................................................8
          Possible disputes over the United States patent rights to
            eliotex may negatively affect our affiliate licensor's
            rights or our ability to produce products containing
            eliotex, which may negatively affect our ability to
            conduct or continue our operations, in which case you may
            lose your entire investment ......................................8
          We are subject to regulation in the United States and in
            foreign jurisdictions, which increases our costs of
            doing business and may lead to delays, fines or
            restrictions on our business......................................8
          We have not established the Innovative Design brand name
            or the "idigear" label, and eliotex has little, if any,
            name recognition, which may prevent us from generating
            revenues and reduce the value of your investment..................8
          If we lose the services of our Chief Executive Officer,
            Joseph Riccelli, our operations may be adversely affected
            or we may be unable to continue our operations....................8
          Our management has significant control over matters
            requiring a shareholder vote, which will prevent our
            minority shareholders from influencing our activities.............9
          Our operations are subject to possible conflicts of
            interest which may result in our officers and directors
            favoring their own business interests over ours, which
            may have a negative effect on our revenues and potential
            profitability.....................................................9
          Our management devotes only limited time to our business
            and may continue to do so in future, which may negatively
            affect our revenues and potential profitability...................9
          We may not meet the National Association of Security
            Dealers exchange listing requirements which may lead to
            increased investment risk and inability to sell your shares......10
          There is not and there may never be a public market for
            shares of our stock, which may make it difficult
            for investors to sell their shares...............................10
          Because our stock is a penny stock for which there
            is and may never be a market, any investment in our common stock is a high-risk investment and is subject to restrictions

Changes In and Disagreements With Accountants on
  Accounting and Financial Disclosure.......................................F-6

Summary Information and Risk Factors

Prospectus Summary
This prospectus contains statements about our future business operations that involve risks and uncertainties. Our actual results could differ significantly from our anticipated future operations, as a result of many factors, including those identified under the "Risk Factors" section of this prospectus beginning on page 6. The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the Financial Statements and their explanatory notes, under the
Financial Statements section beginning on page 49, prior to making an investment decision.

                              How We Are Organized
We were incorporated in the State of Delaware on June 25, 2002 to market products for the recreation industry. We are authorized to issue 500,000,000 shares of stock, of which 15,553,875 shares are issued and outstanding. We are authorized to issue 100,000,000 shares of preferred stock, of which no shares are issued and outstanding.

                              Where You Can Find Us
Our principal executive offices are located at 223 North Main Street, Suite 1,
Pittsburgh, Pennsylvania 15215. Our telephone number is (412)799-0350.

                               About Our Business
We are a development stage company with limited operations and no revenues. We have sustained losses since our inception. We were formed to sell products for the recreation industry that are made from "eliotex," a thin, lightweight material that has buoyancy and thermal resistant characteristics. We are dependent upon our license agreement with RMF Global, Inc., which is owned by our Chief Executive Officer, Joseph Riccelli, which granted us an exclusive sublicense to manufacture and market products developed by RMF Global and to develop our own products containing eliotex.

Over the next twelve months we plan to expand our operations by hiring in-house sales staff, having manufacturer representatives sell our products to retail chain stores, including sporting goods retailers, conducting an online marketing campaign, and further developing our website that offers our products.

The Offering:
This offering is comprised entirely of shares of our stock held by our shareholders. Our shareholders are offering 1,515,075 shares of our stock.

Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the shares by the shareholders. We anticipate offering expenses of approximately $36,992.71.

The shareholders will be required to sell their shares at $2.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Our Financial Summary:
Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should also carefully read all the information in this prospectus, including the Financial Statements and their explanatory notes before making an investment decision.

----------------------------------- -----------------------------------
                                                 Balance Sheet
                                                    as of
                                                April 30, 2003
----------------------------------- -----------------------------------
                                                   Assets
----------------------------------- -----------------------------------
Cash                                              $    71,114
----------------------------------- -----------------------------------
Accounts receivable, net of $0
Allowance                                         $     2,640
----------------------------------- -----------------------------------
Inventory                                         $   196,188
----------------------------------- -----------------------------------
Deposits                                          $    38,500
----------------------------------- -----------------------------------
Due from related party                            $     5,000
----------------------------------- -----------------------------------
Total Current Assets                              $   313,442
----------------------------------- -----------------------------------
Property and Equipment,
Net of $2,366 accumulated
Depreciation                                      $    33,795
----------------------------------- -----------------------------------
Total Assets                                      $   347,237
----------------------------------- -----------------------------------

----------------------------------- -----------------------------------
                                         Liabilities and Stockholders'
                                                   Equity
                                                    as of
                                               April 30, 2003
----------------------------------- -----------------------------------
                                                  Liabilities
----------------------------------- -----------------------------------
Current Liabilities
  Current portion of note payable
  to related party                                $   188,257
----------------------------------- -----------------------------------
Long term portion of note payable
  to related party, net of $557,196
  undiscounted interest                           $   454,547
----------------------------------- -----------------------------------
     Total Liabilities                            $   642,804
----------------------------------- -----------------------------------

                                            Stockholders' Equity
                                            as of April 30, 2003
----------------------------------- -----------------------------------
Stock, .0001 par,
500,000,000 shares authorized,
15,553,875 shares issued and
outstanding                                       $     1,555
----------------------------------- -----------------------------------
Additional paid in capital                        $ 1,577,455
----------------------------------- -----------------------------------
Deficit accumulated
during the development stage                     ($ 1,874,577)
----------------------------------- -----------------------------------
Total Stockholders Deficit                       ($   295,567)
----------------------------------- -----------------------------------
Total liabilities and
Stockholders Deficit                              $   347,237
----------------------------------- -----------------------------------

                                            Statement of Operations
                                          Inception of June 25, 2002
                                           Through April 30, 2003
----------------------------------- -----------------------------------
Revenues                                          $    15,589
----------------------------------- -----------------------------------
Cost of Sales                                     $    10,393
----------------------------------- -----------------------------------
Administrative expenses
----------------------------------- -----------------------------------
   Paid in cash                                   $   273,718
----------------------------------- -----------------------------------
   Paid in stock                                  $ 1,529,030
----------------------------------- -----------------------------------
Depreciation                                      $     2,366
----------------------------------- -----------------------------------
Interest expense                                  $    74,659
----------------------------------- -----------------------------------
Net loss                                         ($ 1,874,577)
----------------------------------- -----------------------------------

Risk Factors
You should carefully consider the risks described below before deciding whether to invest in shares of our stock. Any investment in our stock involves a high degree of risk and you should be prepared to lose your entire investment. If we do not successfully address any of the risks described below, there could be a material adverse effect on our financial condition, operating results and business. As a result of the occurrence of any of these risks, you may lose part or all of your investment. We cannot assure you that we will successfully address these risks.

Our limited operating history and our history of losses makes it difficult for you to evaluate our current and future business and prospects and future financial results.
We are a recently formed development stage company with a limited operating history upon which you may evaluate our business. From our inception to April
30, 2003, we had net losses of $1,874,577. As a result, for the foreseeable future you will be unable to evaluate our current business and future financial performance. Because our costs will increase over the next twelve months, our losses will increase in the foreseeable future. These factors make it difficult for you to evaluate our current and future business and prospects as well as our future financial results.

If we are unable to obtain additional financing, we will be unable to proceed with our plan of operations; even if we obtain additional debt or equity financing, your equity interest in our stock will be diluted.
We currently have insufficient capital to meet $376,200 that we need for our plan of operations. If we are unable to obtain loans from our Chief Executive
Officer, or obtain debt or equity financing when needed on favorable terms, we will be unable to complete our plan of operations and you will lose your entire investment. Even if we are able to obtain financing through a debt or equity offering, such an offering would dilute shareholders' interests when we issue additional shares of our stock or other securities.

If RMF Global, Inc. violates the terms of its agreement with Ko-Myung Kim or we violate our agreement with RMF Global, Inc., we may have no eliotex by which to manufacture our products and we will have to terminate our business, and you will lose your entire investment.
Because the owner/manufacturer of the eliotex material, Mr. Ko-Myung Kim, is located in Korea, it will be difficult for our affiliate/licensor, RMF Global,
Inc., to pursue legal action for breaches of RMF Global's agreement with Mr.
Kim, including any breaches that may cause disruptions, slowdowns, or termination in the importation of eliotex to us. In addition, material breaches of our agreement with our affiliate/licensor, RMF Global, may result in RMF
Global terminating their sublicense agreement with us and not supplying us with eliotex. For instance, under our sublicense agreement with RMF Global, Inc., we are required to pay RMF Global a total of $1,250,000, including payments of
$400,000 in November 2003, November 2004 and November 2005. We are required to make these sublicense payments whether or not we sell any of our products. If we are unable to obtain the eliotex material that we use to make our products, or if there are delays in obtaining the eliotex product, our business, reputation and revenues will be adversely affected or we may be unable to continue making our products or continue our operations, in which case you will lose your entire investment.

Because we have no agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.
We do not own or operate any manufacturing facilities. We do not have agreements with the third party manufacturers of our finished products which are manufactured solely on a per order basis. If we lose the services of our third party manufacturers, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have agreements with these manufacturers, they could refuse to manufacture some or all of our products, reduce the number of products that they manufacture or change the terms and prices under which they normally manufacture our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.
Because our sleeping bag and stadium pillow products are intended for outdoor use, including severe and extreme cold weather conditions, and our floating swimwear product is designed to be used by children and the handicapped in swimming pools and other water environments, we may be subject to liability for any accidents or injury that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt production of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

The use of our products is subject to seasonality fluctuations which may cause fluctuating financial results and a reduction of our revenues during certain periods, which would negatively affect our potential profitability and the value of your investment in our stock.
There is less of a demand for our sleeping bag and stadium pillow products during the warmer months and for our floating swimwear product during the colder months. In addition, demand for all of our products may be negatively affected by particularized weather conditions, such as the lack of cold or snowy weather.
Accordingly, our financial results will fluctuate from quarter to quarter and may be difficult to predict. These fluctuations may cause our revenues to be insufficient to meet our advertising, marketing and other expenses during such periods, which will negatively affect our ability to implement our plan of operations, lead to losses, and decrease the value of your investment.

Because we offer only six products and our competitors have a variety of products, we may not obtain consumer acceptance of our products, which may adversely affect our ability to generate revenues.
We currently distribute and market only six products, while our competitors offer hundreds of different products that we do not offer. We have two sleeping bag models with essentially the same insulation, shell fabric and linings, while other companies, such as North Face, Inc., offer at least 20 models of sleeping bags for mountaineering and backpacking with differing insulations, shell fabrics and linings. Additionally, we have only one floatable swimwear product, while other companies have similar products with many different models and designs. Our windshirts, jackets and ball caps are available in only one style and a limited number of colors. Moreover, although our stadium pillow products have multiple uses, they are not available in different models or differing insulations, shell fabrics or linings. Our competitors offer hundreds of different products that we do not offer. Because our limited product line may not appeal to a variety of consumer preferences, we may be unable to generate consumer interest in our products, which will limit our ability to develop consumer acceptance of our products and adversely affect our potential revenues.

We face trademark protection risks that may negatively affect our brand name reputation, revenues and potential profitability.
Even though we have applied for protection of our idigear name that we use on our products and the service mark "eliotex", the United States Patent and
Trademark Office may never approve of the "idigear" name or the service mark,
"eliotex." We have not applied for protection of the Innovative Designs name and we do not intend to apply for protection of that name. Development of our brand name reputation depends on our ability to develop and protect our idigear and
Innovative Designs names. Our use of the Innovative Designs name, as well as our use of the idigear and eliotex names, may violate the proprietary rights of others which may subject us to damage awards or judgments prohibiting the use of our name. Our failure to apply for trademark protection of Innovative Designs name may cause our competitors to adopt company names, products or service names similar to ours. In addition, if we breach the copyright, trademark, and patent provisions of our agreement with Haas Outdoors, Inc. concerning their copyright, trademark, and patent rights, as summarized on page 24, we will be subject to damages or judgments prohibiting our usage of their designs and products. There is no assurance that any of our rights in any of our intellectual property will be enforceable, even if registered, against any prior users of similar intellectual property. In addition, if we fail to provide adequate proprietary protection, our names, our brand name reputation, revenues, and potential profitability may be negatively affected.

Possible disputes over the United States patent rights to eliotex may negatively affect our affiliate licensor's rights or our ability to produce products containing eliotex, which may negatively affect our ability to conduct or continue our operations, in which case you may lose your entire investment.
The United States Patent and Trademark Office identifies Mr. Elio Davide Cattan as the owner of the United States Patent rights to eliotex. In March 2000, Mr.
Kim, who received the patent rights from Mr. Moon, provided notice to Mr. Cattan that his rights under a license agreement he had with Mr. Kim, as well as the
United States patent rights, were terminated due to Mr. Cattan's breach of that license agreement for failure to make required payments. Despite this notice to
Mr. Cattan, however, according to the United States Patent and Trademark Office,
Mr. Cattan is still the holder of the United States patent rights to eliotex.
Should Mr. Cattan bring legal action against our affiliate, RMF Global, or Mr.
Kim, for violation of any intellectual property rights and should judgments or other court actions be rendered against RMF Global or Mr. Kim, our inability to purchase eliotex or to produce products containing eliotex may negatively affect our ability to conduct or continue our operations, in which case you may lose your entire investment.

We are subject to regulation in the United States and in foreign jurisdictions, which increases our costs of doing business and may lead to delays, fines or restrictions on our business.
The importation of our stadium pillow, ball cap and jacket products from a foreign based manufacturer, PT. Lidya & Natalia located in Sidoarjo, Indonesia, subjects us to a 9% importation duty by the United States Customs Service. The importation of eliotex from Mr. Kim in Korea from his warehousing facility in
Indonesia by our affiliate, RMF Global, subjects RMF Global to a 6.5%
importation duty by the United States Customs Service. Our shipment of raw materials to our manufacturers will subject us to United States Department of
Transportation regulations. Because our sub-manufacturers manufacture our completed products, we and our sub-manufacturers will be subject to the regulations of the United States Department of Labor's Occupational Safety and
Health Administration. United States and foreign regulations may subject us to increased regulation costs, and possibly fines or restrictions on conducting our business.

We have not established the Innovative Designs brand name or the "idigear" label, and eliotex has little, if any, name recognition, which may prevent us from generating revenues and reduce the value of your investment.
Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our Innovative Designs brand name or "idigear" label. In addition, all of our products are made from eliotex which has little name recognition. As a result, consumers may not purchase our products and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

If we lose the services of our Chief Executive Officer, Joseph Riccelli, our
operations may be adversely affected or we may be unable to continue our operations.
The success of our business is dependent upon our Chief Executive Officer,
Joseph Riccelli. Mr. Riccelli is essential to our operations because he:
     o    oversees our daily operations;
     o    initiates and implements all verbal agreements with our
          sub-manufactures for the manufacture of our products;
     o    authorizes and initiates all expenditures associated with the manufacturing process of our products; and
     o    develops and initiates our marketing and advertising materials concerning our raw material eliotex.

Accordingly, you must rely on his management decisions. Although we plan to obtain "key man" life insurance on Mr. Riccelli by approximately April 2004, to date we have not done so. Additionally, we have not entered into any agreement with Mr. Riccelli that would prevent him from leaving our company. There is no assurance that we would be able to hire and retain another Chief Executive
Officer to replace Mr. Riccelli. As a result, the loss of Mr. Riccelli's services would have a materially adverse affect upon our operations, including our being unable to continue our operations.

Our management has significant control over matters requiring a shareholder vote, which will prevent our minority shareholders from influencing our activities.
Our President/Director, Frank Riccelli, and our Chief Executive Officer/Chairman
of the Board, Joseph Riccelli, own approximately 2,050,000 shares and 10,500,000 shares, or 13.18% and 67.51% of our outstanding stock, respectively. As such, Messrs. Frank Riccelli and Joseph Riccelli together own 80.69% of our stock and control the outcome of all matters submitted to a vote by the holders of our stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, Messrs. Frank Riccelli and Joseph Riccelli could delay, deter or prevent a change in our control that might be beneficial to our other stockholders. As a result of our management's control over these corporate matters, our minority shareholders will have little or no influence regarding these matters.

Our operations are subject to possible conflicts of interest which may result in our officers and directors favoring their own business interests over ours, which may have a negative effect on our revenues and potential profitability.
Our officers are related to one another and are involved in other business activities upon which we are dependent and from which they will obtain substantial financial benefits, as follows:
o    Our Chief Executive Officer and Chairman of the Board, Joseph Riccelli, is
     the owner of RMF Global, our sublicensor, upon which our entire business is wholly dependent;
o    Our sublicense agreement with RMF Global requires us to pay a total of $1,250,000 for the grant of a license to sell RMF Global's three products and other products we develop using eliotex, and because Joseph
     Riccelli, our Chief Executive Officer, is the owner of RMF Global, he will personally benefit from our payment of these license payments to RMF
     Global;
o    We lease warehouse space that is owned by our President, Frank Riccelli, at a rate of $2,600 per month;
o    We lease our executive offices from Riccelli Properties, which is solely owned by our Chief Executive Officer, Joseph Riccelli, for which we pay
     $700 per month. RMF Global shares our executive offices rent-free;
     and
o    Our officers, directors and key consultants have the following family relationships: (a) Joseph Riccelli, our Chief Executive Officer/Chairman of
     the Board, is the brother of Frank Riccelli, our President/Director; and
     (b) Joseph A. Riccelli, our Vice President, is the son of our Chief
     Executive Officer, Joseph Riccelli, and the nephew of our
     President/Director, Frank Riccelli.

Our officers/directors may face conflicts in selecting between our business objectives and their own. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and companies they control, may result in conflicts of interest, which may cause such conflicts to be resolved in favor of businesses affiliated with our officers or directors, which would have an adverse affect on our revenues and our potential profitability.

Our management devotes only limited time to our business and may continue to do so in future, which may negatively affect our revenues and potential profitability.
Although our Chief Executive Officer, Joseph Riccelli, spends approximately 40 hours per week to implement our plan of operations, upon completion of our plan of operations from July 2003 to July 2004, if ever, our Chief Executive
Officer will devote only half of this time to our business and the remaining half to our affiliated entity, RMF Global. In addition, our President, Frank
Riccelli, owns a car dealership and now dedicates only approximately 30 hours per week to our business and operations. In addition, our Chief Financial
Officer/ Chief Accounting Officer, Anthony Fonzi, is employed full time elsewhere as a Certified Public Accountant and spends only approximately 20 hours per week as our Chief Financial Officer/ Chief Accounting Officer. David Shondeck
dedicates only approximately 30 hours per week as our Director of Product
Development Research. Messrs. Fonzi, Frank Riccelli, and Shondeck may continue to spend limited time on our business. The limited amount of time management currently devotes to our business activities as well as in the future may be inadequate to implement our plan of operations and develop revenues. As a result, our revenues and potential profitability may be adversely affected.

We may not meet the National Association of Security Dealers exchange listing requirements which may lead to increased investment risk and inability to sell your shares.
If this Registration Statement is approved by the Securities and Exchange
Commission, we plan to apply to have our stock quoted on the OTC Bulletin
Board; however, the National Association of Security Dealers has proposed to the
Securities and Exchange Commission that the OTC Bulletin Board be phased out to be replaced with an exchange. If this occurs, we may not meet the new exchange listing requirements. Should the Bulletin Board Exchange be implemented and we fail to meet the new exchange requirements, you will lose your entire investment.

There is not and there may never be a public market for shares of our common stock, which may make it difficult for investors to sell their shares.
Although we plan to apply to have our stock quoted on the OTC Bulletin
Board, if this Registration Statement is approved by the Securities and Exchange
Commission, there currently is no public market for the shares. Moreover, even if our shares of stock are admitted for quotation on the OTC Bulletin
Board, an active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for the shares of our stock.
Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.

Because our stock is a penny stock for which there is and may never be a market, any investment in our stock is a high-risk investment and is subject to restrictions on marketability; you may be unable to sell your shares.
Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange
Commission. Penny stocks, like shares of our stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and 'accredited investors' must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our stock may find it difficult to sell their shares.

Use of Proceeds
Not Applicable.  We will not receive any proceeds from the sale of the shares being offered by the shareholders.

Determination of Offering Price
The shareholders will be required to sell their shares at a price of $2.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our management has determined the offering price for the shareholders' shares. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our common shares.
                                       10

Dilution
Not Applicable.  We are not offering any shares in this Registration Statement.
All shares are being offered by the shareholders.

Shareholders
The following table sets forth information concerning the shareholders including:
o    the number of shares owned by each shareholder prior to this offering;
o    the total number of shares that are to be offered for each shareholder; and
o    and the total number of shares and the percentage of stock that will be owned by each shareholder upon completion of the offering.

The shareholders named below are offering the securities which we are registering. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the shareholders upon termination of this offering. We believe that the shareholders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the shareholders. None of the shareholders are broker-dealers or affiliates of broker-dealers.
                                                                            Percentage
                                   Beneficial         Amount                   Owned
                                  Relationship     Owned Prior   Amount to  before/after
Name                               with Issuer     to Offering  be Offered    offering
-------------------------------  --------------    -----------  ----------  ------------
Agostino, Dr. Leonard                 n/a                1,000       1,000      <1/0
Auman, Benjamin T.                    n/a                1,250       1,250      <1/0
Balsamico, John G.                    n/a                3,000       3,000      <1/0
Bengel, David S.                      n/a                1,000       1,000      <1/0
Benner, Barbara P.                    n/a                2,500       2,500      <1/0
Berger, Martin S.                     n/a               10,000      10,000      <1/0
Biggs, D. Lisa                        n/a                5,000       5,000      <1/0
Bittner, Donald J.                    n/a                3,000       3,000      <1/0
Bonaroti, John E.                     n/a                1,000       1,000      <1/0
Borg, Leo                             n/a                  500         500      <1/0
Borg, Michael Seth                    n/a                  500         500      <1/0
Brenenborg, Janet                     n/a                  500         500      <1/0
Brenenborg, William                   n/a                  500         500      <1/0
Brodsky, Hillary                      n/a                2,500       2,500      <1/0
Brundnok, Marianne                    n/a                  500         500      <1/0
Bushey, Craig J.                      n/a                2,000       2,000      <1/0
Bushey, Debra L. & Donald J.          n/a                1,000       1,000      <1/0
Campalong, Renee                      n/a                  500         500      <1/0
C. Dillow & Company, Inc.(1)       Consultant          500,000     500,000     3.2/0
Cerniglia, Anthony(2)            Son of Director         2,500         250      <1/<1
Cerniglia, Dominic                  Director            70,500       7,050      <1/<1
Colinear, Joel S.                     n/a                2,500       2,500      <1/0
Cooney, James M.                      n/a                5,000       5,000      <1/0
Costa, Frank J.                       n/a               12,500      12,500      <1/0
Cunningham, Gary M.                   n/a                  500         500      <1/0
Dake, Bonnie L.                       n/a               12,500      12,500      <1/0
Davis, Gary G.                        n/a                2,500       2,500      <1/0
Delestine, George E.                  n/a                5,000       5,000      <1/0

                                       11

Digirolamo, William                   n/a                5,000       5,000      <1/0
Dishington, Lucy                      n/a                  500         500      <1/0
Doperak, Robert M. & Jeanne M.        n/a                  500         500      <1/0
Douglas, Barry                     Consultant            4,000       4,000      <1/0
Elinoff, Howard                       n/a                  500         500      <1/0
Fanelli, Frank J. & Mary              n/a                1,000       1,000      <1/0
Fanto, Mike                           n/a                5,000       5,000      <1/0
Faye, Gary E.                         n/a                1,000       1,000      <1/0
Fijalkovic, Craig M.                  n/a                1,250       1,250      <1/0
Fonzi, Anthony                    Director/CFO          20,000       2,000      <1/<1
Frederick, G. Joseph                  n/a                  500         500      <1/0
Frederick, Kelly D.                   n/a                  500         500      <1/0
Gallagher, Joseph Stephen             n/a                5,000       5,000      <1/0
Gibellino, Gary J.                    n/a                  500         500      <1/0
Gravina, Thomas J.                    n/a                 1000       1,000      <1/0
Griffith, Michelle S.            Consultant/Vice        40,000      40,000      <1/0
                                  President of
                                 Sales/Marketing
Hager, Lisa A.                        n/a                  500         500      <1/0
Hamilton, Lehrer & Dargan, PA(3)    Law Firm           250,000     250,000     1.6/0
Hardy, Joseph A. III                  n/a               10,000      10,000      <1/0
Harvey, Douglas J.                    n/a                  750         750      <1/0
Harvey, James R. & Barbara F.         n/a                1,000       1,000      <1/0
Harvey, Janet Corrinne                n/a                  750         750      <1/0
Harvey, Leslie                        n/a                  500         500      <1/0
Hellman, Leslie M.                    n/a                  500         500      <1/0
Hermanowski, Eugene A.                n/a               18,000      18,000      <1/0
Jerpe, Eric D.                        n/a                6,000       6,000      <1/0
Jeswilkowski, Charles E.              n/a                1,500       1,500      <1/0
Kaplan, Naum M.                       n/a                5,000       5,000      <1/0
Kardos, John M.                       n/a                  500         500      <1/0
Keith, Victoria L.                    n/a                  500         500      <1/0
Kirkwood, John                        n/a                3,000       3,000      <1/0
Kolocouris, Dean                    Director            29,000       2,900      <1/<1
Konetes, Vivi                         n/a                  250         250      <1/0
Korbe, Robert                      Consultant            5,000       5,000      <1/0
Laibe, Rebecca A.                     n/a                5,300       5,300      <1/0
Leone, Peter                          n/a                5,000       5,000      <1/0
Markulin, Jayson T.                   n/a                3,500       3,500      <1/0
Maurizio, William                     n/a               10,000      10,000      <1/0
Maurizio, William Jr.                 n/a                1,000       1,000      <1/0
Mazurek, Edward K.                    n/a               10,000      10,000      <1/0
McDonald, Richard E.                  n/a                1,250       1,250      <1/0
McGuirk, Gary F.                      n/a                5,000       5,000      <1/0
Mehalick, David                    Consultant          150,000     150,000      <1/0
Mellon, Sophie A.                     n/a                7,500       7,500      <1/0
Mengine, Charles                   Consultant            2,500       2,500      <1/0
Miller, Tom                           n/a               10,000      10,000      <1/0
Mills, Glen R.                        n/a                5,000       5,000      <1/0
Monsour, Geoffrey B.(4)         Brother of Director      5,000       1,000      <1/<1
Monsour, Robert D.                  Director            50,000       5,000      <1/<1
Morante, Vincent J. & Anna M.         n/a                2,000       2,000      <1/0
Murphy, Bernadette                    n/a                1,250       1,250      <1/0
Neiman, Esther                        n/a                2,500       2,500      <1/0
Olesko, William R.                    n/a                  750         750      <1/0
Oliastro, Gary W.                     n/a                  500         500      <1/0
Peitz, Francis C.                     n/a               10,000      10,000      <1/0
Picciani, Richard                     n/a                1,000       1,000      <1/0
Pietrzak, Daniel J.                   n/a               12,000      12,000      <1/0
Pishko, John                          n/a                  500         500      <1/0

                                       12

Pope, Donald                          n/a                2,500       2,500      <1/0
Pukach, Jennifer                      n/a                2,000       2,000      <1/0
Pursel Jr., Arthur C.                 n/a                1,000       1,000      <1/0
Quinlisk, Kevin M. & Marcene M.       n/a                1,500       1,500      <1/0
Ray, Mark                             n/a                  500         500      <1/0
Raybuck, William T.                   n/a                3,250       3,250      <1/0
Riccelli, Agatina(5)            Mother of CEO            2,000       2,000      <1/0
                                  /Consultant
Riccelli, Frank               Director, President    2,050,000      50,000    13.2/12.9
Riccelli Trust, Gino M.(6)   Son of CEO/Consultant     750,000      10,000     4.8/ 4.8
Riccelli, Joseph             Chairman of Board/CEO  10,500,000     100,000    67.5/66.9
Riccelli Trust, Joseph A.(7)       Son of CEO/         750,000      10,000     4.8/ 4.8
                                Consultant/Vice
                                  President,
                              Nephew of President
Rice, James B.                        n/a                2,000       2,000      <1/0
Roebuck, Alexandera E.                n/a                  500         500      <1/0
Sambuchino, Kevin                     n/a               15,000      15,000      <1/0
Scampone, Elvira                      n/a                1,000       1,000      <1/0
Scampone, John A.                     n/a                1,625       1,625      <1/0
Schmolke, Carl A.                     n/a                2,500       2,500      <1/0
Sell, Walter H. Jr.                   n/a                1,000       1,000      <1/0
Sheppard, Ronald J.                   n/a                6,800       6,800      <1/0
Shiring, Angela B.                    n/a                  500         500      <1/0
Shondeck, David J.                    n/a                1,000       1,000      <1/0
Shondeck, Judith A.                   n/a                2,000       2,000      <1/0
Shook, H. Michael                     n/a                2,500       2,500      <1/0
Shumaker, Kimberly A.                 n/a                6,000       6,000      <1/0
Simeone, Frank P. & Doreen            n/a                2,000       2,000      <1/0
Singer, Paul M.                       n/a                5,000       5,000      <1/0
Sloboba, Steven R.                    n/a                3,000       3,000      <1/0
Spagnolo, John A.                     n/a                1,500       1,500      <1/0
Taylor, Michael C. & Luci A.          n/a                4,000       4,000      <1/0
Thomas, James T.                      n/a                2,500       2,500      <1/0
Thomas, Todd J.                       n/a                  150         150      <1/0
Tidwell, Donna                        n/a                  500         500      <1/0
Tucker, Mike & Lisa                   n/a                7,500       7,500      <1/0
Van Der Kallen, Justinus Petrus       n/a                1,500       1,500      <1/0
Vidovic, Keith                        n/a                3,000       3,000      <1/0
Virgi, William L.                     n/a                5,000       5,000      <1/0
Vitale, Reno                          n/a                5,000       5,000      <1/0
Walters, George J. & Valerie          n/a                1,000       1,000      <1/0
Wasuchno, John A.                     n/a                  500         500      <1/0
Waters, Chuck                         n/a               10,000      10,000      <1/0
Weiss, Michael                        n/a                  250         250      <1/0
Williams, Carol                       n/a               20,000      20,000      <1/0
Wist, Michael D.                      n/a                  500         500      <1/0
Yarnell, Angela                       n/a                  500         500      <1/0
Yenchik, Carol A.                     n/a                2,500       2,500      <1/0
Zahuranic, Michael R. & Kristy L.     n/a                2,500       2,500      <1/0
                                                    ----------   ---------   ---------
     Total                                          15,553,875   1,515,075     100%
                                                    ==========   =========   =========
--------
(1) C. Dillow & Company, Inc. is owned 100% by Chad Dillow.
(2) Anthony Cerniglia is the son of our Director, Dominic Cerniglia. Anthony
Cerniglia is of majority age and does not live in the same household as his father, Dominic Cerniglia.
(3) The sole shareholder of Hamilton, Lehrer & Dargan, P.A. is Brenda Lee
Hamilton.
                                       13

(4) Mr. Geoffrey B. Monsour is the brother of our Director, Mr. Robert D.
Monsour. Geoffrey B. Monsour is of majority age and does not live in the same household as his brother, Robert D. Monsour.
(5) Agatina Riccelli is the mother of our Chief Executive Officer, Joseph
Riccelli, and of our President, Frank Riccelli. Agatina Riccelli does not live in the same household as her son, Joseph Riccelli, or her son, Frank Riccelli.
(6) Gino M. Riccelli is the son of our Chief Executive Officer, Joseph Riccelli.
Gino M. Riccelli is of majority age and does not live in the same household as his father, Joseph Riccelli. The sole beneficial owner of the Gino M. Riccelli
Trust is that Trust. Joseph Riccelli, our Chief Executive Officer, as the
trustee of this trust, has the sole decision making authority over that trust, including voting powers over the stock held in that trust.
(7) Joseph A. Riccelli, our Vice President, is the son of our Chief
Executive Officer, Joseph Riccelli, and the nephew of our President, Frank
Riccelli. Joseph A. Riccelli is of majority age and does not live in the same household as his father, Joseph Riccelli, or his uncle, Frank Riccelli. The sole beneficial owner of the Joseph A. Riccelli Trust is that Trust. Joseph
Riccelli, our Chief Executive Officer, as the trustee of this trust, has the sole decision making authority over that trust, including voting powers over the stock held in that trust.

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities can only be offered if they are qualified for sale or are exempt from qualification in the states in which the shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

Plan of Distribution
Our shareholders are offering 1,515,075 shares of our stock. Our shareholders are required to sell their shares at a price of $2.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all costs of registering the securities. We will not receive proceeds from the sale of the shares by the shareholders.

The securities offered by this prospectus will be sold by the shareholders or by those to whom such shares are transferred. We will file a post-effective amendment to this Registration Statement to identify transferees to whom the shareholders transfer their securities. We are not aware of any underwriting arrangements that have been entered into by the shareholders. The distribution of the securities by the shareholders may be affected in one or more transactions that may take place in the over the counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

The shareholders and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $2.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Shareholders may use any one or more of the following methods to sell their shares:
o    Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
o    Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block of shares as principal to facilitate the transaction;
o    Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o    An exchange distribution in accordance with the rules of the applicable exchange;
o    Privately negotiated transactions;
o    A combination of any such methods of sale; and
o    Any other method permitted pursuant to applicable law.

Any of the shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, as amended, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf. For instance, an illegal distribution may occur if any of the shareholders were to provide us with cash proceeds from their sales of the securities. If any of the shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

                                       14

We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market. The securities may only be resold if the securities are qualified for sale or are exempt from qualification in the states in which the shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

In addition, the shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The shareholders may pledge all or a portion of their securities as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such shareholders, the pledgee in such loan transaction would have the same rights of sale as the shareholders under this prospectus. The shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. The shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such shareholders under this prospectus.

In addition to the above, each of the shareholders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation
M, which may limit the timing of purchases and sales of any of the securities by the shareholders or any such other person.

There can be no assurances that the shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one (1) or five (5) business days prior to the commencement of such distribution.

The price of the shares in this registration statement has been arbitrarily determined by our management. Should our shares become traded on the OTC
Bulletin Board or the proposed Bulletin Board Exchange, the shares that we are registering will be sold by the holders at prevailing market prices.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the shareholders, we will pay all the fees and expenses incident to the registration of the securities, other than the shareholders' pro rata share of underwriting discounts and commissions, if any, which will to be paid by the shareholders.

Should any substantial change occur regarding the status or other matters concerning the shareholders, we will file a Rule 424(b) prospectus disclosing such matters.

                                       15

Legal Proceedings
We are not aware of any pending or threatened legal proceedings in which we are involved.

Directors, Executive Officers, Promoters, and Control Persons
Directors and Executive Officers
Our executive officers are elected annually by our board of directors. A majority vote of the directors who are in office is required to fill vacancies on the board. Each director shall be elected for the term of one (1) year and until his successor is elected and qualified, or until his earlier resignation or removal. The directors named above will serve until the next annual meeting of our shareholders which is held within sixty (60) days of our fiscal year end, or until a successor is elected and has accepted the position.

None of our directors hold directorships in any Securities and Exchange
Commission reporting companies. Our directors and executive officers are as follows:

Name                 Age   Position                                Term
-----------------------------------------------------------------------------
Frank Riccelli       43    President/Director                     1 year
Joseph Riccelli      52    Chief Executive Officer/Chairman       1 year
Dean P. Kolocouris   31    Director                               1 year
Robert D. Monsour    49    Director                               1 year
Dominic Cerniglia    69    Director                               1 year
Anthony Fonzi        55    Chief Financial Officer/Director       1 year
Joseph A. Riccelli   22    Vice President                      Not Applicable

Family Relationships.
Frank Riccelli, our President and Director, and Joseph Riccelli, our Chief
Executive Officer and Chairman of the Board, are brothers. Joseph A. Riccelli, our Vice President, is the son of our Chief Executive Officer, Joseph Riccelli,
and the nephew of our President, Frank Riccelli.

Frank Riccelli has been our President and a Director since our inception in June
2002. Frank Riccelli dedicates only approximately 30 hours per week to our business and operations. From April 1989 to present, Frank Riccelli has been the owner and president of Exceptional Motor Cars, a car dealership located in
Glenshaw, Pennsylvania. Additionally, since March 1981 to present, Frank
Riccelli has been the owner of Pittsburgh Foreign Domestic, a car dealership located in Glenshaw, Pennsylvania. Frank Riccelli attended the Community College of Allegheny County from 1979 to 1981.

Joseph Riccelli has been our Chief Executive Officer and Chairman of the Board since our inception in June 2002. Joseph Riccelli now spends approximately 40 hours per week to implement our plan of operations; however, upon completion of our plan of operations, if ever, he plans to spend only half time to our operations and the other half of his time to our affiliated entity, RMF Global.
From February 1999 to present, Joseph Riccelli has been the President, Owner and
Chief Executive Officer of RMF Global, our licensor/eliotex distributor located in Pittsburgh, Pennsylvania. From February 1999 to our inception, Mr. Riccelli worked full time at RMF Global; however, since our inception, he has devoted only 10 hours per week to RMF Global's operations. From March 1984 to November
1998, Joseph Riccelli was the owner of Pittsburgh Foreign and Domestic, a sole proprietor car dealership located in Glenshaw, Pennsylvania. Joseph Riccelli attended Point Park College located in Pittsburgh, Pennsylvania from 1971 to
1972.

Dean P. Kolocouris has been one of our Directors since our inception in June
2002. From December 1996 to present, Mr. Kolocouris has been a Loan Officer and
Assistant Vice President at Eastern Savings Bank located in Pittsburgh,
Pennsylvania. In June, 1993, Mr. Kolocouris received a Bachelors Degree in
Finance from Duquesne University located in Pittsburgh, Pennsylvania.

                                       16

Robert D. Monsour has been one of our Directors since our inception in June
2002. From July 1984 to November 1997, Mr. Monsour was the owner and founder of his own law firm, Robert D. Monsour, Esq., P.C., located in Pittsburgh,
Pennsylvania. From November 1997 to present, Mr. Monsour has been the
Administrator of RGM Medical Management, a medical management firm headquartered in Pittsburgh, Pennsylvania. Mr. Monsour received the following degrees from the
University of Pittsburgh located in Pittsburgh, Pennsylvania: (a) Juris Doctor
Degree in May 1983; (b) completed the course of study for a Masters Degree in
International Affairs at the Graduate School of Public & International Affairs
in May 1983, with the exception of a required Masters Thesis; and (c) Bachelor of Arts Degree in Political Science in May 1978.

Dominick Cerniglia has been one of our Directors since our inception in June
2002. Mr. Cerniglia has been a licensed insurance agent in Pennsylvania since
December 1959. From August 1996 to present, Mr. Cerniglia has been the owner and president of D. Cerniglia Insurance, a Pennsylvania licensed insurance firm located in Pittsburgh, Pennsylvania.

Anthony Fonzi has been one of our Directors and our Chief Financial Officer and
Chief Accounting Officer since our inception in June 2002. From our inception to
April 14, 2003, Mr. Fonzi spent approximately 10 hours a week as our Chief
Financial Officer and Chief Accounting Officer. Since April 15, 2003, Mr. Fonzi
has spent approximately 20 hours a week as our Chief Financial Officer and Chief
Accounting Officer. From June 1995 to present, Mr. Fonzi has been a Tax Director at D. Cerniglia and Associates, a Certified Public Accounting firm located in
Monroeville, Pennsylvania. As Tax Director, Mr. Fonzi is responsible for all tax functions on behalf of D. Cerniglia and Associates. In May 1985, Mr. Fonzi
received a Masters Degree in Taxation from Robert Morris College located in
Pittsburgh, Pennsylvania. In May 1970, Mr. Fonzi received a Bachelors Degree in
Accounting from Robert Morris College.

Joseph A. Riccelli, Jr. has been our Vice President since May 15, 2003. From
November of 2002 until May 14, 2003, Mr. Riccelli was our Vice President on a consultant basis. As Vice President, Mr. Joseph A. Riccelli assists our Chief
Executive Officer on a full-time basis by overseeing our daily operations and our distribution center. From June 2002 to October 2002, Joseph A. Riccelli was
our outside consultant to assist in overseeing our daily operations. From June
2001 to June 2002, Mr. Riccelli was the Vice President of RMF Global. Mr.
Riccelli has no other employment experience. Joseph A. Riccelli has been attending the University of Pittsburgh since September 2001 and is majoring in
Business Administration.

We do not currently have any committees of our Board of Directors, including an audit committee. Because we intend to apply for quotation on the OTC Bulletin
Board, but we do not intend on applying for a listing on any national security exchange or other exchange, we will not be required to comply with the audit committee requirements of the federal securities laws.

SIGNIFICANT EMPLOYEES
We have the following additional significant employees:

Michelle Griffith, 35, has been our full-time Vice President of Sales and
Marketing since May 15, 2003. From December of 2002 until May 14, 2003, Ms.
Griffith was our Vice President of Sales and Marketing on a consultant basis.
From October 2002 to November 2002, Ms. Griffith was our Marketing Director on a
consultant basis. From June 1986 to November 2001, Ms. Griffith was a professional ski and racing athlete, and in addition, Ms. Griffith participated in the Equestrian Grand Prix Show Jumping competition on the United States circuit. From 1990 to 2000, Ms. Griffith was a ski instructor certified level 2 racing coach instructing juniors and adults. From June 1989 to September 2002,
Ms. Griffith was self-employed as a sports promotional and marketing agent on behalf of professional athletes and resorts to initiate and contract sporting events and athletic appearances. From September 1986 to December 1989, Ms.
Griffith attended the University of Pittsburgh with a major in Political
Science.

Dave Shondeck, 36, has been our Director of Product Development Research since
April 15, 2003, and spends approximately 30 hours per week regarding this position. From January 2003 until April 14, 2003, Mr. Shondeck was our Director of Product Development Research on a consultant basis. During only June 2002,
Mr. Shondeck was our consultant to assist in formulating our business plan. From
June 2000 to November 2002, Mr. Shondeck was employed as a Marketing and
Financial Consultant by Fonzi and Associates, an accounting and financial services firm located in Pittsburgh, Pennsylvania. From May 1996 to February
2001, Mr. Shondeck was employed as a Sales and Marketing Product Manager with Dt
Technologies, Inc., a manufacturing technology firm located in Pittsburgh,
Pennsylvania. In May 1987, Mr. Shondeck obtained a BSBA Degree in accounting from Duquesne University located in Pittsburgh, Pennsylvania.

                                       17

Legal Proceedings
None of our officers, directors, or persons nominated for such position, significant employees, or promoters have been involved in legal proceedings that would be material to an evaluation of their ability or integrity, including:
o    involvement in any bankruptcy;
o    conviction in a criminal proceeding;
o    being the subject of a pending criminal proceeding;
o    being the subject of any order or judgment, decree permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; and
o    being found by a court of competent jurisdiction (in a civil action), the
     Securities and Exchange Commission or the Commodity Futures Trading
     Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Security Ownership of Certain Beneficial Owners and Management
The following tables set forth the ownership, as of the date of this
Registration Statement, of our stock (a) by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (b) by each of our directors, by all executive officers and our directors as a group.

To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in our control.

Security Ownership of Beneficial Owners:

Title of Class   Name & Address                      Amount     Nature  Percent
--------------   --------------------------------- ----------   ------  -------
Common Stock     Joseph Riccelli                   10,500,000   Direct   67.51
                 Chief Executive Officer/
                 Chairman of the Board of Directors
                 142 Loire Valley Drive
                 Pittsburgh, PA 15209

Common Stock     Frank Riccelli                     2,050,000   Direct   13.18
                 President and Director
                 152 Wedgewood Drive
                 Gibsonia, PA 15044

Common Stock     Gino M. Riccelli Trust               750,000   Direct    4.82
                 221 N. Main Street
                 Apartment 1
                 Pittsburgh, PA 15215

Common Stock     Joseph A. Riccelli Trust             750,000   Direct    4.82
                 Vice President
                 223 N. Main Street
                 Apartment 6
                 Pittsburgh, PA 15215
                                                   ----------           -------
Total                                              14,050,000            90.33
                                                   ==========           =======

                                       18

Security Ownership of Management:

Title of Class   Name & Address                      Amount     Nature  Percent
--------------   --------------------------------- ----------   ------  -------
Common Stock     Joseph Riccelli                   10,500,000   Direct   67.51
                 Chief Executive Officer/
                 Chairman of the Board of Directors
                 142 Loire Valley Drive
                 Pittsburgh, PA 15209

Common Stock     Frank Riccelli                     2,050,000   Direct   13.18
                 President and Director
                 152 Wedgewood Drive
                 Gibsonia, PA 15044

Common Stock     Robert D. Monsour                     50,000   Direct    0.32
                 Director
                 6131 Saltzburg Road
                 Murrysville, PA 15668

Common Stock     Dean P. Kolocouris                    29,000   Direct    0.19
                 Director
                 120 Timberglen Drive
                 Imperial, PA 15126

Common Stock     Dominic Cerniglia                     70,500   Direct    0.45
                 Director
                 100 Oxford Drive
                 Apt. 116
                 Monroeville, PA 15146

Common Stock     Anthony Fonzi                         20,000   Direct    0.13
                 Director/Chief Financial Officer
                 2912 Bryer-Ridge Ct.
                 Export, PA 15632

Common Stock     Joseph A. Riccelli Trust             750,000   Direct    4.82
                 Vice President
                 223 N. Main Street
                 Apartment 6
                 Pittsburgh, PA 15215
                                                   ----------           -------
Total                                              13,469,500            86.60
                                                   ==========           =======

                                       19

Description of Secutities
The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws and is qualified in its entirety.
The Articles of Incorporation and Bylaws have been filed as exhibits to the
Registration Statement of which this prospectus is a part.

Common Stock
General
We are authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share. As of August 7, 2003, there were 15,553,875 shares of our common stock issued and outstanding held by 133 shareholders of record. We are authorized to issue 100,000,000 shares of preferred stock. As of August 7, 2003, there are no preferred shares issued and outstanding.

Voting Rights:
Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent (50%) of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

Dividend Policy:
Holders of stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Miscellaneous Rights and Provisions:
Holders of our common stock have no preemptive rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. All outstanding shares of our stock are, and the stock to be
outstanding upon completion of this offering will be, fully paid and non-assessable.
There are not any provisions in our Articles of Incorporation or Bylaws that would prevent or delay change in our control.

Interest of Named Experts and Counsel
Our Financial Statements for the period ending October 31, 2002 have been included in this prospectus in reliance upon Malone and Bailey, PLLC, Certified
Public Accountants, as experts in accounting and auditing.

Hamilton, Lehrer & Dargan, P.A. has rendered legal services and assisted in the preparation of this Form SB-2 Registration Statement. Members of the firm own
250,000 shares of our stock which are being registered on this registration statement.
                                       20

Disclosure of Commission Position on Indemnification for Securities Liabilities
Our Articles of Incorporation and Bylaws, subject to the provisions of Delaware
Corporation Law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.

Organization Within Last Five Years
Our officers and directors may encounter conflicts of interests between our business objectives and their own interests. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and businesses they control, may result in conflicts of interest which may be resolved in favor of businesses that our officers or directors are affiliated with, which may have an adverse affect on our revenues.

Our officers and directors have the following conflicts of interests:
o    Our Chief Executive Officer and Chairman of the Board, Joseph Riccelli, is
     the owner of RMF Global, our sublicensor, upon which our entire business is wholly dependent;
o    Our sublicense agreement with RMF Global requires us to pay a total of $1,250,000 for the grant of a license to sell RMF Global's three products and other products we develop using eliotex and because Joseph
     Riccelli, our Chief Executive, is the owner of RMF Global, he will personally benefit from our payment of these license payments to RMF
     Global;
o    We lease warehouse space that is owned by our President, Frank Riccelli, at a rate of $2,600 per month;
o    We lease our executive offices from Riccelli Properties, which is solely owned by our Chief Executive Officer, Joseph Riccelli, for which we pay
     $700 per month. RMF Global shares our executive offices rent-free;
o    Our officers, directors and key consultants have the following family relationships: (a) Joseph Riccelli, our Chief Executive Officer/Chairman of
     the Board, is the brother of Frank Riccelli, our President/Director; and
     (b) Joseph A. Riccelli, our Vice President, is the son of our Chief
     Executive Officer, Joseph Riccelli, and the nephew of our
     President/Director, Frank Riccelli.

Agreement between us and RMF Global, Inc.
On November 25, 2002, we entered into an agreement with RMF Global. The agreement provides that:
o    RMF Global grants an exclusive license to us to manufacture and market RMF's three products made from eliotex and grants us a license to develop our own products using eliotex;
o    RMF Global assures us of an adequate and timely supply of eliotex to meet our manufacturing activities;
o    RMF Global will offer eliotex to us at a price equal to the lowest price it charges any other RMF Global customer;
o    RMF Global will transfer all of its rights, title and interest in all promotional materials, advertisements, marketing strategies, and the like for which it has contracted to us, and we will have the unfettered right to use the same in any manner we see fit;
o    We must pay $1,250,000 to RMF Global, as follows: (i) $50,000 down payment which has been paid; and (ii) annual payments of $400,000 due in
     November 2003, 2004, and 2005; and
o    The agreement is for a term of ten years and we shall have the option to renew the agreement for four subsequent terms of ten years each.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent (5%) or more of our stock, or family members of such persons where the amount of the transaction or chain of transactions exceeds $60,000. We are not a subsidiary of any company.

                                       21

Description of Business

Business Development
We are a development stage company with no revenues. We were incorporated in the
State of Delaware on June 25, 2002 to market recreational products that are made from eliotex, a material with buoyancy and thermal resistant properties. Since our formation, we have devoted our efforts to:
o    Formulating and developing our business plan;
o    Raising capital through a private placement of our stock;
o    Developing our marketing plan;
o    Developing our web site;
o    Negotiating and completing our sublicense agreement with RMF Global;
     and
o    Completing the development, design, and prototypes of our products.

RMF Global, Inc. was incorporated on April 1, 1999 in the State of Pennsylvania and is owned and controlled solely by our Chief Executive Officer, Joseph
Riccelli. On March 2, 2003, RMF Global entered into a written license agreement with Ko-Myung Kim for the exclusive distribution rights to eliotex in the United
States, Canada, Mexico, India, the United Kingdom and Turkey. Mr. Kim owns the patent to the process to make the eliotex material. On November 25, 2002, we entered into a written sublicense agreement with RMF Global for the exclusive rights to distribute three products made from eliotex which RMF Global developed and to use eliotex in products that we develop. We currently plan to market six products containing eliotex, three of which were developed by RMF Global All of our products bear our label "idigear".

We have never been the subject of any bankruptcy or receivership action. We have had no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets outside the ordinary course of business.

We have no plans to seek a merger, acquisition or business reorganization or to otherwise enter into a business combination with another entity.

Distribution Rights
The only exclusive distribution rights we have are derived from our November 25,
2002 written sublicense agreement with RMF Global, our affiliated entity, to:
(a) distribute the sleeping bags, Swimeez, and stadium pack products containing eliotex, which RMF Global developed; and b) to use eliotex in additional products that we develop. We have no distribution rights, exclusive or otherwise, to be a distributor of eliotex; however, our affiliated entity, RMF
Global, does have exclusive distribution rights to distribute eliotex in the
United States, Canada, Mexico, Indonesia, the United Kingdom and Turkey, in
accordance with the March 2, 2003 written license agreement with Mr. Kim which is described in more detail on page 22. As such, we purchase eliotex from RMF
Global to be used in the manufacture of our products. Similarly, other companies are free to purchase eliotex from RMF Global, assuming that it is a company within the distribution jurisdiction that RMF covers, which, as mentioned above, is the United States, Canada, Mexico, Indonesia, the United Kingdom, and Turkey.
RMF Global is the supplier/distributor of the raw material "eliotex" and does not now nor has any plans in the future to manufacture finished goods containing
"eliotex."

Principal Products and Services
We offer the following three eliotex products which were developed by RMF
Global:
o    Floating Swimwear Product under our product name "Swimeez". Our swimwear is designed to be a swim aid. The interior lining of our swimwear product is made from eliotex, which enhances floatability. This product comes in a boys and girls design in children's sizes from 5 to 12 years old, and adult sizes of Small, Medium and Large. We offer 7 colors for the girls' Swimeez:
     yellow, green, fuchsia, daisies, floral blue, floral green, and cherries.
     We offer 3 colors for the boys' Swimeez: neon lime, navy, and gray.
o    Sleeping Bag Products. Our sleeping bag products, available in both rectangular and mummy styles, are water resistant, windproof and weigh less than 2 pounds each. The eliotex insulation enables our sleeping bags to have a temperature rating of 15 degrees to 20 degrees Fahrenheit. We offer our sleeping bag product in black and camouflage colors.
o    Stadium Pillow. The use of eliotex in this product provides protection from weather conditions such as rain and cold. By altering the configuration of the folds and zippers, the product can be used as a:
     o    Stadium seat cushion or pillow;
     o    Thermal rain parka with a zip-out hood;
     o    Sleeping Bag;
     o    Flotation Raft; and
     o    Double Comforter.

                                       22

We use eliotex to provide protection from harsh weather conditions in the following products which we developed:
o    Windshirts. Our windshirts are available in only one style and in five colors: grey, navy, red, black, khaki.
o    Jackets. Our jackets are available in only one style and in five colors:
     grey, navy, red, black, khaki.
o    Ball Caps. Our ball caps are available in only one style and one color, navy blue.

Material Agreements

June 11, 1999 Agreement between our affiliate, RMF Global, and Eliotex SRL
On June 11, 1999, our affiliate, RMF Global, entered into an Agreement with
Eliotex SRL, an Italy corporation owned and controlled by Mr. Elio Cattan, a citizen of Italy, whereby Eliotex SRL guaranteed RMF Global an adequate supply of eliotex sufficient to enable RMF Global to ensure an adequate and timely supply of product to its customers in whatever quantities as may be required by
RMF Global. The agreement had an initial term of two years and was automatically renewable if RMF Global placed orders of $1,500,000 during the first year of the agreement. Because RMF Global did not place orders of $1,500,000, the agreement was not automatically renewed and as such, the agreement expired on June 11,
2001.

From January 1999 to January 2001, Eliotex SRL furnished RMF Global with 42 inch width eliotex. At the time, RMF Global was able to use 42 inch width eliotex to make its childrens swimsuit products. RMF Global's primary business at this time was to sell eliotex to other companies in the United States. RMF Global's primary business continues to involve the sale of eliotex to other companies, including us; however, because 42 inch width eliotex did not conform to the standard fabric width in the apparel industry, namely 60 inch fabric, most companies that submitted orders to RMF Global were for 60 inch width eliotex. As such, using 42 inch width eliotex for 60 inch fabric would essentially involve
18 inches of wasted fabric, which would not be a cost effective means of manufacturing apparel. Based on these order requirements, from approximately
January 2000 to August 2002, on various occasions, RMF Global requested that
Eliotex SRL provide it with 60 inch width eliotex; however, on each occasion
Eliotex SRL was unable to do so, and remains unable to do so. Additionally, as a result of not being able to obtain eliotex from Mr. Kim, the holder of the patent as explained on pages 32-33, Eliotex SRL no longer has the ability to provide RMF Global with eliotex. As a result, RMF Global sought other sources of eliotex. From February 2001 and until approximately January of 2002, RMF Global searched for sources of eliotex and eventually located Mr. Kim. RMF entered into a verbal agreement with Mr. Kim in June of 2002.

Agreement between RMF Global and Ko-Myung Kim
From February 2001 and until approximately January of 2002, RMF Global searched for sources of eliotex and eventually located Mr. Kim, a citizen of Korea. RMF
Global entered into a verbal agreement with Mr. Kim in June of 2002. From approximately June 2002 until March 2, 2003, RMF Global, our sublicensor, purchased eliotex on an as needed basis from Mr. Kim, in accordance with a verbal agreement. The same terms of the verbal agreement were set forth in a written agreement on March 2, 2003. On March 2, 2003, RMF Global entered into a written agreement with Mr. Kim, whereby Mr. Kim granted RMF Global the exclusive, unlimited, irrevocable right and license, with the right to grant sublicenses to third parties, to purchase, use, develop, commercialize, market, have marketed, sell and have sold, manufacture and have manufactured products related to or utilizing eliotex whether present or future for all countries in the world other than Korea and Japan. Under the terms of the agreement Mr. Kim agreed to promptly deliver to RMF Global within twenty-eight (28) days of receiving an order from RMF Global, all eliotex ordered by RMF Global. Under the terms of the agreement, RMF Global is required to pay $.60 USD per meter for all eliotex ordered from Mr. Kim and this price remains $.60 USD per meter for a period of ten (10) years from the date the agreement was signed. The agreement further provide that after this ten year period, this price shall be adjusted for subsequent ten (10) year terms at a price increase of no more than twelve percent (12%) per ten (10) year term. The price paid by RMF Global for eliotex shall remain the same for each ten (10) year term. RMF Global shall order eliotex from Mr. Kim from time to time as needed and shall not be required to purchase any minimum amount of eliotex during the term of this agreement, and
RMF Global is not required to make any minimum annual payment to Mr. Kim.
However, should RMF Global place an order, any quantity ordered must be a minimum of 55,000 meters of eliotex. RMF Global is not required to pay to Mr.
Kim any part of any sublicense fee that RMF Global receives from third party sublicensees, RMF Global shall not pay any fees to Mr. Kim. The Agreement shall be in full legal force and effect for an initial term of ten (10) years from the date of its execution. RMF Global shall have the option to renew this Agreement for up to four (4) successive terms of ten (10) years each by giving notice to
Mr. Kim of its intention to so renew not less than ninety (90) days prior to the expiration of the then-current term.

Our Agreement with our Affiliated Entity, RMF Global, Inc.
On November 25, 2002, we entered into an agreement with RMF Global, which is owned and controlled solely by our Chief Executive Officer, Joseph Riccelli.
The terms of this agreement provide that RMF Global: (a) grants us an exclusive sublicense to manufacture and market RMF's three product lines, which are bathing suits, sleeping bags, and stadium pillows; (b) is required to provide us with eliotex to adequately and timely meet our needs; and (c) will sell eliotex to us at a price equal to the lowest price it charges any of its other customers. In addition, the agreement requires that Joseph A. Riccelli, our Vice President, oversee raw material ordering, receiving and warehousing, sub-manufacturing, warehousing, shipping and delivery of our products. The agreement is for a term of ten years and we shall have the option to renew the agreement for four subsequent terms of ten years each.

                                       23

Under the agreement, we must pay RMF Global $1,250,000 for the grant of the sublicense, consisting of a $50,000 down payment which we have already paid and three annual payments of $400,000, payable in November 2003, 2004, and 2005.
Additionally, we must use our best efforts to manufacture our products in accordance with high standards of quality and are required to promptly make full payment to RMF Globalfor all eliotex that we purchase from them.

Our Agreement with C. Dillow & Company, Inc.
On February 12, 2003, we entered into a written agreement with C. Dillow &
Company, Inc. Under the terms of the agreement, we issued C. Dillow & Company,
Inc. 500,000 shares of our stock in exchange for C. Dillow & Company,
Inc.'s services which are to be rendered to us for a six month period after we provide written notification to C. Dillow that services are to commence, as follows:
(a) Assist us in developing, creating and providing factual information and in developing and implementing a strong market awareness for our business operations;
(b) Prepare a comprehensive analytical report that highlights our industry, opportunities, trends and potential;
(c) Develop and create a public relations campaign for our business;
(d) Aid, advise and assist us in establishing a means of securing local and nationwide media interest and coverage; and
(e) Aid, consult, prepare and deliver "due diligence" packages requested by and furnished to registered broker/dealers and/or other institutional and/or fund managers as requested by us.

To date, we have not provided written notification to C. Dillow & Company, Inc.
to commence services on our behalf, and we have no intention of doing so until such time that our stock becomes listed on the OTC Bulletin Board, if ever.

Letter Agreement with Victory Junction Gang Camp
On March 6, 2003, we agreed to enter into a letter agreement with the Victory
Junction Gang Camp located in Randleman, North Carolina, in which we agreed that we would donate to Victory Junction Gang Camp a portion of the proceeds from sales of our sleeping bag products, specifically $1 per sleeping bag sold, to be paid to Victory Junction on a quarterly basis with the first payment due following our third quarter. The agreement runs from April 2003 until the end of
April 2004. Our web site is linked on Victory Junction Gang's web site, which is linked to Nascar and other organizations and sponsors. We are including the
Victory Junction Gang Camp logo on all of our point of sale posters and literature, and have added a link from our website to theirs at
www.victoryjunction.org.

Agreement with Haas Outdoors
On June 16, 2003, we completed an agreement with Haas Outdoors in which Haas
Outdoors granted us a non-exclusive wholesale license in North America to: (a)
manufacture, or sell products or to have manufactured for us, and to sell licensed products of Haas Outdoors; and (b) use the licensed trademark of Haas
Outdoors in association with the marketing and sale of licensed products. The agreement defines licensed products as a product which bears or otherwise includes Haas Outdoors' licensed design and is further retricted to mean only our stadium pillow products. "Licensed design" is defined in the agreement as the camouflage pattern(s) known as the Mossy Oak Break-Up and/or New BreakUp patterns and which is covered by Haas Outdoors' copyrights, including but limited to United States Copyright Registration No. 2,227,642. The agreement defines "licensed trademark" as Haas Outdoors' trademarks Mossy Oak, Break-Up and/or or New BreakUp. The term of the agreement is two years from the effective date of the agreement, May 30, 2003. We paid a one time $250 licensing fee for these rights. We are also required to pay to Haas Outdoors a running royalty, which is included in the price of fabrics purchased from licensed vendors of
Haas Outdoors.

In addition, the agreement provides that we, as the licensee in the agreement are required to: (a) place on the licensed products in a manner proscribed by copyright laws and unless otherwise indicated, a sufficient copyright notice which will include the copyright notice, the year of publication, and an identification of Haas Outdoors as the owner; and (b) in all instances where
Haas Outdoors so desires, we will include on licensed products the authorized trademark associated with the authorized design. We also agreed that nothing in the agreement will confer upon us any proprietary interest in the licensed designs, the licensed trademarks, or any other copyright, trademark and patents rights owned by Haas Outdoors. In addition, we agreed that Haas Outdoors is the owner of the licensed designs and licensed trademarks and that we will not contest the validity or enforceability of the licensed trademarks or Haas
Outdoors copyrights in the licensed designs.

Our Product Markets
Swimeez Product
Our Swimeez product is intended for use by the following groups that are our target markets for these products:
o    Toddlers and children from the ages of 3 to 12 who are learning to swim;
o    Handicapped persons; and
o    Adults learning to swim.

Sleeping Bags
Our sleeping bag products are intended for use by the following groups that are our target markets for these products:
o    Outdoor enthusiasts, such as hikers, climbers, mountain bikers and kayakers;
o    Campers;
o    Boy Scouts and Girl Scouts;
o    Motorcyclists; and
o    Hunters and Fishermen.

Stadium Pillows
Our stadium pillow products are intended for use by the following groups that are our target markets for these products:
o    Colleges;
o    Child/Amateur sport organizations; and
o    Hunting/Fishing enthusiasts.

Windshirts
Our windshirt products are intended for use by the following consumer groups that are our target markets for these products:
o    Golf club pro shops;
o    Golf tournament organizers;
o    Corporate promotional organizations; and
o    Sporting organizations and teams.

                                       24

Jackets
Our jacket products are intended for use by the following consumer groups that are our target markets for these products:
o    Colleges;
o    Sporting teams; and
o    Corporations.

Ball Caps
Our ball cap products are intended for use by the following consumer groups that are our target markets for these products:
o    Golf club pro shops;
o    Golf tournament organizers;
o    Corporate promotional organizations;
o    Sporting organizations and teams;
o    Colleges;
o    Sporting teams; and
o    Corporations.

Distribution
We sell both wholesale and retail products on our website. Our website, which is located at www.idigear.com, is operational at this time and contains information on our products, technical information on eliotex insulation, e-commerce capabilities with "shopping cart", wholesaler information and order forms, company contact information, and links to retailers that carry our products. We have obtained the services of BA Web Productions, our website marketing consultant, which assists us in designing and continually developing our website.
Our website features a "wholesaler only" area, allowing our wholesalers access to information, ordering, and recalls. The web site is hosted by Nidhog Hosting.
The secure payment gateway provider for our online e-commerce is SkipJack
Financial Services.

The following retailers purchase our products at wholesale prices which they plan to sell at their retail prices:
o    Woodlands Outdoor World, a retail store, located in Farmington,
     Pennsylvania, sells our sleeping bag and our windshirt products.
o    Nemacolin Woodlands Resort and Spa's retail store located in Farmington,
     Pennsylvania, sells our windshirt product.
o    Pool Nation located in Pittsburgh, Pennsylvania, B & R Pools located in
     Pittsburgh, Pennsylvania, Knabes Swim Shop located in Monroeville,
     Pennsylvania, and Ross and Sons Pools located in Punxsutawney,
     Pennsylvania, all of which are retail shops, sell our "Swimeez" products
o    The Pittsburgh Shop, a retail store located in Pittsburgh, Pennsylvania, sells our windshirts and hats.

We have no verbal or written agreement with these retailers and we have no intention of entering into any such agreement. These retailers purchase our products from us strictly on a purchase order basis.

Sales Representatives
We have two sales representatives that attempt to sell our products to independent retailers, corporate groups and sporting teams. These sales representatives are hired on a $25,000 annual base salary with a 10% sales commission. As explained immediately below, we also use manufacturer representatives, which are independent sales representatives that sell lines of apparel from different manufacturers to retailers for distribution to consumers.
The difference between sales representatives and manufacturers representatives is that: (a) sales representatives receive a base salary plus commission, while manufacturers representatives are compensated on a commission basis only; and
(b) manufacturer representatives sell lines of apparel from different manufacturers to retailers, while sales representatives typically represent only the manufacturer or retailer they are employed by and do not represent any other manufacturer or retailer lines and are not employed by other manufacturers or retailers.

Manufacturer Representatives
In November 2002, we entered into a verbal agreement with Havel-Giarusso and
Associates, a manufacturer representative located in Big Lake, Minnesota, to be the manufacturer representative of our products.  Established apparel representatives have lists of distributors, retailers and buying groups who they service regularly. We verbally agreed to pay Havel-Giarusso and Associates a 2%
to 10% commission on wholesale product sales to retailers depending upon the size of the order. This agreement may be terminated at will by either party to the agreement. We have no intention of entering into a written agreement with
Havel-Giarusso and Associates. Havel-Giarusso and Associates has the following manufacturer representatives representing our product line to retailers in each of the following locations:
o    Parker, Colorado;
o    Peace Dale, Rhode Island;
o    Nashville, Indiana;
o    Bike Lake, Minnesota;
o    Olathe, Kansas;
o    Minooka, Illinois;
o    Wakeman, Ohio;
o    Tannersville, Pennsylvania;
o    Pittsburgh, Pennsylvania;
o    Detroit Lakes, Minnesota; and
o    Gansevoort, New York.

Each manufacturer representative covers the state in which they are located.

                                       25

We plan to distribute our products to the following:
Sleeping Bag Products
We plan to distribute our sleeping bag products through sporting goods catalogs, sporting shows and trade shows, and retail outlets and chains.

Swimeez Products
We plan to distribute our Swimeez products through sporting goods catalogs, and retail outlets and chains.

Stadium Pillow Products
We plan to distribute our Stadium Pillow products through sporting goods catalogs, sporting shows, retail outlets and chains.

Windshirts, Jackets, Ball Caps
We plan to distribute our windshirts, jackets, and ball caps through various wholesalers and retail outlets and chains.

Marketing
Our planned marketing program will consist of the following:
---------------------------- ---------------------------------------------------
Marketing component          Description
---------------------------- ---------------------------------------------------
Website Development          We plan to contract with marketing consultants to:
and Internet Marketing       (a) increase visitation to our website; (b) link
                             with other established websites; (c) issue press
                             releases to on-line publications; (d) conduct
                             banner advertising; and (e) develop arrangements
                             with online retailers that purchase our products
                             on a wholesale basis.
---------------------------- ---------------------------------------------------
Sales Representatives        We plan to hire 3 sales representatives to: (a)
                             sell our merchandise to retail chain stores; (b)
                             attend and network trade shows to establish
                             industry related contacts; (c) initiate
                             relationships with local and national recreational
                             organizations; and (d) provide support to our
                             manufacturer representatives.
---------------------------- ---------------------------------------------------
Contract with manufacturer   We plan to locate 5 manufacturer representatives
representatives              that will attempt to sell our apparel to retailers.
---------------------------- ---------------------------------------------------
Public relations campaign    We plan to contract with marketing consultants to
                             develop and distribute press releases regarding
                             company status, product innovations, and other
                             notable events and developments.
---------------------------- ---------------------------------------------------
Design and develop           We plan to contract with marketing consultants to
literature, displays and     develop brochures, point-of-sale displays, mailers
media materials              and literature and sales tools for our sales
                             representatives and manufacturer representatives.
---------------------------- ---------------------------------------------------
Establish wholesale          We plan to develop relationships or distribution
relationships with retail    points for our products with retail chain outlets
chain outlets and mass       and mass merchandisers.
merchandisers to sell
our products
---------------------------- ---------------------------------------------------
Develop trade show booth     We plan to contract with marketing consultants to
and attend trade shows       design and develop a portable display booth and
                             product materials to be used in sporting goods and
                             outdoor apparel trade shows.
---------------------------- ---------------------------------------------------

Our method, time period, and cost for accomplishing these marketing plans is detailed in our Plan of Operations Section at pages 35-42.

                                       26

Delivery of Products
We plan to ship our wholesale product orders in packages consisting of 6 products per package of the same style, size, and color. We plan to ship wholesale product orders by United Parcel Service or trucking companies. Retail orders from our website will be shipped United Parcel Service Ground or Federal
Express overnight. The costs of shipping our finished goods is paid by our customers. We have not instituted any formal arrangements or agreements with
United Parcel Service, Federal Express or trucking companies, and we do not intend to do so.

Labels and our Labeling
Our "idigear" label is sewn on all of our products. Haas Outdoors, Inc.'s Mossy
Oak and New Break Up hang tags are attached only to our "Mossy Oak pattern"
stadium pillow products.

Sources and Availability of Raw Materials
eliotex will be used in all our finished goods and will be purchased from our affiliate/licensor, RMF Global.

Raw Materials to be Provided for our Floating Swimwear Products:
o    eliotex
     eliotex will be used to create the buoyant quality of our floating swimwear product.

o    Lycra
     We will purchase Lycra from Yasha Fabrics which is located in Los Angeles,
     California. Lycra is an elastic polyurethane fiber or fabric used especially for close-fitting sports clothing and will be used for the outer shell and inside lining of our floating swimwear product.

o    Zippers
     We will purchase zippers from Barbie International Corporation which is located in New York, New York.

The delivery time involved for these raw materials from the date of order to date of delivery is less than two weeks.

Raw Materials to be provided for our Sleeping Bags and Stadium Pillow Products:
o    eliotex
     eliotex will be used in our sleeping bags, Swimeez and stadium pillow products as insulation and to provide buoyancy to these products.

o    Rip Stop Nylon
     We will purchase Rip Stop Nylon from Roberts Textile Company located in New
     York, New York. Rip Stop Nylon is a manufactured fiber that is strong and is resistant to both abrasion and damage from many chemicals. Rip Stop
     Nylon fabric is non-absorbent, durable, fast drying, resistant to moths and other insects, water, perspiration and standard dry cleaning agents. The
     Rip Stop Nylon fabric also contains an added nylon cross weave to prevent tearing of the material. Rip Stop Nylon is commonly used in women's hosiery, knitted or woven lingerie, socks and sweaters, rugs and carpets, sleeping bags, duffle bags, racquet strings, and fishing lines. Rip Stop
     Nylon is used in our sleeping bags and stadium pillow products as the exterior shell.

o    Nylon polyester tricot
     We will purchase nylon tricot from Roberts Textile Company or Fab
     Industries, both of which are located in New York, New York. Nylon tricot is made from very fine or single yarns, providing a suede-like texture.
     Nylon tricot is typically used for underwear, sportswear, bathing suits and gloves. Nylon tricot is used in our sleeping bags as the inside lining.

                                       27

o    Compression sacks
     We will purchase compression sacks form Equinox located in Williamsport,
     Pennsylvania. Compression sacks are small Rip Stop Nylon bags, approximately 12 inches by 8 inches. They are separate from our sleeping bag and are used to compress our sleeping bag when not in use. Rip Stop
     Nylon is the sole component of the compression sacks.

o    Mossy Oak Break and New Break-Up Camouflage Patterns
     We will purchase Mossy Oak Break and New Break Up camouflage patterns from
     Haas Outdoors, Inc. for the outside portion of our stadium pillow products.

Raw Materials to be provided for our Jackets, Windshirts, and Ball Caps
o    eliotex
     eliotex will be used to provide insulation in our jackets, windshirts, and ball caps.
o    Polyester peached microfiber
     We will purchase polyester peached microfiber which is a type of grade microfiber from Roberts Textile Company located in New York, New York. It is durable and water repellent treated for our jackets, windshirts, and ball caps.
o    Rib knit
     We will purchase rib knit for our jackets, windshirts and ball caps from
     Green Mountain located in Knitter, Vermont. Rib knit is a mix of cotton and Lycra and is elastic and is used for the trip around the collars, waistbands and cuffs.

The delivery time involved for our raw materials from the date of order to the date of delivery is less than one week for all stocked materials. Non-stocked materials or special orders may take up to two weeks for delivery.

The only "raw product" we store on a continual basis is "eliotex" which we store in our warehouse. Our warehouse space is sufficient for our storage of eliotex.
For the other raw materials that are below 1000 piece goods, we have the materials shipped directly to the sub-manufacturer. For production runs in excess of 1000 piece goods, we arrange for the raw materials to be shipped to our warehouse facility, which is sufficient for that use; thereafter, we distribute to the sub-manufacturer the quantity needed for each production run and we store the remaining quantity. Payment typically will be due on an average of 30 to 60 days after receipt of the raw materials by our sub-manufacturer or our warehouse facility. Our Indonesia based manufacturer, PT. Lidya & Natalia, has sole discretion in the sourcing and ordering of raw materials for their production runs, the costs of which we reimburse them.

Manufacturing
Swimeez Products
Our completed Swimeez swim suit products are sub-manufactured by R & M Apparel located in Gallitzen, Pennsylvania.

Sleeping Bag Products
Our completed sleeping bag products are sub-manufactured by Equinox located in
Williamsport, Pennsylvania.

Stadium Pillow, Ballcap, and Jacket Products
Our completed Stadium Pillow, ballcap, and jacket products are sub-manufactured by PT. Lidya & Natalia located in Sidoarjo, Indonesia. Because the predominant function of the Stadium Pillows is a sleeping bag, they are imported as sleeping bags. Indonesia does not impose quotas that limit the time period or quantity of items which can be imported. The United States Customs Service imposes a 9%
importation duty for Indonesia based goods imported into the United States.

Windshirts
Our completed windshirt products are sub-manufactured by CMT Contractors located in Butler, Pennsylvania.

                                       28

We have no verbal or written agreements or long term agreements with any of our sub-manufacturers, and we do not plan to obtain such agreements. Our sub-manufacturers manufacture our products on a per order basis.

Purchase Orders
We have submitted the following purchase orders to our manufacturers to effect manufacturing of our products:
        o  August 30, 2002 - We submitted a purchase order to PT Lidya & Natalia to manufacture 6,000 of our stadium pillows;
        o  January 12, 2003 - We submitted a purchase order to PT Lidya &
           Natalia to manufacture 5,000 compression sacks for our sleeping bags, and 1550 jackets;
        o  March 21, 2003 - We submitted a purchase order to R & M Apparel to manufacture 648 of our windshirts.

Fulfillment Process
The fulfillment process involved in completing wholesale orders for non stocked swimsuit, sleeping bag, windshirt, jacket, and ball cap products is described below:
------- ------------------------------------------------------------------------
  Day   Action
------- ------------------------------------------------------------------------
   1    o  We receive a purchase order for a certain number of items from a wholesale purchaser by hand delivery, fax, courier, or mail, with an authorized signature of the purchaser.  We do not accept telephone orders.
        o  We contact a raw material supplier to send a certain number of yards of raw materials to our sub-manufacturers. Raw materials are ordered according to need.
        o  We contact our sub-manufacturers with the details of the order, including the number of units to be produced according to design or model, size, or color.
        o  We complete and forward a purchase order to the manufacturer. The manufacturer approves or disapproves a purchase order.
        o  If the purchase order is approved, the manufacturer responds with a final cost, production schedule and date the goods will be delivered to us.
------- ------------------------------------------------------------------------
   10   o  Our sub-manufacturers ship finished goods to us.
------- ------------------------------------------------------------------------
   14   o  We receive finished goods, and facilitate turn-around for shipment to the sporting goods store. Goods received in distribution center where they are packaged in Master Packs, hang tags attached, and
           UPC/UCC codes labels applied to items for distribution to retailer.
------- ------------------------------------------------------------------------
The basis for the above time estimates has been derived from RMF Global's prior experience with these sub-manufacturers.

The fulfillment process involved in completing wholesale orders for our Stadium
Pillow products is described below:
------- ------------------------------------------------------------------------
  Day   Action
------- ------------------------------------------------------------------------
   1    o  We receive an order for a certain number of items from a wholesale purchase by hand delivery, fax, courier, or mail with an authorized signature of the purchaser.
        o  We contact our sub-manufacturers with the details of the order, including the number of units to be produced according to color combinations.  The sub-manufacturers then procure the raw materials.
------- ------------------------------------------------------------------------
   7    o  Our sub-manufacturers receive raw materials from suppliers and begin production.
------- ------------------------------------------------------------------------
25 - 30 o  Within 25-30 days, our sub-manufacturers ship finished goods to us, pending no international freight or shipping issues.
------- ------------------------------------------------------------------------
56 - 61 o  We receive finished goods, and facilitate shipment to the buyer.
------- ------------------------------------------------------------------------
The basis for the above time estimates has been derived from RMF Global's prior experience with these sub-manufacturers.

                                       29

Inventory
Any inventory we maintain will be stored at our warehousing facility. Our warehouse facility has the capacity to hold 250,000 finished products in inventory and raw materials or eliotex. The amount of raw materials or eliotex we store at our warehousing facility is dependent upon the size of production runs at any one time and cannot be estimated with any certainty.

Competitive Business Conditions and Our Place in the Market
The markets for our products are increasingly competitive. Our competitors have substantially longer operating histories, greater name recognition, larger customer bases and greater financial and technical resources than us. Because we are financially and operationally smaller than our competitors, we will encounter difficulties in capturing market share. Our competitors are able to conduct extensive marketing campaigns and create more attractive pricing of their target markets than we are. In addition, we do not have an established brand name or reputation while our competitors have significantly greater brand recognition, customer bases, operating histories, and financial and other resources.

Some of our biggest competitors in the floating swimwear market are:
o    www.floatingswimwear.com;
o    www.maui.net/-welck; and
o    www.hotshop.at/enlisch/swimc.
o    Welck-em Floats located in Lahaina, Hawaii;
o    Aqua Leisure Industries located in Avon, Massachusetts; and
o    Swim Coach websites located in the United Kingdom.

Some of our biggest competitors in the sleeping bag market are:
o    North Face located in San Leandro, California or www.thenorthface.com;
o    Slumberjack located in Saint Louis, Missouri or www.slumberjack.com;
o    Sierra Designs located in Emeryville, California;
o    Kelly Pack, Inc. located in Boulder, Colorado; and
o    Marmot Mountain, Ltd. located in Santa Rosa, California.

Some of our biggest competitors in our stadium pillow market are:
o    North Face located in San Leandro, California or www.thenorthface.com;
o    Slumberjack located in Saint Louis, Missouri or www.slumberjack.com;
o    Sierra Designs located in Emeryville, California;
o    Kelly Pack, Inc. located in Boulder, Colorado; and
o    Marmot Mountain, Ltd. located in Santa Rosa, California.

Some of our biggest competitors in our windshirts market are:
o    www.zerorestriction.com;
o    www.innerharborshirts.com; and
o    www.cutterbuckapparel.com.

Some of our biggest competitors in our jacket and ball cap markets are:
o    www.zerorestriction.com;
o    cutterbuckapparel.com; and
o    North Face located in San Leandro, California or www.thenorthface.com.

Our Plan to Compete
We plan to compete in the following ways:

A. Emphasize the Advantages of our Products
Sleeping Bag Products
We plan to emphasize the following characteristics of our sleeping bag products:
o    inherent buoyancy of eliotex;
o    low weight;
o    compactness;
o    water repellency;
o    thermal insulation properties which makes a thinner, more compact, and warmer sleeping bag than some of our competitors; and
o    having these multiple advantages.
                                       30

Swimeez Products
We plan to emphasize the following characteristics of our swimeez swimsuit product:
o    inherent buoyancy of eliotex which is sewn into our swimsuit and results in a less obtrusive swimming experience while still retaining buoyancy in comparison to some of our competitors; and
o    low weight.

Stadium Pillow Products
We plan to emphasize the following advantages of our Stadium Pillow product:
o    Our Stadium Pillow product has multiple uses by acting as a stadium seat cushion or pillow, thermal rain parka, sleeping bag, flotation raft and double comforter; and
o    Our Stadium Pillow product has the advantages of low weight, compactness, water repellency, and thermal insulation properties.

Windshirts, Ball Caps and Jackets
We plan to emphasize the following advantages of our windshirt, ball caps and jacket products:
o    low weight;
o    compactness;
o    water repellency;
o    thermal insulation properties which makes a thinner, more compact product than some of our competitors; and
o    having these multiple advantages.

The basis for our above product claims is derived from the Vartest Lab Results, a fiber/yarn, fabric and apparel testing firm, located in New York, New York that RMF Global retained and paid $5,275 to conduct testing of the eliotex material. The March 1999 Vartest Lab Results appear below under our "Research and Development" Section.

B. Utilize our web site to promote, market, and sell our products to consumers.

C. Utilize professional sales representatives and manufacturer representatives to sell our products to established retailers, especially sporting goods retailers.

D. Utilize sporting goods tradeshows to promote and market our products to potential distributors and consumers. To date, we have only attended one trade show, the Shot Show, a sporting/hunting/outdoor apparel show which occurred from
February 13, 2003 to February 16, 2003 in Orlando, Florida.

E. Utilize product endorsements from professional athletes and sports figures to bolster awareness and image of our products. To date, we have neither negotiated nor obtained such endorsements. We have not established any criteria for obtaining such endorsements.

Disadvantages
Our products have the following disadvantages in comparison to the products of our competitors:

o    Lack of a broad range of product designs or styles; lack of product line depth.
     Our competitors have many more products than we do that are available in various inner and outer materials, insulations, as well as designs, styles, and colors. In contrast, we only have 6 products, with limited designs, styles, and colors. We have only two sleeping bag models with essentially the same insulation, shell fabric and linings and in only two colors, while other companies such as North Face, Inc. offer at least 20 models of sleeping bags for mountaineering and backpacking with differing insulations, shell fabrics and linings. Additionally, we have only one floatable swimwear product, while other companies have similar products with many different models and designs. Our windshirts, jackets and ball caps are available in only one style and a limited number of colors. Moreover, although our stadium pillow products have multiple uses, they are not available in different models or differing insulations, shell fabrics or linings. Because our competitors offer hundreds of different products that we do not offer, our limited product line may not appeal to a variety of consumer preferences.
                                       31

o    Preference for less insulated sleeping bag.
     Because our sleeping bags are developed for use in cold conditions, outdoor enthusiasts in warmer climates may prefer a less insulated sleeping bag offered by our competitors.

o    Lack of brand name recognition or of the properties of eliotex and its advantages.
     We, as well as our products, have little brand name recognition compared to our competitors. Our Stadium Pillow products, as new products, will especially encounter difficulties in establishing product recognition.
     Also, although our products have insulation properties, the material "down"
     has a widespread and established reputation as being the superior insulation in the market, while the properties and advantages of eliotex has little public recognition.

There can be no assurance that we will be able to compete in the sale of our products, which could have a negative impact upon our business.

Customer Dependency
We currently have two retailers from which we have purchase orders: Nemacolin
Woodlands Resort and Spa and Woodlands Outdoor Spa. We do not expect our business to be dependent on one or a few customers or retailers; however, there is no assurance that we will not become so dependent.

Intellectual Property
idigear
On March 4, 2003, we applied for trademark protection for our name "idigear"
with the United States Patent and Trademark Office. We have not received approval or any disposition regarding this trademark application and there is no assurance that we will ever receive trademark approval for our idigear name.

eliotex
On March 7, 2003, our affiliated entity, RMF Global, applied for registration of the mark "eliotex" with the United States Patent and Trademark Office. RMF
Global has not received approval or any disposition regarding this service mark application and there is no assurance that RMF Global will ever receive service mark approval for the "eliotex" name.

We have not applied for trademark protection for our name, "Innovative Designs,
Inc." with the United States Patent and Trademark Office. There can be no
assurance that our use of the name Innovative Designs, Inc. or idigear will not violate the proprietary rights of others. If our use of the Innovative Designs,
Inc. or idigear name is challenged, our use of the name could be prohibited. Our competitors may adopt product or service names similar to ours, which would impede our ability to build brand identity and otherwise negatively affect our brand name reputation. Should we be unable to protect our trade names, our business, results of operations, and financial condition will be negatively affected.

United States Patent
On July 4, 2000, the United States Patent and Trademark Office granted a United
States Patent, Patent Number 6,083,999, titled "Process for the Preparation of a
Super Lightweight Foamed Sheet". The inventor of the patent is identified in the
Patent as Hung Seob Moon of the Republic of Korea and the assignee of the patent is identified as Elio Davide Cattan.

The patent states that it is the "object of the present invention to eliminate the above mentioned drawbacks [bulkiness and being cumbersome in practical use]
by providing a foamed expanded super lightweight sheet having superior buoyancy and cold and heat resistance properties...Another object of the present invention is to provide a thin and super lightweight lining for garments and sports articles and other related equipment which are cumbersome and bulky, while yet combining both buoyancy and thermal resistance properties."

                                       32

We do not have the actual patent described above; rather, we have been granted a sublicense by RMF Global for the exclusive marketing and distribution rights for use of eliotex in sleeping bags, swimsuits, and stadium pillows and the rights to purchase eliotex for the manufacture of other apparel and accessory items containing eliotex. As explained immediately below, the inventor of eliotex and patent recipient, Mr. Moon, assigned the patent to Mr. Kim. RMF Global obtained its license rights from Mr. Kim.

Background of Assignment to Elio Davide Cattan
The original patent, Patent Number, 35988-1997, was issued in Korea to Hung Seob
Moon. On or about July 31, 1997, Mr. Moon assigned his right, title and interest in the invention and patent to Ko Wyong Kim, a resident of Korea. Mr. Moon reserved his patent rights in Korea and Japan. On December 6, 1997, Mr. Kim and
Mr. Elio Davide Cattan entered into a license agreement which grants to Eliotex
SRL, an Italy corporation under Mr. Cattan's control, those patent rights granted to Mr. Kim by Mr. Moon. On June 1, 1998, Mr. Moon executed an assignment of his right, title and interest in the patent and invention regarding such usage in the United States to Mr. Cattan. The purpose of this assignment was to facilitate the license agreement between Mr. Kim and Mr. Cattan. This agreement provides that in the event of any breach of the agreement, the party not in default may terminate the agreement by providing written notice, and if the party in default fails to remedy the breach within 30 days, the written notice becomes effective. In connection with this provision of the agreement, Shin &
Kim, a Seoul, Korea based law firm representing Mr. Kim, wrote a letter to Mr.
Cattan on March 11, 2000, informing Mr. Cattan that: (a) Eliotex SRL was in breach of its various payment obligations under the license agreement, and continued to be in such breach, despite numerous reminders for payment of outstanding amounts; (b) upon termination of the license agreement, all rights of eliotex under the license agreement, including patent rights, would immediately cease.

Despite Mr. Kim's claim that Mr. Cattan no longer has any United States patent rights, Mr. Cattan is still, according to the United States Patent and Trademark
Office, the rightful holder of the United States patent rights to eliotex.
Should Mr. Cattan bring legal action against our affiliate, RMF Global, or Mr.
Kim for violation of any intellectual property rights and should judgments or other court actions be rendered against RMF Global or Mr. Kim, our ability to purchase eliotex and to produce products containing eliotex may negatively affect our ability to conduct or continue our operations, in which case you may lose your entire investment.

Future Production Costs
Because we use our sub-manufacturing services, we will not have any future production costs.

Future Equipment Costs
Because we plan to use sub-manufacturers for our products, we will not require any equipment for manufacturing and we do expect to incur any material costs affiliated with purchase of plant and significant equipment. We do not currently have any plant or significant equipment to sell.

Research and Development
We have spent no funds on research and development of our products. In March of
1999, our affiliate, RMF Global, hired and paid $5,275 to Vartest
Laboratories, Inc. to perform testing of the eliotex material. Other than the testing performed by Vartest Laboratories, Inc, RMF Global has spent no funds on research and development.
                                       33

The Vartest Laboratories test results establish the buoyancy and insulation qualities of eliotex. The results are as follows:
------------------------------ -------------------------------------------
         Issue                                Test Result
------------------------------ -------------------------------------------
Fabric weight                  0.042 oz./sq yd                   Low
------------------------------ -------------------------------------------
Fabric Thickness               0.021 inches                      Thin
------------------------------ -------------------------------------------
Thermal Retention              Clo value: 2.0                    Good
------------------------------ -------------------------------------------
Air permeability (protection   0.01 cubic feet of air/min/ft2    Low
from wind)                     of material                      (Good)
------------------------------ -------------------------------------------
Moisture permeability          5 grams/sq. meter/24 hrs          Low
(protection from water)                                         (Good)
------------------------------ -------------------------------------------

Governmental Approval Requirements
Although we are not aware of the need for any government approval of our principal products, we may be subject to such approvals in the future.

Effect of Existing Governmental Regulations
United States and foreign regulations may subject us to increased regulation costs, and possibly fines or restrictions on conducting our business. We are subject, directly or indirectly, to governmental regulations pertaining to the following government agencies:

Department of Transportation
Our shipment of raw materials to our manufacturers will subject us to United
States Department of Transportation regulations.

Federal Trade Commission
The product suppliers and manufacturers of our products, to the extent that they are involved in the manufacturing, processing, formulating, packaging, labeling and advertising of the products, may be subject to regulations by the Federal
Trade Commission which may bring injunctive action to terminate the sale of such products, impose civil penalties, criminal prosecutions, product seizures, and voluntary recalls. Should we or our suppliers become subject to any such orders or actions, our brand name reputation and that of our suppliers and products will be adversely affected and our business would be negatively affected.

United States Customs Service
We are required to pay a 9% importation duty to the United States Customs
Service on all finished goods, based upon our completed Stadium Pillow, ballcap, and jacket products, all containing "eliotex", which are sub-manufactured by a foreign based manufacturer, PT. Lidya & Natalia located in Sidoarjo, Indonesia, and then imported into the United States. Because we purchase the eliotex from our affiliated entity, RMF Global, we are not required to pay an importation duty to the United States Customs Service on "eliotex"; however, our affiliate,
RMF Global, is required to pay a 6.5% importation duty to the United States
Customs Service for the importation of eliotex, regarding its importation of eliotex from South Korea or Indonesia from Mr. Kim, in accordance with RMF
Global's agreement with Mr. Kim. RMF Global imports eliotex from South Korea because this is the location of his manufacturing facilities for eliotex. RMF
Global imports eliotex from Indonesia because Mr. Kim has additional warehousing facilities to store eliotex in Indonesia

United States Department of Labor's Occupational Safety and Health
Administration
Because our sub-manufacturers manufacture our completed products, we and our sub-manufacturers will be subject to the regulations of the United States
Department of Labor's Occupational Safety and Health Administration.

                                       34

We are not aware of any governmental regulations that will affect the Internet aspects of our business. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet covering user privacy, pricing, and characteristics and quality of products and services.
Furthermore, the growth and development of Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse affect on our business, results of operations, and financial condition.

Moreover, the interpretation of sales tax, libel, and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse affect on our business, results of operations and financial condition.

Compliance with Environmental Laws
We currently have no costs associated with compliance with environmental regulations. Because we do not manufacture our products, but rather they are manufactured by our sub-manufacturers, we do not anticipate any costs associated with environmental compliance. Moreover, the delivery and distribution of our products will not involve substantial discharge of environmental pollutants.
However, there can be no assurance that we will not incur such costs in the future.

Revenue Sources
We estimate that all of our revenues will be from the sale of our products. We will sell our products at prices above our original cost to produce our products. Prices for some of our products will be lower than similar products of our competitors, while others will be higher. We expect our product prices to be lower than network marketing companies, but higher compared with retail establishments that directly manufacture their own products.

Pricing
Products that are sold directly by our website will be priced according to our
Manufacturer Suggested Retail Prices. Our wholesale clients will purchase our products at our wholesale prices. We recommend that our retailer clients sell our products at the Manufacturer Suggested Retail Prices that we provide to them which are the same prices for products on our website; however, they are not required to do so and may price our products for retail sale at their discretion.

Employees
We currently have a total of 6 employees, 3 of which are full time employees and 3 of which are part time employees. Our full time employees are:
o   Joseph Riccelli, our Chief Executive Officer
o   Michelle Griffith, our Vice President of Sales and Marketing; and
o   Joseph A. Riccelli, our Vice President.

We have the following part-time employees:
o   Frank Riccelli, our President;
o   Anthony Fonzi, our Chief Financial Officer/Chief Accounting Officer; and
o   David Shondeck, our Director of Product Development Research.

We have no collective bargaining or employment agreements.

                                       35

Reports and Other Information to Shareholders
We are not now subject to the information and reporting requirements of the
Securities Exchange Act of 1934. We have filed this Form SB-2 Registration
Statement with the Securities and Exchange Commission. If the Securities and
Exchange Commission declares this Registration Statement effective, we will become subject to the information and reporting requirements of the Securities
Exchange Act of 1934 and we will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. Until this
Registration Statement is declared effective, if ever, we are not required nor do we have plans to voluntarily deliver an annual report to our shareholders.
The following documents may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 450 Fifth
Street, N.W., Washington, D.C. 20549: (a) this Registration Statement and exhibits thereto; and (b) periodic reports, and other information, should we become subject to the information and reporting requirements of the Securities
Exchange Act of 1934. The public may obtain information on the operation of the
Public Reference Room by calling the SEC at 1-800-SEC-0330. The Registration
Statement and other information filed with the SEC are also available at the website maintained by the SEC at http://www.sec.gov.

Plan of Operations
The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may,"
"should," or "anticipates," or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.
Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this prospectus.

We had offering costs of $36,992.71 which consist of legal services, edgarizing, and accounting fees which were paid from our operating account.

We cannot continue to satisfy our current cash requirements for a period of twelve (12) months through our existing capital. We anticipate total estimated capital expenditures of approximately $31,350 per month or an aggregate of
$376,200 over the next twelve (12) months, in the following areas:
o    Hire approximately 2 additional consultants and 2 employees;
o    Update and develop our web site and develop our online marketing campaign;
o    Contract with manufacturer representatives to sell our products;
o    Design and develop literature, displays, and media and advertising materials;
o    Develop and maintain public relations campaigns;
o    Develop trade show booths;
o    Attend trade shows;
o    Develop and initiate online marketing campaign;
o    Establish relationships with retail chain outlets and mass merchandisers;
     and
o    Warehouse lease payment.

Our current cash of $35,203 as of June 30, 2003 will satisfy our cash requirements for only approximately two months.

                                       36

Accordingly, we will be unable to fund our expenses for our entire one year plan of operations through our existing assets or cash. Our Chief Executive Officer and President have each verbally agreed to loan us up to $400,000 for our operational needs which will be sufficient to meet our Plan of Operations or
Alternative Plans of Operation. We may still need additional financing through traditional bank financing or a debt or equity offering; however, because we are a development stage company with no operating history and a poor financial condition, we may be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement our plan of operations. In addition, if we only have nominal funds by which to conduct our operations, we may have to curtail advertising or be unable to conduct any advertising, both of which will negatively impact development of our brand name and reputation. In the event that we do not receive financing, our financing is inadequate, or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:
o    Sell or dispose of our assets, if any;
o    Pay our liabilities in order of priority, if we have available cash to pay such liabilities;
o    If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;
o    File a Certificate of Dissolution with the State of Delaware to dissolve our corporation and close our business;
o    Make the appropriate filings with the Securities and Exchange Commission so that we will no longer be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time; and
o    Make the appropriate filings with the National Association of Security
     Dealers to affect a delisting of our stock, if, in fact, our stock is trading on the OTC Bulletin Board at that time.

Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders.

If we have any liabilities that we, or our President and/or Chief Executive
Officer on our behalf, are unable to satisfy and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under
Chapter 11 or liquidation under Chapter 7. Our creditors may also file a Chapter
7 or Chapter 11 bankruptcy action against us. If our creditors or we file for
Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

We do not know and cannot determine which, if any, of these actions we will be forced to take. If any of these foregoing events occur, you could lose your entire investment in our shares.

Our Plan of Operations to Date
We have accomplished the following in our plan of operations from our inception of June 2002 to date:

Raised Capital
From June 2002 to January 21, 2003, we raised $668,125 for our operations through the sale of our stock.

                                       37

Reviewing Professional Marketing Organizations
From June 2002 to December 2002, our Chief Executive Officer, Joseph Riccelli,
interviewed and considered approximately 10 professional marketing organizations for marketing, sales distribution, product endorsements and promotion of our products. In October 2002, MCM Communications, Inc., a marketing and advertising firm located in Pittsburgh, Pennsylvania, informed us that it would provide us with marketing and advertising services. To date, this firm has developed and designed our initial web site, product literature, and the graphic design of "Point of Sale" displays. MCM Communications' services to us were on a one time project basis and we have no further agreement with that firm.

Completion of Design, Prototype and Testing Phase of New Products
In November 2002, we completed the design, prototype, and testing phase of our windshirts and our jackets. In January 2003, we completed the design and testing phase of our ballcaps. We assumed no direct material costs associated with the design, prototype, and testing of these products because: (a) we did not utilize the services of any outside consultant or company for these purposes; (b)
although we did use the services of our Vice President of Sales and Marketing and Chief Executive Officer for these purposes, their efforts were part of their normal responsibilities; (c)prior to the time we had undertaken the design and prototype of these products, we had purchased the materials to accomplish these tasks, and such materials were purchased for less than $1000; and (d) the testing of these products was performed in-house and were conducted by our Vice
President of Sales and Marketing and Chief Executive Officer as part of their normal responsibilities. The design, prototype, and testing of the Swimmeez, sleeping bag, and stadium pillow products in which we had obtained a exclusive license to sell such products from our affiliated entity, RMF Global, had been completed by RMF Global.

Leased Warehousing Space
In October, 2002, we arranged for the lease of warehouse space for our inventory, eliotex, and other raw materials storage at 124 Cherry Street, Etna,
Pennsylvania from Frank Riccelli, our President/Director. The warehouse space is being utilized for our inventory/raw material storage, sales offices, conference/ presentation room, sample/ source area, distribution center and an aquatic area that tests our products.

Website Development, Point of Sale Display, Website Design and
Advertising/Product Literature Layout
In October 2002, we obtained the services of a website marketing consultant, BA
Web Productions, located in Pittsburgh, Pennsylvania, to assist with marketing and developing our website, which has included adding new product selections, a product page, and links. The services that we obtain from BA Web Productions are on a per project basis. BA Web Projections continues to provide us with these services on an ongoing basis. We have no written agreement with BA Web
Productions and we have no intention of obtaining a written agreement. Our website became operational on November 10, 2002. This firm assisted us in creating web presentations of our products. We have the ability to take credit card orders of our products.

In October 2002, we retained the services of MCM Communications, Inc. located in
Pittsburgh, Pennsylvania, to provide us with marketing and advertising services, including creating our point of sale display, text for website, product information, and marketing literature, all of which have been completed. We retained the services of MCM Communications strictly on a one time project basis to provide us with these services. We never had a written agreement with MCM
Communications and we have no intentions of obtaining a written agreement.

                                       38

Retailers
In November 2002, the website retailer, Woodlandsoutdoorworld.com, began ordering our sleeping bag and windshirt products on a wholesale basis for retail sale. Woodlands Outdoor World, a retail store, located in Farmington,
Pennsylvania, began carrying our sleeping bag product and our windshirt products and Nemacolin Woodlands Resort and Spa's retail store located in Farmington,
Pennsylvania, began carrying our windshirt product in its retail store.

In June 2003, the following retail stores began carrying our "Swimeez" products:
o    Pool Nation located in Pittsburgh, Pennsylvania;
o    B & R Pools located in Pittsburgh, Pennsylvania;
o    Knabes Swim Shop located in Monroeville, Pennsylvania; and
o    Ross and Sons Pools located in Punxsutawney, Pennsylvania.

In June 2003, the Pittsburgh Shop located in Pittsburgh, Pennsylvania began carrying our windshirts and hats.

Contract with Manufacturer Representative Group
In November of 2002, we entered into a verbal agreement with a manufacturer representative group, Havel-Giarusso and Associates, located in Big Lake,
Minnesota to sell our products to outdoor retail chains. This manufacturer representative group has relationships with outdoor retailers located in various states.

Electronic Commerce Capabilities
From February 2003 to March 2003, we continued to utilize our e-commerce capabilities with our web site, allowing us to accept and process credit card orders in addition to utilizing our "Wholesaler Only" area that allows retailers and/or buyers to access our confidential price list and any product information that is not disclosed to consumers.

Additional Hiring
From March 2003 to May 2003, we hired our Vice Presidents, Joseph A. Riccelli,
Jr. and Michelle Griffith, on a full time, salaried position basis. From March
2003 to present, we hired two part time employees for clerical and warehouse duties at the rate of $7.00 per hour.

Letter Agreement with Victory Junction Gang Camp
On March 6, 2003, we agreed to partner with Victory Junction Gang Camp in a cause related marketing alliance, and have added the Victory Junction Gang Camp logo and Internet link to our web site.

Services of First Impression Printing
In April of 2003, we hired First Impression Printing in Pittsburgh, Pennsylvania on a one time project basis to design and print our product catalogue, sleeping bag Point of Sale posters and mailing labels. The project was completed on April
22, 2003. The total cost for these marketing and advertising materials was
$7309.17.

Services of Professional Trade Show Marketing Agency/Promoter
On June 12, 2003, we arranged for Discovery Marketing Associates, Inc. to represent us and our products at the 2003 Mid-Atlantic Market Week Showcase Rent
A Rep from July 7 to July 11, 2003. Discovery Marketing Associates has indicated
that it will represent us at future trade shows; however, this firm provides its services to us and its other clients on an invoice basis only and there is no written agreement between us and Discovery Marketing Associates to provide us with future services.

Manufacturers Agreement
On June 16, 2003, we completed an agreement with Haas Outdoors, Inc. located in
West Point, Mississippi. This agreement, which is more fully described under our
"Material Agreements Section" on page 24, grants a non-exclusive license in
North America to manufacture or sell products or to have manufactured, and to sell Haas Outdoors licensed products. In conjunction with the rights conferred to us in this agreement, we plan to use Haas Outdoors Mossy Oak fabric on the outside portion of our Stadium Pillow products using the trademarked and registered "Mossy Oak" pattern and "Mossy Oak" hang tags.

Our Future Plan of Operations
Our Plan of Operations over the next twelve (12) months, from July 2003 to
July 2004 will consist of the following:

July 2003 - December 2003
Utilize Consultants for Management and Operations
From March 2003 through July 2003, we intend to utilize outside web design, marketing, and public relations firms on a part-time, as needed basis, including
BA Web Productions and MCM Communications mentioned above. We estimate the cost for these consultants will be approximately $50,000. To date, apart from obtaining the services of BA Web Productions, MCM Communications, Inc., and
First Impression Printing on a one time project basis, we have not hired any other consultants due to our lack of financial resources to do so. We entered into verbal employment agreements with our Vice Presidents Joseph A. Riccelli,
Jr. and Michelle Griffith as permanent full time salaried employees.

July 2003 - September 2004
Hire In House Hourly Employees for Shipping, Receiving, Customer Service, Data
Entry and Invoicing.
We will hire up to 3 part time and 3 full time employees which we plan to compensate on an hourly basis to perform shipping, receiving, customer service, data entry and invoicing services. The number of employees that we hire will be dependent upon the number of product orders we receive. Initially, we plan to hire 2 part time employees, one of which will be responsible for our shipping and receiving and another which will be responsible for customer service, data entry and invoicing. Because the number of employees is contingent upon our product orders, we may not hire more than our initial 2 employees. We will pay these hourly employees $7 per hour. On March 10, 2003 we hired two part time employees at the rate of $7.00 per hour to assist with warehouse and clerical duties.

                                       39

July 2003 - July 2004
Increase the Utility of our Web Site
We intend to continually improve the
utility and design of our website. We have added the following features since
March 1, 2003 :
o    Simple navigational menu;
o    Testimonials and third party product reviews, including a customer testimonial for our sleeping bag;
o    Product information and pictures/graphics;
o    Wholesaler only area disclosing confidential price list; and
o    Links to pertinent/affiliated websites, including a link to Victory
     Junction Gang Camp's website.

We estimate that the cost of web site layout modification and continuing development will be $20,000, including approximately $75.00 per month for web site hosting and payment provider fees.

July 2003 - July 2004
Develop and Initiate Online Marketing Campaign
We will utilize marketing professionals to focus on increasing our website's page rank, which is the numerical location or position of our web site among search engine results. We have employed BA Web Productions on a "per project basis" to update, expand, and develop our web site. This ongoing campaign will start with search engine optimization strategies, and continue with banner advertisements and reciprocal linking campaigns with established web sites with complementary or relevant products and/or services to the company's products.

Our online marketing campaigns will entail the following:
o    Reciprocal linking with well-established websites with related content and/or complementary products;
o    Issuance of press releases about our products to targeted on-line publications; and
o    Strategic placement of banner advertisements on websites.

The estimated cost of this online marketing campaign is $500 per month or $6,000 per year, including travel expenses and lodging, business lunches/dinners, and telephone charges.

To date, we have not accomplished anything regarding this step in our Plan of
Operations due to insufficient cash resources.

July 2003 - February 2004
Hire Sales People
From July 2003 through February 2003, we will advertise in trade journals to recruit sales representatives. Our Chief Executive Officer and Vice President of
Sales and Marketing will conduct the pre-qualification and personal interviews of candidates. In addition, we may utilize placement agencies for assistance in fulfilling our personnel needs. The estimated cost for the classified advertisements and/or placement agency fees is $1,200. We plan to hire 3 such sales representatives by July 2003 at a base starting salary of approximately
$30,000 with no commissions. These sales representatives will market our products to and service retail chain stores, facilitate trade shows, initiate and nurture relationships with relevant local and national organizations, and provide support to manufacturer representatives of our products.

In March 2003, we entered into a verbal agreement and hired one independent representative: Mr. George Douglas, of Concord, North Carolina. Mr. Douglas is
an independent contractor whose compensation is 10% of any Purchase Orders he receives for our products. We plan on hiring sales representatives during the months of April 2003 through July 2003. We estimate total costs of $2,500 for locating 3 sales representatives.

                                       40

January 2004 - June 2004
Initially Contract with five (5) Manufacturer Representatives
Our Vice President of Sales and Marketing will interview and contact additional established apparel representatives from manufacturer representative organizations. Compensation to these manufacture representatives will be on a commission basis only. We do not anticipate any expenses associated with this activity. To date, we have not interviewed any additional apparel representatives.

July 2003 - June 2004
Design and Development of Literature, Displays, and Media Materials
We will develop literature, point-of-sale and media materials in our attempt to integrate our products into large retail store outlets. We will utilize marketing consultants to develop and implement professional photography and graphics, brochures, point-of-sale displays, mailers and literature, which we plan to use as trade show exhibits, and sales tools for our sales representatives and manufacturer representatives. We
estimate that our total expenditure in this area will be $60,000.

August 2003 - June 2004
Develop and Initiate Print Advertising
Throughout our plan of operations and as a congruent part of our overall marketing strategy, we intend to initiate our targeted print advertising campaign in specific newspapers, magazines, and trade journals. We plan on beginning an advertising campaign with "Teaser Ads," advertisements stating product and company information but not specific ads on one particular product, in outdoor publications and magazines along with trade show brochures.
Additionally we will utilize ad space in chain store news and inserted flyers.
We will utilize marketing/ advertising agencies to assist in the design, development, printing, and distribution of these advertising campaigns, along with our Chief Executive Officer and Vice President of Sales and Marketing. The
total estimated cost for our print advertisements is $30,000.

To date, we have not placed any print advertisements due to our lack of cash resources to do so.

August 2003 - June 2004
Develop and Maintain Public Relations Campaigns
Starting in April 2003 and continuing throughout our Plan of Operations, we intend to utilize marketing consultants to develop advertisements and press releases for apparel and outdoor gear magazines and trade journals. The press releases and advertisements will discuss issues such as company status, product innovations, and other notable events and developments. The estimated cost is
$3,000 for consultant services, advertisements, press release submission via PR
Newswire, software and administrative expenses.

To date, we have not accomplished anything regarding this step in our Plan of
Operations due to our lack of cash resources to do so.

August 2003 - January 2004
Develop Trade Show Booth
We will utilize marketing consultants to design and develop our portable display booth to be used in participating in sporting goods and outdoor apparel specific trade shows. The show booth development includes a modular wall design, display pedestals and tables, carpeting, and company signage. We estimate the cost of the booth to be $5,000.
                                       41

To date, we have not accomplished anything regarding this step in our Plan of
Operations due to our lack of cash resources to do so.

July 2003 to April 2004
Attend Trade Shows
We will utilize marketing consultants to assist our Chief Executive Officer,
Vice President of Sales and Marketing, and our sales representatives to attend and/or participate in various sporting goods trade shows, apparel trade shows, and outdoor shows, including:
o    Swimwear Show, July 19-23, 2003, Miami, Florida
o    Outdoor Retailer Summer Market, August 14-17, 2003, Salt Lake City, UT
o    MAGIC Textile and Apparel, August 26-29, 2003, Las Vegas, Nevada
o    Action Sports Retailer Trade Expo, September 5-7, 2003, San Diego, CA

Our Vice President of Sales and Marketing, Michelle Griffith, attended the "Shot
Show" that was held in Orlando, Florida from February 13 to 17, 2003. The total estimated cost of attending all of these shows is $6,500 for travel and accomodations.

July 2003 - July 2004
Establish Wholesale Relationships with Retail Chain Outlets and Mass
Merchandisers to Carry Our Products and Product Promotion
We plan to develop wholesale relationships or distribution points for our products. Throughout our plan of operations, we plan to implement sales campaigns to established retailers with the goal of establishing wholesale relationships. Our Chief Executive Officer and Vice President of Sales and
Marketing will initiate these campaigns.
Our sales campaigns will be an ongoing process and will consist of our sales representatives accomplishing the following:
o    Lead Generation - Accomplished through cold calling, follow-up contacts from tradeshows and mailers, and networking with outdoor gear and apparel industry associations;
o    Personal Presentations to Executives and Purchasing Departments of Targeted
     Retailers - Through these sales presentations, we will attempt to convince the retailer to purchase our products at wholesale prices for resale in their store or chain of stores. The orientation of the presentation will be an introduction of the innovative and technologically advanced aspects of our products, as well as the advantages of our products over some of our competitors. For example, we will highlight the light weight, compactness, thermal insulation, and buoyancy features of eliotex used in our products.
     These personal presentations of our products will occur on-location at prospects' facilities to executives and purchasing departments and will include a product display and a video demonstration of the products in use;
o    Order Acquisition and Management - Once the retailer places an order for products, the sales representative is responsible for managing the order fulfillment process, forwarding the Purchase Order to the distribution manager who will then arrange the shipping specifics, as well as coordinating the physical merchandising of our products on the shelves of the client stores. By maintaining this hands-on approach, we will attempt to continue successful relationships with our distributors; and
o    Relationship Management - The sales representative is also responsible for maintaining an ongoing relationship with acquired distributors. Our Vice
     President of Sales and Marketing will enforce a regimented account management program. This program is to include monthly telephone contacts, and personal visits, once per six months minimum, with the distributor. To date, we have not accomplished any aspect of this part of our Plan of
     Operations.

July 2003 to July 2004
Sub-Manufacturing, Raw Materials Procurement and Fulfillment Process
We will conduct our sub-manufacturing, raw materials procurement and fulfillment process as detailed in our Description of Business at page 22.

                                       42

July 2003 to July 2004
Product Design and Development
We plan to expand our sleeping bag and floating swimwear products and research and develop other apparel and accessory items containing "eliotex". We plan to continually evaluate trends, monitor the needs and desires of consumers by conducting customer purchase follow-up, ongoing market research, and maintaining open channels of communication with our distributor retailers and manufacturer representatives. We plan to consult with our sub-manufacturers and raw material suppliers regarding the development and use of new materials and the enhancement of our product designs. In addition, we will continually evaluate our product lines for proper positioning in the marketplace, by:
o    Consulting with experts in the textiles and design engineering; and
o    Consulting with third-party apparel designers and outdoor equipment experts.

The steps involved in our prospective design and development are:
o    Product conception and design by our Chief Executive Officer, Vice
     Presidents, and/or third party designers;
o    Patterns made from design concept;
o    Pattern cut and distributed to contracted sub-manufacturer;
o    Sample manufactured - The manufacturer constructs one or a few of the sample garments by combining and sewing the appropriate materials as specified in the design presentation;
o    Sample testing - We plan to forward the sample garment to Vartest
     Laboratories, Inc. for testing regarding weight, water repellency, and thermal insulation properties or other aspects depending on the type of product being tested and product functions. In addition, our Officers and
     Directors will be asked to use the prototype products to provide feedback to the designer of the product and possible product improvements; and
o    Final manufacturing plans submitted to manufacturer for production sample.

Based on previous product development experience, we expect that our product development cycle, from initial design to product introduction will take three to twelve months, depending upon the complexity of the design and associated testing. Based on our previously established relationships with garment manufacturers, we estimate new product design and development costs at roughly
$5,000 per new item. We estimate that we will develop no more than two new products during our Plan of Operations from March 2003 to March 2004. We have not yet designed or commenced development of any new products.

Although we are not currently developing products that will contain eliotex for use in the military and airline industries, we may do so in the future. Because eliotex has insulation and water repellent properties, it potentially has widespread application to products that may be used by the military and airline industries, such as additional sleeping bag products or flotation devices. We anticipate that we will not begin to develop such products until we have effectively penetrated the sporting goods market or established sufficient market share that enables us to allocate resources for this type of industry specific application development and material testing procedures, which we do not anticipate until we complete our plan of operations over the next 12 months as detailed above.

                                       43

Summary of Costs Affiliated with our Plan of Operations
Based on the above Plan of Operations, we will have total estimated costs of
$376,200, composed of the following:
---------------------------------------------------------------  ---------------
PLAN OF OPERATIONS TASK                                          ESTIMATED COST
---------------------------------------------------------------  ---------------
Utilize Consultants for Management and Operations                     $50,000
---------------------------------------------------------------  ---------------
Increase the Utility of our Web Site                                  $20,000
---------------------------------------------------------------  ---------------
Finding and Hiring Sales persons                                       $2,500
---------------------------------------------------------------  ---------------
Travel expenses affiliated with contracting with                         $500
manufacturing representatives
---------------------------------------------------------------  ---------------
Design and development of literature and media materials              $60,000
---------------------------------------------------------------  ---------------
Develop and maintain public relations campaigns                        $3,000
---------------------------------------------------------------  ---------------
Develop trade booth for trade shows                                    $5,000
---------------------------------------------------------------  ---------------
Attending trade shows                                                  $6,500
---------------------------------------------------------------  ---------------
Hiring of professionals for our online marketing campaign             $19,500
---------------------------------------------------------------  ---------------
Establishing sales campaigns, relationships, and                      $18,000
agreements with retailers and affiliate marketers
which will include travel expenses, lodging, business
lunches, dinners and telephone charges
---------------------------------------------------------------  ---------------
Print advertising                                                     $30,000
---------------------------------------------------------------  ---------------
Product design and development                                        $10,000
---------------------------------------------------------------  ---------------
Warehouse Lease                                                       $31,200
---------------------------------------------------------------  ---------------
Salaries                                                             $120,000*
---------------------------------------------------------------  ---------------
     Total Costs                                                     $376,200
---------------------------------------------------------------  ---------------

*Estimated salaries consist of: (a) $40,000 annual salary to Joseph A. Riccelli, our Vice President; (b) $55,000 annual salary to Michelle Griffith, our Vice
President of Sales and Marketing; and (c) $25,000 annual salary to Dave
Shondeck, our Director of Product Development Research. Does not include commission costs paid to manufacturer representatives based on total purchase order amount which cannot be determined at this time. Does not include hourly wages, the specific amount of which can not be determined at this time.

Alternative Plan of Operations With Funding of less than $376,200
Should we receive funding of less than $376, 200, our alternative Plan of
Operations, based on funding of $250,700, will consist of the following costs and tasks that have been described above:

PLAN OF OPERATIONS TASK                                          ESTIMATED COST
---------------------------------------------------------------  ---------------
Salaries                                                             $120,000
---------------------------------------------------------------  ---------------
Warehouse Lease                                                      $ 31,200
---------------------------------------------------------------  ---------------
Establish Sales Campaign to be Conducted by
Our Chief Executive Officer and VP of Sales                          $ 18,000
---------------------------------------------------------------  ---------------
Attending Trade Shows                                                $  6,500
---------------------------------------------------------------  ---------------
Develop Trade Show Booth                                             $  5,000
---------------------------------------------------------------  ---------------
Travel Expenses Affiliated with Contracting with
Manufacturers Representatives to Our Product Line and
Thus Eliminate the Need to Hire Additional In-House
Full-Time Salaried Personnel                                         $    500
---------------------------------------------------------------  ---------------

Increase the Utility of our Website                                  $ 20,000
---------------------------------------------------------------  ---------------
Print Advertising                                                    $ 30,000
---------------------------------------------------------------  ---------------
Hiring of Website and Advertising
Consultants for Online Marketing Campaign                            $ 19,500
---------------------------------------------------------------  ---------------

Total Costs                                                          $250,700
---------------------------------------------------------------  ---------------

Should we receive funding of less than $250,700, we will require funding of at least $181,200 to continue our operations under an alternative Plan of
Operations, as follows:

PLAN OF OPERATIONS TASK                                          ESTIMATED COST
---------------------------------------------------------------  ---------------
Salaries                                                             $120,000
---------------------------------------------------------------  ---------------
Warehouse Lease                                                      $ 31,200
---------------------------------------------------------------  ---------------
Establish Sales Campaign to be Conducted by
Our Chief Executive Officer and VP of Sales                          $ 18,000
---------------------------------------------------------------  ---------------
Attending Trade Shows                                                $  6,500
---------------------------------------------------------------  ---------------
Develop Trade Show Booth                                             $  5,000
---------------------------------------------------------------  ---------------
Travel Expenses Affiliated with Contracting with
Manufacturers Representatives to Our Product Line and
Thus Eliminate the Need to Hire Additional In-House
Full-Time Salaried Personnel                                         $    500
---------------------------------------------------------------  ---------------

Total Costs                                                          $181,200
---------------------------------------------------------------  ---------------

Source of Funds to Fund our Plan of Operations
We plan to fund our total costs of $376,200, or if necessary $250,700 or
$181,200 under Alternative Plans of Operations through the following:
o    Our existing cash of $35,203 as of June 30, 2003;
o    Possible revenue generated from our sale of products; and
o    If necessary, loans from our Chief Executive Officer and/or our President.

                                       44

Our Plan of Operations is dependent upon our ability to generate revenues to fund our operations; however, our revenues may be insufficient to provide adequate funding. If our revenues are insufficient, Joseph Riccelli, our Chief
Executive Officer, and Frank Riccelli, our President, have verbally agreed to loan us sufficient funds to meet our Plan of Operations or Alternative Plans of
Operation. Messrs. Joseph and Frank Riccelli have further verbally agreed to loan us these funds at no interest, with no specified term for the repayment of the loan. We may seek financing through traditional bank financing. However, because we are a development stage company with a poor financial condition, financial institutions may not provide us with financing, in which case we may have to curtail or cease our operations and you may lose your entire investment.

Description of Property
Since May 2002, we have maintained our executive offices of 1500 square feet at
223 North Main Street, Suite 1, Pittsburgh, Pennsylvania 15215. We share our office space with RMF Global which is owned by Joseph Riccelli, our Chief
Executive Officer. We pay monthly rent of $700.00 to Riccelli Properties, a property management firm owned by our Chief Executive Officer, Joseph Riccelli.
RMF Global occupies these offices rent-free from Riccelli Properties. We have a verbal lease agreement with Riccelli Properties to pay Riccelli Properties $700 per month. This verbal agreement further provides that we or Riccelli Properties may terminate this verbal lease at any time with 30 days written notice. Neither we nor RMF Global have any verbal or written agreement regarding these offices.

In October 2002, we arranged for the lease of warehouse space for our inventory and raw materials at 124 Cherry Street, Etna, Pennsylvania. This facility encompasses 13,000 square feet of storage space on the first floor and 2,000 square feet for our sales department offices located on the second floor. We have entered into a verbal agreement with the owner of the building, Frank Riccelli, who is also our President, and we pay $2,600 per month for the space. This facility is composed of: (a) warehouse and storage areas including four (4)
shipping bays and a distribution area consisting of square footage to store in upward of 250,000 finished goods products; and(b) four (4) offices, one (1)
conference room, with presentation area and sample display and (2) bathrooms totaling approximately 2,000 square feet located on the second floor. The building in which our offices are located is owned by our President, Frank
Riccelli, and is subject to a $120,000 mortgage. We have a verbal agreement with our President, Frank Riccelli, to pay $2,600 per month for the space on a month to month basis.

We do not own any property nor do we have any plans to own any property in the future. We do not intend to develop properties. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.
Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions
Our officers and directors may encounter conflicts of interests between our business objectives and their own interests. We have not formulated a policy for the resolution of such conflicts. Future transactions or arrangements between or among our officers, directors and shareholders, and businesses they control, may result in conflicts of interest, and the conflicts may be resolved in favor of businesses that our officers or directors are affiliated, which may have an adverse affect on our revenues.

                                       45

Our officers and directors have the following conflicts of interests:
o    Our Chief Executive Officer and Chairman of the Board, Joseph Riccelli,
     is the owner of RMF Global, our sublicensor, upon which our entire business is wholly dependent;
o    Our sublicense agreement with RMF Global requires us to pay a total of $1,250,000 for the grant of a license to sell RMF Global's three products and other products we develop using eliotex, and because Joseph
     Riccelli, our Chief Executive, is the owner of RMF Global, he will personally benefit from our payment of these license payments to RMF
     Global;
o    We lease warehouse space that is owned by our President, Frank Riccelli, at a rate of $2,600 per month;
o    We lease our executive offices from Riccelli Properties, which is solely owned by our Chief Executive Officer, Joseph Riccelli, for which we pay
     $700 per month.  RMF Global shares our executive offices rent-free;
     and
o    Our officers, directors and key consultants have the following family relationships: (a) Joseph Riccelli, our Chief Executive Officer/Chairman
     of the Board, is the brother of Frank Riccelli, our President/Director; and
     (b) Joseph A. Riccelli, Vice President, is the son of our Chief Executive
     Officer, Joseph Riccelli, and the nephew of Frank Riccelli, our
     President/Director.

Agreement Between us and RMF Global
On November 25, 2002, we entered into a written agreement with RMF Global
The agreement provides that:
o    RMF Global grants an exclusive license to us to manufacture and market RMF's three products made from eliotex and grants us a license to develop our own products using eliotex;
o    RMF Global assures us of an adequate and timely supply of eliotex to meet our product orders;
o    RMF Global will offer eliotex to us at a price equal to the lowest price it charges any other RMF Global customer;
o    RMF Global will transfer all of its rights, title and interest in all promotional materials, advertisements, marketing strategies, and the like for which it has contracted to us, and we will  have the unfettered right to use the same in any manner we see fit; and
o    We must pay $1,250,000 to RMF Global, as follows: (i) $50,000 down payment which has been paid; and (ii) three annual payments of $400,000, due in November 2003, 2004, and 2005.

Other than the above transactions, we have not entered into any material transactions with any director, executive officer, and nominee for director, beneficial owner of five percent (5%) or more of our stock, or family members of such persons where the amount of the transaction or chain of transactions exceeds $60,000. We are not a subsidiary of any company.

Market for Common Equity and Related Stockholder Matters
There is no established public trading market for our stock. Management has not discussed market making with any market maker or broker-dealer. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. Currently, we have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities; however, if this Registration Statement is approved by the Securities and Exchange
Commission, we plan to apply to have our stock quoted on the OTC Bulletin
Board.

                                       46

We have no shares of our preferred stock outstanding.

There are 2,834,375 shares of our stock held by non-affiliates and 12,719,500 shares of our stock held by affiliates that Rule 144 of the Securities Act of
1933, defines as restricted securities.

Shares Eligible for Future Sale
Once this Registration Statement is declared effective, the 1,515,075 shares of stock being offered by our shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our
"affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one (1) year, may be entitled to sell in the open market within any three (3) month period a number of shares of stock that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of our stock, or (ii) the average weekly trading volume in the stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three (3) months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning ninety
(90) days after the date of this prospectus. The availability for sale of substantial amounts of stock under Rule 144 could adversely affect prevailing market prices for our securities.

Options.
We have no shares of our common equity that are subject to outstanding options to purchase.

Penny Stock Considerations.
Our shares are "penny stocks" as that term is generally defined in the
Securities Exchange Act of 1934 as equity securities with a price of less than
$5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:
o    Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
o    Disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;
o    Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
o    Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

                                       47

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our stock, which may affect the ability of shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders.
As of August 7, 2003, we had 133 holders of record of our stock. We have one class of stock outstanding.

Dividends.
We have not declared any cash dividends on our stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

Executive Compensation

The following Executive Compensation Chart highlights the terms of compensation for our Executives.

Summary Compensation Chart
                         Annual Compensation      Long-Term Compensation
                         Salary Bonus Other   Restricted Stock Options L/TIP   All
Name & Position     Year   ($)   ($)   ($)         Awards        ($)    ($)   Other
------------------  ---- ------ ----- -----   ---------------- ------- -----  -----
Frank Riccelli      2002    0     0    0         2,050,000       0      0      0
President/Director

Frank Riccelli      2003    0     0    0            0            0      0      0
President/Director

Joseph Riccelli     2002    0     0    0        10,500,000       0      0      0
Chief Executive
Officer/Chairman

Joseph Riccelli     2003    0     0    0            0            0      0      0
Chief Executive
Officer/Chairman

Joseph A. Riccelli  2002    0     0    0          750,000        0      0      0
Vice President

Joseph A. Riccelli  2003  40,000  0    0            0            0      0      0
Vice President

Michelle Griffith   2002    0     0    0          40,000         0      0      0
VP Sales and
Marketing

Michelle Griffith   2003  55,000  0    0            0            0      0      0
VP Sales and
Marketing

There are no employment agreements between us and our executive officers, Frank
Riccelli or Joseph Riccelli. We have a May 2003 verbal agreement with Michelle
Griffith, our Vice President of Sales and Marketing, which provides that we pay
Ms. Griffith a $55,000 annual salary for the period from May 2003 to May 2004.
We have a May 2003 verbal agreement with Joseph A. Ricelli, our Vice President, which provides that we pay Joseph A. Ricelli a $40,000 annual salary for the period from May 2003 to May 2004. There are no change of control arrangements, either by means of a compensatory plan, agreement, or otherwise, involving our current or former executive officers. There are no automobile lease agreements or key man life insurance policies that are to the benefit of our executive officers, in which we would make such payments. There are no standard or other arrangements in which our directors are compensated for any services as a director, including any additional amounts payable for committee participation or special assignments. There are no other arrangements in which any of our directors were compensated during our last fiscal year for any service provided as a director.
                                       48

Financial Statements

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)

                              Financial Statements
                        as of April 30, 2003 (unaudited)
                  as of January 31, 2003 (unaudited)(restated)
                      and as of October 31, 2002 (audited)

                                       49

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 April 30, 2003
                                   (Unaudited)

ASSETS

Current Assets
    Cash                                                            $    71,114
    Accounts receivable, net of $0 allowance                              2,640
    Inventory                                                           196,188
    Deposits                                                             38,500
    Due from related party                                                5,000
                                                                    -----------
       Total current assets                                             313,442

Property & equipment, net of $2,366 accumulated depreciation             33,795
                                                                    -----------
       Total Assets                                                 $   347,237
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

Current Liabilities
    Current portion of note payable to related party                $   188,257

Long term portion of note payable to related party,
    net of $557,196 undiscounted interest                               454,547
                                                                    -----------
       Total Liabilities                                                642,804
                                                                    -----------

STOCKHOLDERS' DEFICIT

    Preferred stock, $.0001 par, 100,000,000 shares
       authorized, no shares issued and outstanding
    Common stock, $.0001 par, 500,000,000 shares
       authorized, 15,553,875 shares issued and outstanding               1,555
    Additional paid in capital                                        1,577,455
    Deficit accumulated during the development stage                 (1,874,577)
                                                                    -----------
       Total Stockholders' Deficit                                   (295,567)
                                                                    -----------
          Total Liabilities and Stockholders' Deficit               $   347,237
                                                                    ===========

                                      F-1

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
          For the Three Months and Six Months Ended April 30, 2003 and
                    the Period from June 25, 2002 (Inception)
                             Through April 30, 2003
                                   (Unaudited)

                                    Three              Six
                                 Months Ended      Months Ended        Inception
                                   April 30,         April 30,          Through
                                     2003              2003               2003
                                 ------------      ------------     ------------
Revenues                         $          -      $     15,589     $     15,589

Cost of sales                               -            10,393           10,393
Administrative expenses
    - paid in cash                     90,144           174,901          273,718
    - paid in stock                         -         1,050,000        1,529,030
Depreciation                            1,020             2,151            2,366
Interest expense                       45,897            74,659           74,659
                                 ------------      ------------     ------------
Net loss                         $   (137,061)     $ (1,296,515)    $ (1,874,577)
                                 ============      ============     ============

Basic and diluted net
    loss per share               $       (.01)     $       (.08)
Weighted average number
    of shares outstanding          15,553,875        15,260,094

                                      F-2

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                   For the Six Months Ended April 30, 2003 and
                    the Period from June 25, 2002 (Inception)
                             Through April 30, 2003
                                   (Unaudited)

                                                     Six
                                                Months Ended         Inception
                                                  April 30,           Through
                                                    2003               2003
                                                ------------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                    $ (1,296,515)       $(1,874,577)
    Adjustments to reconcile net deficit
       to cash used by operating activities:
    Stock issued to founders                                              1,405
    Stock issued for services                      1,050,000          1,527,625
    Depreciation                                       2,151              2,366
    Imputed interest on note payable to
       related party                                  74,659             74,659
    Changes in:
       Accounts receivable                       (2,640)        (2,640)
       Inventory                                 (179,461)        (196,188)
       Deposits                                       38,500         (38,500)
       Due to related party                      (5,000)        (5,000)
       Accounts payable                          (7,705)
                                                ------------        -----------
NET CASH USED IN OPERATING ACTIVITIES            (326,011)        (510,850)
                                                ------------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property & equipment             (18,405)        (36,161)
    Purchase of license agreement                (50,000)        (50,000)
                                                ------------        -----------
NET CASH USED IN INVESTING ACTIVITIES            (68,405)        (86,161)
                                                ------------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Sales of stock                                   350,250            668,125
                                                ------------         ----------
NET CHANGE IN CASH                               (44,166)            71,114
         Cash balance, beginning                     115,280
                                                ------------         ----------
         Cash balance, ending                   $     71,114         $   71,114
                                                ============         ==========

                                      F-3

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Innovative Designs,
Inc., a Delaware corporation ("Innovative"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Innovative's latest Annual Report filed with the SEC on Form SB-2.
In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year
2002 as reported in Form SB-2, have been omitted.

NOTE 2 - NEW SIGNFICANT ACCOUNTING POLICIES

Revenue Recognition. Innovative recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Revenue is derived from sales of
Innovative's recreational products such as sleeping bags, stadium packs and swimsuits. Sales of these items are recognized when the items are shipped.
Innovative offers a 5 day return policy and no warranty on all of Innovative's products.

Allowance for Doubtful Accounts. Bad debt expense is recognized based on management's estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts. There was no allowance at April
30, 2003.

NOTE 3 - LICENSE AGREEMENT AND NOTE PAYABLE TO RELATED PARTY

On November 25, 2002, Innovative purchased a product license for $1,250,000 from a company owned by the majority shareholder of Innovative. The License Agreement is for 10 years and gives Innovative the exclusive right to manufacture and market Eliotex, a fabric used in recreational products. Innovative will have the option to renew the agreement for four subsequent terms of ten years each.

Innovative paid $50,000 upon signing in November 2002, with the remaining amount payable at $400,000 per year for the next three years. The note bears no interest, therefore Innovative discounted the payments due under the agreement using a discount rate of 30 percent. Imputed interest expense of $74,659 has been recorded for the six months ended April 30, 2003. The discounted value of the note payments in addition to the $50,000 already paid total $618,144.

Because the license was purchased from a company owned by the majority shareholder, it must be recorded at the shareholder's cost which was $0. The
$618,144 Innovative paid in excess of the shareholder's cost was recorded as a reduction of paid in capital.

NOTE 4 - COMMON STOCK

In the six months ended April 30, 2003, Innovative sold 175,125 shares of common stock for $2 per share or $350,250. Innovative canceled 25,000 shares of common stock previously issued for non-performance of services by a consultant.
Innovative issued 525,000 shares of common stock for services valued at $2 per share or $1,050,000.

                                      F-4

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                January 31, 2003
                                   (Unaudited)
                                   (Restated)

ASSETS

Current Assets
    Cash                                                          $   223,529
    Accounts receivable, net of $0 allowance                            2,640
    Inventory                                                         175,384
    Due from related party                                              5,000
                                                                  -----------
       Total current assets                                           406,553

Property & equipment, net of $1,346 accumulated depreciation           31,848
                                                                  -----------
       Total Assets                                               $   438,401
                                                                  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
    Current portion of note payable to related party              $   196,906

Long term portion of note payable to related party,
    net of $603,093 undiscounted interest                             400,001
                                                                  -----------
       Total Liabilities                                              596,907
                                                                  -----------

STOCKHOLDERS' EQUITY

    Preferred stock, $.0001 par, 100,000,000 shares
       authorized, no shares issued and outstanding
    Common stock, $.0001 par, 500,000,000 shares
       authorized, 15,553,875 shares issued and outstanding             1,555
    Additional paid in capital                                      1,577,456
    Deficit accumulated during the development stage               (1,737,517)
                                                                  -----------
       Total Stockholders' Equity                                  (158,506)
                                                                  -----------
          Total Liabilities and Stockholders' Equity              $   438,401
                                                                  ===========

                                      F-1

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                 For the Three Months Ended January 31, 2003 and
                    the Period from June 25, 2002 (Inception)
                            Through January 31, 2003
                                   (Unaudited)
                                   (Restated)

                                                     Three
                                                  Months Ended       Inception
                                                  January 31,         Through
                                                     2003              2003
                                                  ------------      -----------
Revenues                                          $     15,589      $    15,589

Cost of sales                                           10,393           10,393
Administrative expenses
    - paid in cash                                      84,758          183,575
    - paid in stock                                  1,050,000        1,529,030
Depreciation                                             1,132            1,346
Interest expense                                        28,762           28,762
                                                  ------------      -----------
Net loss                                          $ (1,159,456)     $(1,737,517)
                                                  ============      ===========

Basic and diluted net loss per share              $       (.08)
Weighted average number of shares outstanding       14,966,313

                                      F-2

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                 For the Three Months Ended January 31, 2003 and
                    the Period from June 25, 2002 (Inception)
                            Through January 31, 2003
                                   (Unaudited)
                                   (Restated)

                                                     Three
                                                  Months Ended       Inception
                                                   January 31,        Through
                                                      2003             2003
                                                  ------------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                      $ (1,159,456)     $(1,737,517)
    Adjustments to reconcile net deficit
       to cash used by operating activities:
    Stock issued to founders                                              1,405
    Stock issued for services                        1,050,000        1,527,625
    Depreciation                                         1,132            1,346
    Imputed interest on note payable to
       related party                                    28,762           28,762
    Changes in:
       Accounts receivable                          (2,640)      (2,640)
       Inventory                                    (158,657)      (175,384)
       Deposits                                         77,000
       Due to related party                         (5,000)      (5,000)
       Accounts payable                             (7,705)
                                                  ------------      -----------
NET CASH USED BY OPERATING ACTIVITIES               (176,564)      (361,403)
                                                  ------------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property & equipment                (15,437)      (33,193)
    Purchase of license agreement                   (50,000)      (50,000)
                                                  ------------      -----------
NET CASH USED IN INVESTING ACTIVITIES               (65,437)      (83,193)
                                                  ------------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Sales of stock                                     350,250          668,125
                                                  ------------       ----------
NET CHANGE IN CASH                                     108,249          223,259
         Cash balance, beginning                       115,280
                                                  ------------       ----------
         Cash balance, ending                     $    223,529       $  223,529
                                                  ============       ==========

                                      F-3

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)
                                   (Restated)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Innovative Designs,
Inc., a Delaware corporation ("Innovative"), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in Innovative's latest Annual Report filed with the SEC on Form SB-2.
In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year
2002 as reported in Form SB-2, have been omitted.

NOTE 2 - NEW SIGNFICANT ACCOUNTING POLICIES

Revenue Recognition. Innovative recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Revenue is derived from sales of
Innovative's recreational products such as sleeping bags, stadium packs and swimsuits. Sales of these items are recognized when the items are shipped.
Innovative offers a 30 day return policy and a lifetime warranty on all of
Innovative's products.

Allowance for Doubtful Accounts. Bad debt expense is recognized based on management's estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts. There was no allowance at
January 31, 2003.

Restatements of the three months ending January 31, 2003 were made. See note 5 for details.

NOTE 3 - LICENSE AGREEMENT AND NOTE PAYABLE TO RELATED PARTY

On November 25, 2002, Innovative purchased a product license for $1,250,000 from a company owned by the majority shareholder of Innovative. The License Agreement is for 10 years and gives Innovative the exclusive right to manufacture and market Eliotex, a fabric used in recreational products. Innovative will have the option to renew the agreement for four subsequent terms of ten years each.

Innovative paid $50,000 upon signing in November 2002, with the remaining amount payable at $400,000 per year for the next three years. The note bears no interest, therefore Innovative discounted the payments due under the agreement using a discount rate of 30 percent. Imputed interest expense of $28,762 has been recorded for the three months ended January 31, 2003. The discounted value of the note payments in addition to the $50,000 already paid total $618,144.

Because the license was purchased from a company owned by the majority shareholder, it must be recorded at the shareholder's cost which was $0. The
$618,144 Innovative paid in excess of the shareholder's cost was recorded as a reduction of paid in capital.

NOTE 4 - COMMON STOCK

In the three months ended January 31, 2003, Innovative sold 175,125 shares of common stock for $2 per share or $350,250. Innovative canceled 25,000 shares of common stock previously issued for non-performance of services by a consultant.
Innovative issued 525,000 shares of common stock for services valued at $2 per share or $1,050,000.

NOTE 5 - RESTATEMENTS OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

In June 2003, management discovered erroneous errors in the originally issued financial statements for the three months ending January 31, 2003. The purchase of a license agreement from a company owned by the majority shareholder was recorded incorrectly. Correction of the error decreased the net loss for the three months ending January 31, 2003 and the deficit accumulated during the development stage by $10,302 for the reversal of amortization of the license.
The license agreement decreased from $607,843 to $0 and additional paid in capital decreased by $618,144 from $2,195,601 to $1,577,456.

                                      F-4

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                              Financial Statements
                             As of October 31, 2002

                           INDEPENDENT AUDITORS REPORT

To the Board of Directors
   Innovative Designs, Inc.
   (A Development Stage Company)
   Sharpsburg, Pennsylvania

We have audited the accompanying balance sheet of Innovative Designs, Inc. as of
October 31, 2002, and the related statements of operations, stockholders'
equity, and cash flows for the period from June 25, 2002 (Inception) through
October 31, 2002. These financial statements are the responsibility of
Innovative Designs' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Designs, Inc., as of
October 31, 2002, and the results of its operations and its cash flows for the period described in conformity with accounting principles generally accepted in the United States of America.

/s/MALONE & BAILEY, PLLC

MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

January 21, 2003

                                      F-1

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                             As of October 31, 2002

ASSETS

Current Assets
    Cash                                                             $ 115,280
    Inventory                                                           16,727
    Deposits                                                            77,000
                                                                     ---------
       Total current assets                                            209,007

Property & equipment, net of $214 accumulated depreciation              17,542
                                                                     ---------
       Total Assets                                                  $ 226,549
                                                                     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
    Accounts payable                                                 $   7,705
                                                                     ---------

Commitments

STOCKHOLDERS' EQUITY

    Preferred stock, $.0001 par, 100,000,000 shares
       authorized, no shares issued and outstanding
    Common stock, $.0001 par, 500,000,000 shares
       authorized, 14,878,750 shares issued and outstanding              1,488
    Additional paid in capital                                         795,417
    Deficit accumulated during the development stage                  (578,061)
                                                                     ---------
       Total Stockholders' Equity                                      218,844
                                                                     ---------
          Total Liabilities and Stockholders' Equity                 $ 226,549
                                                                     =========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                      F-2

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                  For the Period from June 25, 2002 (Inception)
                            Through October 31, 2002

Administrative expenses
    - paid in cash                                             $    98,817
    - paid in stock                                                479,030
Depreciation                                                           214
                                                               -----------
Net loss                                                       $  (578,061)
                                                               ===========

Basic and diluted net loss per share                           $      (.04)
Weighted average number of shares outstanding                   14,769,375

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                      F-3

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  For the Period from June 25, 2002 (Inception)
                            Through October 31, 2002

                                                           Deficit
                                                         Accumulated
                                                           During
                                      Common Stock       Development
                                    Shares     Amount       Stage        Totals
                                  ----------  --------   -----------   ---------
Shares issued to founders
    in June 2002 at par $.0001    14,050,000  $  1,405                 $   1,405

Shares issued for cash in
- June 2002 for $.75 per share        20,500    15,375                    15,375
- July 2002 for $1 per share          31,000    31,000                    31,000
- August 2002 for $1 per share        26,000    26,000                    26,000
- August 2002 for $2 per share        49,000    98,000                    98,000
- September 2002 for $2 per share     48,500    97,000                    97,000
- October 2002 for $2 per share       25,250    50,500                    50,500

Shares issued for services in
- June 2002 valued at
    $.75 per share                   623,500   467,625                   467,625
- August 2002 valued at
    $2.00 per share                    5,000    10,000                    10,000

Net loss                                                 $  (578,061)   (578,061)
                                  ----------  --------   -----------   ---------
Balances, October 31, 2002        14,878,750   796,905   $  (578,061)  $ 218,844
                                  ==========             ===========   =========
            Less:  par value                   (1,488)
                                              --------
            Paid in capital                   $795,417
                                              ========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                      F-4

                            INNOVATIVE DESIGNS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                  For the Period from June 25, 2002 (Inception)
                            Through October 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
    Net deficit accumulated during the
       development stage                                       $(578,061)
    Adjustments to reconcile net deficit
       to cash used by operating activities:
    Stock issued to founders                                       1,405
    Stock issued for services                                    477,625
    Depreciation                                                     214
    Changes in:
       Inventory                                                (16,727)
       Deposits                                                 (77,000)
       Accounts payable                                            7,705
                                                               ---------
NET CASH USED BY OPERATING ACTIVITIES                           (184,839)
                                                               ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of property & equipment                            (17,756)

CASH FLOWS FROM FINANCING ACTIVITIES
    Sales of stock                                               317,875
                                                               ---------
NET CHANGE IN CASH                                               115,280
         Cash balance, beginning
                                                               ---------
         Cash balance, ending                                  $ 115,280
                                                               =========

                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                      F-5

                            INNOVATIVE DESIGNS, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business. Innovative Designs, Inc., was incorporated in Delaware on
June 25, 2002 to provide unique products such as recreational sleeping bags and floating swimwear for outdoor recreation enjoyment.

Fiscal Year End. Innovative Designs' fiscal year ends on October 31.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statements of cash flows,
Innovative Designs considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue recognition. Innovative Designs has no policy because it has no revenues.

Inventory. Inventory consists of raw fabric used in the construction of sleeping bags and swimsuits. Inventory is stated at the lower of cost or market on a first-in, first-out (FIFO) basis.

Property and equipment is valued at cost. The costs of additions and betterments are capitalized and maintenance and repairs are charged to expense as incurred.
Gains and losses on dispositions of equipment are reflected in operations.
Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally from five to seven years.

Impairment of Long-Lived Assets. Innovative Designs reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. Innovative Designs assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Income taxes. Innovative Designs recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Innovative Designs provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Innovative Designs accounts for non-cash stock-based compensation issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF No.
96-18, Accounting for Equity Investments That Are Issued to Non-Employees for
Acquiring, or in Conjunction with Selling Goods or Services. Common stock issued to non-employees and consultants is based upon the value of the services received or the quoted market price, whichever value is more readily determinable.

Basic and diluted earnings per share. Basic earnings per share equals net earnings divided by weighted average shares outstanding during the year. Diluted earnings per share include the impact of common stock equivalents using the treasury stock method when the effect is dilutive. There were no common stock equivalents during the period presented.

Recently issued accounting pronouncements. Innovative Designs does not expect the adoption of recently issued accounting pronouncements to have a significant impact on their results of operations, financial position or cash flow.

NOTE 2 - DEPOSITS

In August, September, and October, Innovative Designs made a total of $77,000 in deposits for an order of raw fabric used in the construction of sleeping bags and swimsuits. They had not received the fabric as of January 21, 2003.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are summarized by major classifications as follows:

         Equipment                             7 yr.          $ 5,431
         Furniture & fixtures                  7 yr.            4,653
         Leasehold improvements                5 yr.            7,672
                                                              -------
                                                               17,756
         Less accumulated depreciation                           (214)
                                                              -------
                                                              $17,542
                                                              =======

Depreciation expense for the year ended October 31, 2002 was $214. $3,000 of the equipment and $2,875 of the furniture and fixtures were purchased from a company owned by one of the founding shareholders and have been recorded at the original cost of the founding shareholder's company.

NOTE 4 - COMMON STOCK

In June 2002, four founders were issued a total of 14,050,000 shares of
Innovative Designs common stock valued at par or $1,405.

In June 2002, Innovative Designs sold 20,500 shares of common stock for $.75 per share or $15,375.

In June 2002, Innovative Designs issued 623,500 shares of common stock for services valued at $.75 per share or $467,625.

In July 2002, Innovative Designs sold 31,000 shares of common stock for $1 per share or $31,000.

In August 2002, Innovative Designs sold 26,000 shares of common stock for $1 per share or $26,000.

In August 2002, Innovative Designs sold 49,000 shares of common stock for $2 per share or $98,000.

In August 2002, Innovative Designs issued 5,000 shares of common stock for services valued at $2 per share or $10,000.

In September 2002, Innovative Designs sold 48,500 shares of common stock for $2 per share or $97,000.

In October 2002, Innovative Designs sold 25,250 shares of common stock for $2 per share or $50,500.

NOTE 5 - INCOME TAXES

                  Deferred tax assets                   $ 33,000
                  Less: valuation allowance              (33,000)
                                                        --------
                  Net deferred taxes                    $      0
                                                        ========

Innovative Designs has a net operating loss of approximately $97,000 at October
31, 2002 which can be carried forward 20 years.

NOTE 6 - COMMITMENTS

Innovative Designs currently maintains two offices. One is in the office of the
CEO and largest shareholder, pursuant to an oral agreement for $700 per month on a month-to-month basis. The other is in the office of the president, pursuant to an oral agreement on a month-to-month basis for $2,600 per month. For the period ended October 31, 2002, rent expense on the office and storage area totaled
$7,300.

NOTE 7 - CONCENTRATIONS

Innovative Designs has cash deposits in a financial institution in excess of the amount insured by the Federal Depository Insurance Corporation.

NOTE 8 - SUBSEQUENT EVENTS

On November 25, 2002, Innovative purchased a product license for $1,250,000 from a company owned by the majority shareholder of Innovative. The License Agreement is for 10 years and gives Innovative the exclusive right to manufacture and market Eliotex, a fabric used in recreational products. Innovative will have the option to renew the agreement for four subsequent terms of ten years each.

Innovative paid $50,000 upon signing in November 2002, with the remaining amount payable at $400,000 per year for the next three years. The note bears no interest, therefore Innovative discounted the payments due under the agreement using a discount rate of 30 percent. Imputed interest expense will be recorded over the life of the note. The discounted value of the note payments in addition to the $50,000 already paid total $618,144.

Because the license was purchased from a company owned by the majority shareholder, it must be recorded at the shareholder's cost which was $0. The
$618,144 Innovative paid in excess of the shareholder's cost was recorded as a reduction of paid in capital.

In November 2002, December 2002, and January 2003, Innovative Designs sold
175,125 shares of common stock for $2 per share or $350,250.

Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure
None.

                                      F-6

PART II

Indemnification of Officers and Directors
The Seventh Article of our Certificate of Incorporation provides, among other things, that we shall to the fullest extent permitted by Section 145 of the
Delaware Corporation law provide indemnification of our officers and directors and our bylaws provide that we indemnify our directors to the fullest extent permitted by law.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, such person may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in the view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees)
actually and reasonably incurred by such person in connection therewith.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

                                       50

Other Expenses of Issuance and Distribution
The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering.
Shareholders will pay no offering expenses.

         ITEM                             EXPENSE
         ----------------------------     ----------
         SEC Registration Fee             $   292.71
         Legal Fees and Expenses          $30,000.00
         Accounting Fees and Expenses     $ 4,000.00
         Miscellaneous*                   $ 2,700.00
         ============================     ==========
         Total*                           $36,992.71

Recent Sales of Unregistered Securities

On June 26, 2002, we issued 2,000,000 shares of our stock to our President,
Frank Riccelli, in payment for services rendered to us as our President. The shares issued to Frank Riccelli were valued at a price of $0.0001 per share, or an aggregate price of $200. We relied upon Section 4(2) of the Act for the sale.
We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Frank Riccelli, our Officer and Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Frank Riccelli had access to all information about us since he was our Officer and Director.

On June 26, 2002, we issued 125,000 shares of our stock to our consultant, David
Mehalick, in payment for services rendered to us as our business consultant. The shares issued to Dave Mehalick were valued at a price of $0.75 per share, or an aggregate price of $93,750. We relied upon Section 4(2) of the Act for the sale.
We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. David Mehalick had a pre-existing relationship with Joseph
Riccelli, our Officer and Director. David Mehalick represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Mehalick was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary.
We determined that David Mehalick was either accredited or sophisticated enough to make the investment in our common stock because Mr. Mehalick: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Mehalick was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On June 26, 2002, we issued 20,000 shares of our stock to our Chief Financial
Officer and Director, Anthony Fonzi, in payment for services rendered to us as our Chief Financial Officer. The shares issued to Anthony Fonzi were valued at a price of $0.75 per share, or an aggregate price of $15,000. We relied upon
Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Anthony Fonzi, our Officer and Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Anthony Fonzi had access to all information about us since he was our Officer and Director.

On June 26, 2002, we issued 50,000 shares of our stock to our Board of Director member, Robert D. Monsour, in payment for services rendered to us as our Board of Director member. The shares issued to Robert D. Monsour were valued at a price of $0.75 per share, or an aggregate price of $37,500. We relied upon
Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Robert D.
Monsour, our Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Robert D. Monsour had access to all information about us since he was our
Director.

On June 26, 2002, we issued 50,000 shares of our stock to our President, Frank
Riccelli, in payment for services rendered to us as our President. The shares issued to Frank Riccelli were valued at a price of $0.0001 per share, or an aggregate price of $5. We relied upon Section 4(2) of the Act for the sale.
We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Frank Riccelli, our Officer and Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Frank Riccelli had access to all information about us since he was our Officer and Director.

                                       51

On June 26, 2002, we issued 25,000 shares of our stock to our Board of Director member, Dean Kolocouris, in payment for services rendered to us as our Board of
Director member. The shares issued to Dean Kolocouris were valued at a price of
$0.75 per share, or an aggregate price of $18,750. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Dean Kolocouris, our Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Dean Kolocouris had access to all information about us since he was our Director.

On June 26, 2002, we issued 70,000 shares of our stock to our Board of Director member, Dominic Cerniglia, in payment for services rendered to us as our Board of Director member. The shares issued to Dominic Cerniglia were valued at a price of $0.75 per share, or an aggregate price of $52,500. We relied upon
Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Dominic
Cerniglia, our Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Dominic Cerniglia had access to all information about us since he was our
Director.

On June 26, 2002, we issued 750,000 shares of our stock to our Vice President,
Joseph A. Riccelli, in payment for services rendered to us as our Vice
President. The shares issued to Joseph A. Riccelli were valued at a price of
$0.0001 per share, or an aggregate price of $75. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Joseph A. Riccelli, our Vice
President, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Joseph A. Riccelli had access to all information about us since he was our
Vice President.

On June 26, 2002, we issued 750,000 shares of our stock to our consultant, Gino
M. Riccelli, in payment for services rendered to us as our technology business consultant. The shares issued to Gino M. Riccelli were valued at a price of
$0.0001 per share, or an aggregate price of $75. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Gino M. Riccelli had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Gino M. Riccelli
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Gino M. Riccelli was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Gino M. Riccelli was either accredited or sophisticated enough to make the investment in our common stock because Gino M. Riccelli: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Gino M. Riccelli was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On June 26, 2002, we issued 250,000 shares of our stock to legal counsel,
Hamilton, Lehrer, & Dargan, PA, in payment for legal services rendered to
us. The shares issued to Hamilton, Lehrer & Dargan, PA were valued at a price of $0.75 per share, or an aggregate price of $187,500. We relied upon
Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Hamilton,
Lehrer & Dargan, P.A. had a pre-existing relationship with us as our attorneys. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Hamilton, Lehrer & Dargan, PA was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information they deemed necessary. We determined that Hamilton,
Lehrer & Dargan, PA was either accredited or sophisticated enough to make the investment in our common stock because Hamilton, Lehrer & Dargan, PA was provided with extensive information about us. Because Hamilton, Lehrer & Dargan,
PA was given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On June 26, 2002, we issued 40,000 shares of our stock to our consultant,
Michelle S. Griffith, in payment for services as our business consultant regarding marketing and sales services. The shares issued to Michelle S.
Griffith were valued at a price of $0.75 per share, or an aggregate price of
$30,000. We relied upon Section 4(2) of the Act for the sale. We believed that
Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Michelle S. Griffith had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Michelle S. Griffith represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Griffith was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary.
We determined that Michelle S. Griffith was either accredited or sophisticated enough to make the investment in our common stock because Ms. Griffith: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Griffith was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

                                       52

On June 26, 2002, we issued 4,000 shares of our stock to our consultant, Barry
Douglas, in payment for services as our business consultant regarding strategic planning in the area of related industries for our products. The shares issued to Barry Douglas were valued at a price of $0.75 per share, or an aggregate price of $3,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Barry Douglas had a pre-existing relationship with Joseph
Riccelli, our Officer and Director. Barry Douglas represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Douglas was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary.
We determined that Barry Douglas was either accredited or sophisticated enough to make the investment in our common stock because Mr. Douglas: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Douglas was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On June 26, 2002, we issued 2,500 shares of our stock to our consultant, Charles
Mengine, in payment for services as our business consultant regarding product warehousing guidance and establishment. The shares issued to Charles Mengine were valued at a price of $0.75 per share, or an aggregate price of $1,875. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2)
was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Charles
Mengine had a pre-existing relationship with Joseph Riccelli, our Officer and
Director. Charles Mengine represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Mr. Mengine was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that
Charles Mengine was either accredited or sophisticated enough to make the investment in our common stock because Mr. Mengine: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Mengine was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On June 26, 2002, we issued 2,000 shares of our stock to our consultant, Agatina
Riccelli, in payment for services as our pattern design consultant. The shares issued to Agatina Riccelli were valued at a price of $0.75 per share, or an aggregate price of $1,500. Agatina Riccelli is the mother of our Chief Executive
Office and President. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Agatina Riccelli had a pre-existing relationship with
Joseph Riccelli, our Officer and Director. Agatina Riccelli represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Agatina Riccelli was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Agatina Riccelli was either accredited or sophisticated enough to make the investment in our common stock because Ms. Riccelli: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Agatina Riccelli was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On June 26, 2002, we issued 10,500,000 shares of our stock to our Chief
Executive Officer, Joseph Riccelli, in payment for services rendered to us as our Chief Executive Officer. The shares issued to Joseph Riccelli were valued at a price of $0.0001 per share, or an aggregate price of $1,050. We relied upon
Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Joseph
Riccelli, our Chief Executive Officer, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Joseph Riccelli had access to all information about us since he was our Chief Executive Officer.

On June 26, 2002, we issued 10,000 shares of our stock to our consultant,
Francis C. Peitz, in payment for services of telecommunications installation and maintenance. The shares issued to Francis C. Peitz were valued at a price of
$0.75 per share, or an aggregate price of $7,500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Francis C. Peitz had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Francis C. Peitz
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Peitz was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Francis C. Peitz was either accredited or sophisticated enough to make the investment in our common stock because Mr. Peitz: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Peitz was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On June 26, 2002, we issued 5,000 shares of our stock to our consultant, Robert
Korbe, in payment for services rendered to us as our business consultant regarding product warehousing and establishment. The shares issued to Robert
Korbe were valued at a price of $2.00 per share, or an aggregate price of
$10,000. We relied upon Section 4(2) of the Act for the sale. We believed that
Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Robert Korbe had a pre-existing relationship with Joseph Riccelli, our
Officer and Director. Robert Korbe represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Korbe was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Robert
Korbe was either accredited or sophisticated enough to make the investment in our common stock because Mr. Korbe: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Korbe was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.
                                       53

On June 25, 2002, we sold 3,000 shares of our stock to Keith Vidovic, for a price of $.75 per share or $2,250. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Keith Vidovic had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Keith Vidovic represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Vidovic was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Keith Vidovic was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Vidovic: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Vidovic was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On June 25, 2002, we sold 7,500 shares of our stock to Mike and Lisa Tucker, for a price of $.75 per share or $5,625. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Mike and Lisa Tucker had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Mike and Lisa
Tucker represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Mike and Lisa Tucker were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this
Offering and to obtain any additional information they deemed necessary. We determined that Mike and Lisa Tucker were either accredited or sophisticated enough to make the investment in our common stock because Mike and Lisa Tucker:
(a) were provided with extensive information about us; and (b) represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mike and Lisa Tucker were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On June 25, 2002, we sold 10,000 shares of our stock to Edward K. Mazurek, for a price of $.75 per share or $7,500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Edward K. Mazurek had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Edward K. Mazurek
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Mazurek was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Edward K. Mazurek was either accredited or sophisticated enough to make the investment in our common stock because Mr. Mazurek: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Mazurek was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On July 10, 2002, we sold 1,000 shares of our stock to Frank J. and Mary
Fanelli, for a price of $1.00 per share or $1,000. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Frank J. and Mary Fanelli had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Frank
J. and Mary Fanelli represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Frank J. and Mary Fanelli were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this
Offering and to obtain any additional information they deemed necessary. We determined that Frank J. and Mary Fanelli were either accredited or sophisticated enough to make the investment in our common stock because Frank J.
and Mary Fanelli: (a) were provided with extensive information about us; and (b)
represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because
Frank J. and Mary Fanelli were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On July 10, 2002, we sold 4,000 shares of our stock to Michael C. and Luci A.
Taylor, for a price of $1.00 per share or $4,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Michael C. and Luci A. Taylor had a pre-existing relationship with Joseph Riccelli, our Officer and Director.
Michael C. and Luci A. Taylor represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Michael C. and Luci A. Taylor were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information they deemed necessary.
We determined that Michael C. and Luci A. Taylor were either accredited or sophisticated enough to make the investment in our common stock because Michael
C. and Luci A. Taylor: (a) were provided with extensive information about us;
and (b) represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Michael C. and Luci A. Taylor were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On July 11, 2002, we sold 1,000 shares of our stock to Debra L. and Donald J.
Bushey, for a price of $1.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Debra L. and Donald J. Bushey had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Debra
L. and Donald J. Bushey represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Debra L. and Donald J. Bushey were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this
Offering and to obtain any additional information they deemed necessary. We determined that Debra L. and Donald J. Bushey were either accredited or sophisticated enough to make the investment in our common stock because Debra L.
and Donald J. Bushey: (a) were provided with extensive information about us; and
(b) represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Debra L. and Donald J. Bushey were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On July 12, 2002, we sold 2,500 shares of our stock to Michael R. and Kristy L.
Zahuranic, for a price of $1.00 per share or $2,500. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Michael R. and Kristy L. Zahuranic had a pre-existing relationship with Joseph Riccelli, our Officer and Director.
Michael R. and Kristy L. Zahuranic represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Michael R. and Kristy L. Zahuranic were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information they deemed necessary. We determined that Michael R. and
Kristy L. Zahuranic were either accredited or sophisticated enough to make the investment in our common stock because Michael R. and Kristy L. Zahuranic: (a)
were provided with extensive information about us; and (b) represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Michael R. and Kristy
L. Zahuranic were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.
                                       54

On July 12, 2002, we sold 6,000 shares of our stock to Kimberly A. Shumaker, for a price of $1.00 per share or $6,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Kimberly A. Shumaker had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Kimberly A.
Shumaker represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Ms. Shumaker was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that
Kimberly A. Shumaker was either accredited or sophisticated enough to make the investment in our common stock because Ms. Shumaker: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Shumaker was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On July 13, 2002, we sold 1,500 shares of our stock to Kevin M. and Marcene M.
Quinlisk, for a price of $1.00 per share or $1,500. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Kevin M. and Marcene M. Quinlisk had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Kevin
M. and Marcene M. Quinlisk represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Kevin M. and Marcene M. Quinlisk were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information they deemed necessary. We determined that Kevin M. and Marcene M. Quinlisk was either accredited or sophisticated enough to make the investment in our common stock because Kevin M. and Marcene M. Quinlisk: (a) were provided with extensive information about us; and (b) represented that they were "accredited investors"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Kevin M. and Marcene M. Quinlisk were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On July 13, 2002, we sold 1,000 shares of our stock to George J. and Valerie
Walters, for a price of $1.00 per share or $1,000. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. George J. and Valerie Walters had a pre-existing relationship with Joseph Riccelli, our Officer and Director. George
J. and Valerie Walters represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
George J. and Valerie Walters were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this
Offering and to obtain any additional information they deemed necessary. We determined that George J. and Valerie Walters was either accredited or sophisticated enough to make the investment in our common stock because George
J. and Valerie Walters: (a) were provided with extensive information about us;
and (b) represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because George J. and Valerie Walters were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On July 14, 2002, we sold 750 shares of our stock to Janet Corrinne Harvey, for a price of $1.00 per share or $750. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Janet Corrinne Harvey had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Janet Corrinne
Harvey represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Ms. Harvey was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Janet
Corrinne Harvey was either accredited or sophisticated enough to make the investment in our common stock because Ms. Harvey: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Harvey was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On July 14, 2002, we sold 750 shares of our stock to Douglas J. Harvey, for a price of $1.00 per share or $750. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Douglas J. Harvey had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Douglas J. Harvey
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Harvey was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Douglas J. Harvey was either accredited or sophisticated enough to make the investment in our common stock because Mr. Harvey: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Harvey was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On July 15, 2002, we sold 5,000 shares of our stock to Reno Vitale, for a price of $1.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Reno Vitale had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Reno Vitale represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Vitale was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Reno Vitale was either accredited or sophisticated enough to make the investment in our common stock because Mr. Vitale: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Vitale was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On July 15, 2002, we sold 5,000 shares of our stock to William Digirolamo, for a price of $1.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William Digirolamo had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William Digirolamo
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Digirolamo was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William
Digirolamo was either accredited or sophisticated enough to make the investment in our common stock because Mr. Digirolamo: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Digirolamo was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

                                       55

On July 15, 2002, we sold 500 shares of our stock to Mark Ray, for a price of
$1.00 per share or $500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Mark Ray had a pre-existing relationship with Joseph
Riccelli, our Officer and Director. Mark Ray represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Ray was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary.
We determined that Mark Ray was either accredited or sophisticated enough to make the investment in our common stock because Mr. Ray: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Ray was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On July 15, 2002, we sold 500 shares of our stock to Leslie Harvey, for a price of $1.00 per share or $500. We relied upon Section 4(2) of the Act for the sale.
We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Leslie Harvey had a pre-existing relationship with Joseph
Riccelli, our Officer and Director. Leslie Harvey represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Harvey was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary.
We determined that Leslie Harvey was either accredited or sophisticated enough to make the investment in our common stock because Ms. Harvey: (a) was provided with extensive information about us; and (b) represented that she was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Harvey was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On July 15, 2002, we sold 1,000 shares of our stock to James R. and Barbara F.
Harvey, for a price of $1.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. James R. and Barbara F. Harvey had a pre-existing relationship with Joseph Riccelli, our Officer and Director. James
R. and Barbara F. Harvey represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
James R. and Barbara F. Harvey were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this
Offering and to obtain any additional information they deemed necessary. We determined that James R. and Barbara F. Harvey was either accredited or sophisticated enough to make the investment in our common stock because James R.
and Barbara F. Harvey: (a) were provided with extensive information about us;
and (b) represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because James R. and Barbara F. Harvey were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On July 16, 2002, we sold 500 shares of our stock to Robert M. and Jeanne M.
Doperak, for a price of $1.00 per share or $500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Robert M. and Jeanne M. Doperak had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Robert
M. and Jeanne M. Doperak represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Robert M. and Jeanne M. Doperak were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information they deemed necessary.
We determined that Robert M. and Jeanne M. Doperak were either accredited or sophisticated enough to make the investment in our common stock because Robert
M. and Jeanne M. Doperak: (a) were provided with extensive information about us;
and (b) represented that they was "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Robert M. and Jeanne M. Doperak were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On August 1, 2002, we sold 10,000 shares of our stock to Tom Miller, for a price of $1.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Tom Miller had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Tom Miller represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Miller was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Tom Miller was either accredited or sophisticated enough to make the investment in our common stock because Mr. Miller: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Miller was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 1, 2002, we sold 5,000 shares of our stock to Joseph Stephen
Gallagher, for a price of $1.00 per share or $5,000. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Joseph Stephen Gallagher had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Joseph
Stephen Gallagher represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Mr. Gallagher was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Joseph
Stephen Gallagher was either accredited or sophisticated enough to make the investment in our common stock because Mr. Gallagher: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Gallagher was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 1, 2002, we sold 5,000 shares of our stock to George E. Delestine, for a price of $1.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. George E. Delestine had a pre-existing relationship with Joseph Riccelli, our Officer and Director. George E. Delestine
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Delestine was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that George E.
Delestine was either accredited or sophisticated enough to make the investment in our common stock because Mr. Delestine: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Delestine was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 7, 2002, we sold 2,000 shares of our stock to Frank P. and Doreen
Simeone, for a price of $2.00 per share or $4,000. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Frank P. and Doreen Simeone had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Frank
P. and Doreen Simeone represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Frank P. and Doreen Simeone were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this
Offering and to obtain any additional information they deemed necessary. We determined that Frank P. and Doreen Simeone were either accredited or sophisticated enough to make the investment in our common stock because Frank P.
and Doreen Simeone: (a) were provided with extensive information about us; and
(b) represented that they were "accredited investors" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Frank P. and Doreen Simeone were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

                                       56

On August 11, 2002, we sold 1,000 shares of our stock to David S. Bengel, for a price of $1.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. David S. Bengel had a pre-existing relationship with Joseph Riccelli, our Officer and Director. David S. Bengel
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Bengel was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that David S. Bengel was either accredited or sophisticated enough to make the investment in our common stock because Mr. Bengel: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Bengel was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 12, 2002, we sold 2,000 shares of our stock to Craig J. Bushey, for a price of $1.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Craig J. Bushey had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Craig J. Bushey
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Bushey was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Craig J. Bushey was either accredited or sophisticated enough to make the investment in our common stock because Mr. Bushey: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Bushey was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 14, 2002, we sold 20,000 shares of our stock to Carol Williams, for a price of $2.00 per share or $40,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Carol Williams had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Carol Williams represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Williams was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Carol Williams was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Williams: (a) was provided with extensive information about us; and (b)
represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Williams was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On August 14, 2002, we sold 18,000 shares of our stock to Eugene A. Hermanowski, for a price of $2.00 per share or $36,000. We relied upon Section 4(2) of the
Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Eugene A. Hermanowski had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Eugene
A. Hermanowski represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Mr. Hermanowski was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Eugene
A. Hermanowski was either accredited or sophisticated enough to make the investment in our common stock because Mr. Hermanowski: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Hermanowski was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 26, 2002, we sold 3,000 shares of our stock to Donald J. Bittner, for a price of $1.00 per share or $3,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Donald J. Bittner had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Donald J. Bittner
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Bittner was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Donald J. Bittner was either accredited or sophisticated enough to make the investment in our common stock because Mr. Bittner: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Bittner was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 27, 2002, we sold 2,500 shares of our stock to Joel S. Colinear, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Joel S. Colinear had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Joel S. Colinear
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Colinear was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Joel S. Colinear was either accredited or sophisticated enough to make the investment in our common stock because Mr. Colinear: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Colinear was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 28, 2002, we sold 2,000 shares of our stock to James B. Rice, for a price of $2.00 per share or $4,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. James B. Rice had a pre-existing relationship with Joseph Riccelli, our Officer and Director. James B. Rice represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Rice was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that James B. Rice was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Rice: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Rice was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On August 28, 2002, we sold 3,500 shares of our stock to Jayson T. Markulin, for a price of $2.00 per share or $7,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Jayson T. Markulin had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Jayson T. Markulin
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Markulin was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Jayson T.
Markulin was either accredited or sophisticated enough to make the investment in our common stock because Mr. Markulin: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Markulin was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

                                       57

On August 29, 2002, we sold 500 shares of our stock to Dominic Cerniglia, our
Director, for a price of $2.00 per share or $1,000. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Dominic Cerniglia, our Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Dominic Cerniglia had access to all information about us since he was our Director.

On August 29, 2002, we sold 500 shares of our stock to Angela B. Shiring, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Angela B. Shiring had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Angela B. Shiring
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Shiring was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Angela B.
Shiring was either accredited or sophisticated enough to make the investment in our common stock because Ms. Shiring: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Shiring was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On August 31, 2002, we sold 500 shares of our stock to Esther Neiman, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Esther Neiman had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Esther Neiman represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Neiman was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Esther Neiman was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Neiman: (a) was provided with extensive information about us; and (b)
represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Neiman was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On September 2, 2002, we sold 15,000 shares of our stock to Kevin Sambuchino, for a price of $2.00 per share or $30,000. We relied upon Section 4(2) of the
Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Kevin Sambuchino had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Kevin Sambuchino
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Sambuchino was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Kevin Sambuchino was either accredited or sophisticated enough to make the investment in our common stock because Mr. Sambuchino: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Sambuchino was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 2, 2002, we sold 4,000 shares of our stock to Dean Kolocouris, our
Director, for a price of $2.00 per share or $8,000. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Dean Kolocouris, our Director, represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Dean Kolocouris had access to all information about us since he was our Director.

On September 3, 2002, we sold 12,000 shares of our stock to Daniel J. Pietrzak, for a price of $2.00 per share or $24,000. We relied upon Section 4(2) of the
Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Daniel J. Pietrzak had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Daniel J. Pietrzak
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Pietrzak was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Daniel J.
Pietrzak was either accredited or sophisticated enough to make the investment in our common stock because Mr. Pietrzak: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Pietrzak was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 3, 2002, we sold 2,500 shares of our stock to Donald Pope, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Donald Pope had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Donald Pope represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Pope was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Donald Pope was either accredited or sophisticated enough to make the investment in our common stock because Mr. Pope: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Pope was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 3, 2002, we sold 500 shares of our stock to Gary J. Gibellino, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Gary J. Gibellino had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Gary J. Gibellino
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Gibellino was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Gary J. Gibellino was either accredited or sophisticated enough to make the investment in our common stock because Mr. Gibellino: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Gibellino was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

                                       58

On September 4, 2002, we sold 3,250 shares of our stock to William T. Raybuck, for a price of $2.00 per share or $6,500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William T. Raybuck had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William T. Raybuck
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Raybuck was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William T.
Raybuck was either accredited or sophisticated enough to make the investment in our common stock because Mr. Raybuck: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Raybuck was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 12, 2002, we sold 1,000 shares of our stock to William Maurizio, for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William Maurizio had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William Maurizio
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Maurizio was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William Maurizio was either accredited or sophisticated enough to make the investment in our common stock because Mr. Maurizio: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Maurizio was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 13, 2002, we sold 500 shares of our stock to William Maurizio Jr., for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William Maurizio Jr. had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William Maurizio
Jr. represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Maurizio was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William Maurizio
Jr. was either accredited or sophisticated enough to make the investment in our common stock because Mr. Maurizio: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Maurizio was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 16, 2002, we sold 2,000 shares of our stock to Vincent J. and Anna
M. Morante, for a price of $2.00 per share or $4,000. We relied upon Section
4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Vincent J. and Anna M.
Morante had a pre-existing relationship with Joseph Riccelli, our Officer and
Director. Vincent J. and Anna M. Morante represented to us that they were purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Vincent J. and Anna M. Morante were given access to all information about us and were given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information they deemed necessary. We determined that Vincent J. and Anna M. Morante were either accredited or sophisticated enough to make the investment in our common stock because Vincent J. and Anna M. Morante: (a) were provided with extensive information about us; and (b) represented that they were "accredited investors"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Vincent J. and Anna M. Morante were given the opportunity to receive all information about us upon request, they had access to the type of information which would be provided in a prospectus.

On September 19, 2002, we sold 3,000 shares of our stock to Steven R. Sloboba, for a price of $2.00 per share or $6,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Steven R. Sloboba had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Steven R. Sloboba
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Sloboba was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Steven R. Sloboba was either accredited or sophisticated enough to make the investment in our common stock because Mr. Sloboba: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Sloboba was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 20, 2002, we sold 500 shares of our stock to John A. Scampone, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John A. Scampone had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John A. Scampone
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Scampone was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John A. Scampone was either accredited or sophisticated enough to make the investment in our common stock because Mr. Scampone: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Scampone was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 20, 2002, we sold 500 shares of our stock to Elvira Scampone, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Elvira Scampone had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Elvira Scampone
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Scampone was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Elvira Scampone was either accredited or sophisticated enough to make the investment in our common stock because Ms. Scampone: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Scampone was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.
                                       59

On September 26, 2002, we sold 2,500 shares of our stock to Anthony Cerniglia, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Anthony Cerniglia had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Anthony Cerniglia
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Cerniglia was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Anthony Cerniglia was either accredited or sophisticated enough to make the investment in our common stock because Mr. Cerniglia: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Cerniglia was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 27, 2002, we sold 500 shares of our stock to John A. Scampone, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John A. Scampone had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John A. Scampone
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Scampone was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John A. Scampone was either accredited or sophisticated enough to make the investment in our common stock because Mr. Scampone: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Scampone was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On September 30, 2002, we sold 250 shares of our stock to Vivi Konetes, for a price of $2.00 per share or $500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Vivi Konetes had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Vivi Konetes represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Konetes was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Vivi Konetes was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Konetes: (a) was provided with extensive information about us; and (b)
represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Konetes was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On October 11, 2002, we sold 500 shares of our stock to Donna Tidwell, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Donna Tidwell had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Donna Tidwell represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Tidwell was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Donna Tidwell was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Tidwell: (a) was provided with extensive information about us; and (b)
represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Tidwell was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On October 16, 2002, we sold 7,500 shares of our stock to Sophie A. Mellon, for a price of $2.00 per share or $15,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Sophie A. Mellon had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Sophie A. Mellon
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Mellon was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Sophie A. Mellon was either accredited or sophisticated enough to make the investment in our common stock because Ms. Mellon: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Mellon was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On October 17, 2002, we sold 1,250 shares of our stock to Benjamin T. Auman, for a price of $2.00 per share or $2,500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Benjamin T. Auman had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Benjamin T. Auman
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Auman was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Benjamin T. Auman was either accredited or sophisticated enough to make the investment in our common stock because Mr. Auman: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Auman was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On October 24, 2002, we sold 10,000 shares of our stock to Chuck Waters, for a price of $2.00 per share or $20,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Chuck Waters had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Chuck Waters represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Waters was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Chuck Waters was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Waters: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Waters was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On October 28, 2002, we sold 500 shares of our stock to Gary W. Oliastro, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Gary W. Oliastro had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Gary W. Oliastro
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Oliastro was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Gary W. Oliastro was either accredited or sophisticated enough to make the investment in our common stock because Mr. Oliastro: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Oliastro was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.
                                       60

On October 29, 2002, we sold 5,000 shares of our stock to Mike Fanto, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Mike Fanto had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Mike Fanto represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Fanto was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Mike Fanto was either accredited or sophisticated enough to make the investment in our common stock because Mr. Fanto: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Fanto was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On October 30, 2002, we sold 500 shares of our stock to John A. Wasuchno, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John A. Wasuchno had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John A. Wasuchno
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Wasuchno was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John A. Wasuchno was either accredited or sophisticated enough to make the investment in our common stock because Mr. Wasuchno: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Wasuchno was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 1, 2002, we sold 2,500 shares of our stock to Hillary Brodsky, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Hillary Brodsky had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Hillary Brodsky
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Brodsky was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Hillary Brodsky was either accredited or sophisticated enough to make the investment in our common stock because Ms. Brodsky: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Brodsky was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 1, 2002, we sold 5,000 shares of our stock to Gary F. McGuirk, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Gary F. McGuirk had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Gary F. McGuirk
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. McGuirk was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Gary F. McGuirk was either accredited or sophisticated enough to make the investment in our common stock because Mr. McGuirk: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. McGuirk was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 1, 2002, we sold 6,800 shares of our stock to Ronald J. Sheppard, for a price of $2.00 per share or $13,600. We relied upon Section 4(2) of the
Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Ronald J. Sheppard had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Ronald J. Sheppard
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Sheppard was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Ronald J.
Sheppard was either accredited or sophisticated enough to make the investment in our common stock because Mr. Sheppard: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Sheppard was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 1, 2002, we sold 2,500 shares of our stock to Gary G. Davis, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Gary G. Davis had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Gary G. Davis represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Davis was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Gary G. Davis was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Davis: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Davis was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 1, 2002, we sold 10,000 shares of our stock to Joseph A. Hardy III, for a price of $2.00 per share or $20,000. We relied upon Section 4(2) of the
Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Joseph A. Hardy III had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Joseph A. Hardy III
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Hardy was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Joseph A. Hardy
III was either accredited or sophisticated enough to make the investment in our common stock because Mr. Hardy: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Hardy was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.
                                       61

On November 2, 2002, we sold 1,250 shares of our stock to Craig M.
Fijalkovic,for a price of $2.00 per share or $2,500. We relied upon Section 4(2)
of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Craig M. Fijalkovic had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Craig M. Fijalkovic
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Fijalkovic was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Craig M.
Fijalkovic was either accredited or sophisticated enough to make the investment in our common stock because Mr. Fijalkovic: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Fijalkovic was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 3, 2002, we sold 2,500 shares of our stock to Carl A. Schmolke, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Carl A. Schmolke had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Carl A. Schmolke
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Schmolke was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Carl A. Schmolke was either accredited or sophisticated enough to make the investment in our common stock because Mr. Schmolke: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Schmolke was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 3, 2002, we sold 500 shares of our stock to Lisa A. Hager, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Lisa A. Hager had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Lisa A. Hager represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Hager was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Lisa A. Hager was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Hager: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Hager was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 4, 2002, we sold 2,500 shares of our stock to James T. Thomas, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. James T. Thomas had a pre-existing relationship with Joseph Riccelli, our Officer and Director. James T. Thomas
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Thomas was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that James T. Thomas was either accredited or sophisticated enough to make the investment in our common stock because Mr. Thomas: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Thomas was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 4, 2002, we sold 5,000 shares of our stock to D. Lisa Biggs, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. D. Lisa Biggs had a pre-existing relationship with Joseph Riccelli, our Officer and Director. D. Lisa Biggs represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Biggs was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that D. Lisa Biggs was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Biggs: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Biggs was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 4, 2002, we sold 5,000 shares of our stock to James M. Cooney, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. James M. Cooney had a pre-existing relationship with Joseph Riccelli, our Officer and Director. James M. Cooney
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Cooney was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that James M. Cooney was either accredited or sophisticated enough to make the investment in our common stock because Mr. Cooney: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Cooney was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 4, 2002, we sold 150 shares of our stock to Todd J. Thomas, for a price of $2.00 per share or $300. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Todd J. Thomas had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Todd J. Thomas represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Thomas was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Todd J. Thomas was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Thomas: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Thomas was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 4, 2002, we sold 1,000 shares of our stock to Arthur C. Pursel Jr., for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Arthur C. Pursel Jr. had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Arthur C. Pursel
Jr. represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Pursel was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Arthur C. Pursel
Jr. was either accredited or sophisticated enough to make the investment in our common stock because Mr. Pursel: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Pursel was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

                                       62

On November 4, 2002, we sold 5,000 shares of our stock to Paul M. Singer, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Paul M. Singer had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Paul M. Singer represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Singer was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Paul M. Singer was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Singer: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Singer was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 6, 2002, we sold 500 shares of our stock to William Brenenborg, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William Brenenborg had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William Brenenborg
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Brenenborg was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William
Brenenborg was either accredited or sophisticated enough to make the investment in our common stock because Mr. Brenenborg: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Brenenborg was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 6, 2002, we sold 5,000 shares of our stock to Peter Leone, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Peter Leone had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Peter Leone represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Leone was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Peter Leone was either accredited or sophisticated enough to make the investment in our common stock because Mr. Leone: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Leone was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 7, 2002, we sold 500 shares of our stock to Gary M. Cunningham, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Gary M. Cunningham had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Gary M. Cunningham
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Cunningham was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Gary M.
Cunningham was either accredited or sophisticated enough to make the investment in our common stock because Mr. Cunningham: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Cunningham was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 8, 2002, we sold 500 shares of our stock to Janet Brenenborg, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Janet Brenenborg had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Janet Brenenborg
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Brenenborg was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Janet Brenenborg was either accredited or sophisticated enough to make the investment in our common stock because Ms. Brenenborg: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Brenenborg was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 8, 2002, we sold 1,000 shares of our stock to Gary E. Faye, for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Gary E. Faye had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Gary E. Faye represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Faye was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Gary E. Faye was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Faye: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Faye was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 12, 2002, we sold 2,000 shares of our stock to Jennifer Pukach, for a price of $2.00 per share or $4,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Jennifer Pukach had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Jennifer Pukach
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Pukach was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Jennifer Pukach was either accredited or sophisticated enough to make the investment in our common stock because Ms. Pukach: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Pukach was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 12, 2002, we sold 1,000 shares of our stock to John E. Bonaroti, for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John E. Bonaroti had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John E. Bonaroti
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Bonaroti was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John E. Bonaroti was either accredited or sophisticated enough to make the investment in our common stock because Mr. Bonaroti: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Bonaroti was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.
                                       63

On November 12, 2002, we sold 1,250 shares of our stock to Richard E. McDonald, for a price of $2.00 per share or $2,500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Richard E. McDonald had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Richard E. McDonald
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. McDonald was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Richard E.
McDonald was either accredited or sophisticated enough to make the investment in our common stock because Mr. McDonald: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. McDonald was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 13, 2002, we sold 500 shares of our stock to John Pishko, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John Pishko had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John Pishko represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Pishko was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John Pishko was either accredited or sophisticated enough to make the investment in our common stock because Mr. Pishko: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Pishko was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 13, 2002, we sold 500 shares of our stock to G. Joseph Frederick, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. G. Joseph Frederick had a pre-existing relationship with Joseph Riccelli, our Officer and Director. G. Joseph Frederick
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Frederick was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that G. Joseph
Frederick was either accredited or sophisticated enough to make the investment in our common stock because Mr. Frederick: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Frederick was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 14, 2002, we sold 1,000 shares of our stock to Dr. Leonard Agostino, for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Dr. Leonard Agostino had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Dr. Leonard
Agostino represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Dr. Agostino was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Dr.
Leonard Agostino was either accredited or sophisticated enough to make the investment in our common stock because Dr. Agostino: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Dr. Agostino was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 14, 2002, we sold 2,500 shares of our stock to H. Michael Shook, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. H. Michael Shook had a pre-existing relationship with Joseph Riccelli, our Officer and Director. H. Michael Shook
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Shook was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that H. Michael Shook was either accredited or sophisticated enough to make the investment in our common stock because Mr. Shook: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Shook was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 15, 2002, we sold 10,000 shares of our stock to Martin S. Berger, for a price of $2.00 per share or $20,000. We relied upon Section 4(2) of the
Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Martin S. Berger had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Martin S. Berger
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Berger was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Martin S. Berger was either accredited or sophisticated enough to make the investment in our common stock because Mr. Berger: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Berger was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 15, 2002, we sold 1,500 shares of our stock to Justinus Petrus Van
Der Kallen, for a price of $2.00 per share or $3,000. We relied upon Section
4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Justinus Petrus Van
Der Kallen had a pre-existing relationship with Joseph Riccelli, our Officer and
Director. Justinus Petrus Van Der Kallen represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Van Der Kallen was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Leslie Justinus Petrus Van Der Kallen was either accredited or sophisticated enough to make the investment in our common stock because Mr. Van Der Kallen: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Mr. Van Der Kallen was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.
                                       64

On November 15, 2002, we sold 500 shares of our stock to Kelly D. Frederick, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Kelly D. Frederick had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Kelly D. Frederick
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Frederick was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Kelly D.
Frederick was either accredited or sophisticated enough to make the investment in our common stock because Ms. Frederick: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Frederick was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 15, 2002, we sold 500 shares of our stock to Angela Yarnell, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Angela Yarnell had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Angela Yarnell represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Yarnell was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Angela Yarnell was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Yarnell: (a) was provided with extensive information about us; and (b)
represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Yarnell was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 16, 2002, we sold 750 shares of our stock to William R. Olesko, for a price of $2.00 per share or $1,500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William R. Olesko had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William R. Olesko
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Olesko was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William R. Olesko was either accredited or sophisticated enough to make the investment in our common stock because Mr. Olesko: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Olesko was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 17, 2002, we sold 1,500 shares of our stock to John A. Spagnolo, for a price of $2.00 per share or $3,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John A. Spagnolo had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John A. Spagnolo
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Spagnolo was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John A. Spagnolo was either accredited or sophisticated enough to make the investment in our common stock because Mr. Spagnolo: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Spagnolo was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 17, 2002, we sold 2,000 shares of our stock to Judith A. Shondeck, for a price of $2.00 per share or $4,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Judith A. Shondeck had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Judith A. Shondeck
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Shondeck was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Judith A.
Shondeck was either accredited or sophisticated enough to make the investment in our common stock because Ms. Shondeck: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Shondeck was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 17, 2002, we sold 1,000 shares of our stock to David J. Shondeck, for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. David J. Shondeck had a pre-existing relationship with Joseph Riccelli, our Officer and Director. David J. Shondeck
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Shondeck was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that David J. Shondeck was either accredited or sophisticated enough to make the investment in our common stock because Mr. Shondeck: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Shondeck was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 18, 2002, we sold 5,000 shares of our stock to William L. Virgi, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William L. Virgi had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William L. Virgi
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Virgi was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William L. Virgi was either accredited or sophisticated enough to make the investment in our common stock because Mr. Virgi: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Virgi was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 18, 2002, we sold 5,300 shares of our stock to Rebecca A. Laibe, for a price of $2.00 per share or $10,600. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Rebecca A. Laibe had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Rebecca A. Laibe
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Laibe was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Rebecca A. Laibe was either accredited or sophisticated enough to make the investment in our common stock because Ms. Laibe: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Laibe was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.
                                       65

On November 18, 2002, we sold 1,250 shares of our stock to Bernadette Murphy, for a price of $2.00 per share or $2,500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Bernadette Murphy had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Bernadette Murphy
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Murphy was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Bernadette
Murphy was either accredited or sophisticated enough to make the investment in our common stock because Ms. Murphy: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Murphy was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 18, 2002, we sold 500 shares of our stock to Leo Borg, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Leo Borg had a pre-existing relationship with
Joseph Riccelli, our Officer and Director. Leo Borg represented to us that he was purchasing the shares for investment purposes without a view towards resale.
We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Borg was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary.
We determined that Leo Borg was either accredited or sophisticated enough to make the investment in our common stock because Mr. Borg: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Borg was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 18, 2002, we sold 500 shares of our stock to Michael Seth Borg, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Michael Seth Borg had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Michael Seth Borg
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Borg was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Michael Seth Borg was either accredited or sophisticated enough to make the investment in our common stock because Mr. Borg: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Mr. Borg was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 18, 2002, we sold 500 shares of our stock to John M. Kardos, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John M. Kardos had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John M. Kardos represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Kardos was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John M. Kardos was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Kardos: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Kardos was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 18, 2002, we sold 500 shares of our stock to Thomas J. Gravina, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Thomas J. Gravina had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Thomas J. Gravina
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Gravina was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Thomas J. Gravina was either accredited or sophisticated enough to make the investment in our common stock because Mr. Gravina: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Gravina was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 18, 2002, we sold 1,000 shares of our stock to Walter H. Sell Jr., for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Walter H. Sell Jr.had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Walter H. Sell
Jr.represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Sell was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Walter H. Sell
Jr.was either accredited or sophisticated enough to make the investment in our common stock because Mr. Sell: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Mr. Sell was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 21, 2002, we sold 500 shares of our stock to Esther Neiman, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Esther Neiman had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Esther Neiman represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Neiman was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Esther Neiman was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Neiman: (a) was provided with extensive information about us; and (b)
represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Neiman was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 21, 2002, we sold 500 shares of our stock to Marianne Brudnok, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Marianne Brudnok had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Marianne Brudnok
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Brudnok was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Marianne Brudnok was either accredited or sophisticated enough to make the investment in our common stock because Ms. Brudnok: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Brudnok was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.
                                       66

On November 24, 2002, we sold 1,000 shares of our stock to Richard Picciani, for a price of $2.00 per share or $2,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Richard Picciani had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Richard Picciani
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Picciani was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Richard Picciani was either accredited or sophisticated enough to make the investment in our common stock because Mr. Picciani: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Picciani was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 24, 2002, we sold 500 shares of our stock to Michael D. Wist, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Michael D. Wist had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Michael D. Wist
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Wist was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Michael D. Wist was either accredited or sophisticated enough to make the investment in our common stock because Mr. Wist: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock.
Because Mr. Wist was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 24, 2002, we sold 500 shares of our stock to Elvira Scampone, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Elvira Scampone had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Elvira Scampone
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Scampone was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Elvira Scampone was either accredited or sophisticated enough to make the investment in our common stock because Ms. Scampone: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Scampone was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 24, 2002, we sold 1,500 shares of our stock to Charles E.
Jeswilkowski, for a price of $2.00 per share or $3,000. We relied upon Section
4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Charles E.
Jeswilkowski had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Charles E. Jeswilkowski represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Jeswilkowski was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Charles E. Jeswilkowski was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Jeswilkowski: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Jeswilkowski was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 25, 2002, we sold 12,500 shares of our stock to Frank J. Costa, for a price of $2.00 per share or $25,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Frank J. Costa had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Frank J. Costa represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Costa was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Frank J. Costa was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Costa: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Costa was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On November 25, 2002, we sold 500 shares of our stock to Alexandra E. Roebuck, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Alexandra E. Roebuck had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Alexandra E.
Roebuck represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Ms. Roebuck was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that
Alexandra E. Roebuck was either accredited or sophisticated enough to make the investment in our common stock because Ms. Roebuck: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Roebuck was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On November 26, 2002, we sold 625 shares of our stock to John A. Scampone, for a price of $2.00 per share or $1,250. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John A. Scampone had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John A. Scampone
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Scampone was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John A. Scampone was either accredited or sophisticated enough to make the investment in our common stock because Mr. Scampone: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Scampone was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

                                       67

On December 2, 2002, we sold 500 shares of our stock to William Maurizio Jr., for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William Maurizio Jr. had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William Maurizio
Jr. represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Maurizio was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William Maurizio
Jr. was either accredited or sophisticated enough to make the investment in our common stock because Mr. Maurizio: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Maurizio was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 2, 2002, we sold 9,000 shares of our stock to William Maurizio, for a price of $2.00 per share or $18,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. William Maurizio had a pre-existing relationship with Joseph Riccelli, our Officer and Director. William Maurizio
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Maurizio was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that William Maurizio was either accredited or sophisticated enough to make the investment in our common stock because Mr. Maurizio: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Maurizio was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 4, 2002, we sold 1,500 shares of our stock to Esther Neiman for a price of $2.00 per share or $3,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Esther Neiman had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Esther Neiman represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Neiman was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Esther Neiman was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Neiman: (a) was provided with extensive information about us; and (b)
represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Neiman was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On December 6, 2002, we sold 5,000 shares of our stock to Geoffrey B. Monsour, for a price of $2.00 per share or $10,000. We relied upon Section 4(2) of the
Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Geoffrey B. Monsour had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Geoffrey B. Monsour
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Monsour was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Geoffrey B.
Monsour was either accredited or sophisticated enough to make the investment in our common stock because Mr. Monsour: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Monsour was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 6, 2002, we sold 500 shares of our stock to Victoria L. Keith, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Victoria L. Keith had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Victoria L. Keith
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Keith was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Victoria L.
Keith was either accredited or sophisticated enough to make the investment in our common stock because Ms. Keith: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Keith was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On December 9, 2002, we sold 500 shares of our stock to Howard Elinoff, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Howard Elinoff had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Howard Elinoff represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Elinoff was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Howard Elinoff was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Elinoff: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Elinoff was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 10, 2002, we sold 500 shares of our stock to Renee Campalong, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Renee Campalong had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Renee Campalong
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Campalong was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Renee Campalong was either accredited or sophisticated enough to make the investment in our common stock because Ms. Campalong: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Campalong was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

                                       68

On December 10, 2002, we sold 3,000 shares of our stock to John G. Balsamico, for a price of $2.00 per share or $6,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John G. Balsamico had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John G. Balsamico
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Balsamico was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John G. Balsamico was either accredited or sophisticated enough to make the investment in our common stock because Mr. Balsamico: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Balsamico was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 11, 2002, we sold 2,500 shares of our stock to Carol A. Yenchik, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Carol A. Yenchik had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Carol A. Yenchik
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Yenchik was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Carol A. Yenchik was either accredited or sophisticated enough to make the investment in our common stock because Ms. Yenchik: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Yenchik was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On December 13, 2002, we sold 3,000 shares of our stock to John Kirkwood, for a price of $2.00 per share or $6,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. John Kirkwood had a pre-existing relationship with Joseph Riccelli, our Officer and Director. John Kirkwood represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Kirkwood was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that John Kirkwood was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Kirkwood: (a) was provided with extensive information about us; and (b)
represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr.
Kirkwood was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 13, 2002, we sold 2,500 shares of our stock to Barbara P. Benner, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Barbara P. Benner had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Barbara P. Benner
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Benner was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Barbara P.
Benner was either accredited or sophisticated enough to make the investment in our common stock because Ms. Benner: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Benner was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On December 13, 2002, we sold 500 shares of our stock to Thomas J. Gravina, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Thomas J. Gravina had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Thomas J. Gravina
represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Gravina was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Thomas J. Gravina was either accredited or sophisticated enough to make the investment in our common stock because Mr. Gravina: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Gravina was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 16, 2002, we sold 5,000 shares of our stock to Naum M. Kaplan, for a price of $2.00 per share or an aggregate price of $10,000. We relied upon
Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Naum M. Kaplan had a pre-existing relationship with Joseph Riccelli, our Officer and Director.
Naum M. Kaplan represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the
Securities Act and set forth the restrictions on their transferability and sale.
Ms. Kaplan was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Naum
M. Kaplan was either accredited or sophisticated enough to make the investment in our common stock because Ms. Kaplan: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Kaplan was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On December 16, 2002, we sold 500 shares of our stock to Lucy Dishington, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Lucy Dishington had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Lucy Dishington
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Dishington was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Lucy Dishington was either accredited or sophisticated enough to make the investment in our common stock because Ms. Dishington: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Dishington was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

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On December 19, 2002, we sold 250 shares of our stock to Michael Weiss, for a price of $2.00 per share or $500. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Michael Weiss had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Michael Weiss represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Weiss was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Michael Weiss was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Weiss: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Weiss was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 20, 2002, we sold 2,500 shares of our stock to Glen R. Mills, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Glen R. Mills had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Glen R. Mills represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Mills was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Glen R. Mills was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Mills: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Mills was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On December 21, 2002, we sold 500 shares of our stock to Leslie M. Hellman, for a price of $2.00 per share or $1,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Leslie M. Hellman had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Leslie M. Hellman
represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mrs. Hellman was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Leslie M.
Hellman was either accredited or sophisticated enough to make the investment in our common stock because Mrs. Hellman: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor"
and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms. Hellman was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On December 26, 2002, we sold 12,500 shares of our stock to Bonnie L. Dake, for a price of $2.00 per share or $25,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Bonnie L. Dake had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Bonnie L. Dake represented to us that she was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Ms. Dake was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information she deemed necessary. We determined that Bonnie L. Dake was either accredited or sophisticated enough to make the investment in our common stock because Ms.
Dake: (a) was provided with extensive information about us; and (b) represented that she was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Ms.
Dake was given the opportunity to receive all information about us upon request, she had access to the type of information which would be provided in a prospectus.

On December 30, 2002, we sold 6,000 shares of our stock to Eric D. Jerpe, for a price of $2.00 per share or $12,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Eric D. Jerpe had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Eric D. Jerpe represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Jerpe was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Eric D. Jerpe was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Jerpe: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Jerpe was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On January 6, 2003, we sold 2,500 shares of our stock to Glen R. Mills, for a price of $2.00 per share or $5,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. Glen R. Mills had a pre-existing relationship with Joseph Riccelli, our Officer and Director. Glen R. Mills represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Mills was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary. We determined that Glen R. Mills was either accredited or sophisticated enough to make the investment in our common stock because Mr.
Mills: (a) was provided with extensive information about us; and (b) represented that he was an "accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Mills was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

On January 29, 2003, we issued 25,000 shares of our stock to David Mehalick, in payment for services rendered to us as our business consultant. The shares issued to Dave Mehalick were valued at a price of $2.00 per share, or an aggregate price of $50,000. We relied upon Section 4(2) of the Act for the sale.
We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. David Mehalick had a pre-existing relationship with Joseph
Riccelli, our Officer and Director. David Mehalick represented to us that he was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. Mr. Mehalick was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information he deemed necessary.
We determined that David Mehalick was either accredited or sophisticated enough to make the investment in our common stock because Mr. Mehalick: (a) was provided with extensive information about us; and (b) represented that he was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because Mr. Mehalick was given the opportunity to receive all information about us upon request, he had access to the type of information which would be provided in a prospectus.

                                       70

On January 29, 2003, we issued 500,000 shares of our stock to C. Dillow &
Company, Inc., in payment for services rendered to us. The shares issued to C.
Dillow & Company, Inc. were valued at a price of $2.00 per share, or an aggregate price of $1,000,000. We relied upon Section 4(2) of the Act for the sale. We believed that Section 4(2) was available because the sale did not involve a public offering and there was no general solicitation or general advertising involved in the sale. C. Dillow & Company, Inc. had a pre-existing relationship with Joseph Riccelli, our Officer and Director. C. Dillow &
Company, Inc. represented to us that C. Dillow & Company, Inc. was purchasing the shares for investment purposes without a view towards resale. We placed legends on the stock certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale. C. Dillow & Company, Inc. was given access to all information about us and was given the ability to meet with our management to discuss and ask questions of and receive answers from them concerning the terms and conditions of this Offering and to obtain any additional information C.
Dillow & Company, Inc. deemed necessary. We determined that C. Dillow & Company,
Inc. was either accredited or sophisticated enough to make the investment in our common stock because C. Dillow & Company, Inc.: (a) was provided with extensive information about us; and (b) represented that C. Dillow & Company, Inc. was an
"accredited investor" and had sufficient knowledge and experience in business and financial matters to make an informed decision regarding the risks and merits of an investment in our common stock. Because C. Dillow & Company, Inc.
was given the opportunity to receive all information about us upon request, C.
Dillow & Company, Inc. had access to the type of information which would be provided in a prospectus.

None of the above issuances involved underwriters, underwriting discounts, or commissions. We relied upon Sections 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D in offering these shares. We believed these exemptions were available because:
o    We are not a blank check company;
o    Total sales did not exceed $1,000,000;
o    We filed a Form D, Notice of Sales, with the Securities and Exchange
     Commission;
o    Sales were not made by general solicitation or advertising;
o    All certificates had restrictive legends;
o    Sales were made to persons with a pre-existing relationship to the company, its officers and directors; and
o    Sales were made to investors who were either accredited investors or who represented that they were sophisticated enough to evaluate the risks of the investment.

Exhibits
3.1     Certificate of Incorporation*
3.2     Bylaws*
4       Specimen Stock Certificate*
5       Opinion of Hamilton, Lehrer & Dargan, P.A.
10.1    Agreement between us and RMF Global, Inc.*
10.2    Exclusive Agency, Distribution and Marketing Agreement between RMF
        Global and Mr. Ko-Myung Kim.*
10.3    Agreement between us and C. Dillow & Company, Inc.*
10.5    Agreement between Innovative Designs, Inc. and Haas Outdoors, Inc.**
10.6    Letter of commitment from Innovative Designs, Inc. to Victory Junction
        Gang Camp**
23.1    Consent of Malone & Bailey PLLC, Certified Public Accountants
23.2    Consent of Hamilton, Lehrer & Dargan P.A. contained in Exhibit 5*
99      Test Results from Vartest Lab*
* Previously filed as exhibits to Registration Statement on Form SB-2 filed on
March 11, 2003
** Previously filed as exhibits to Registration Statement on Form SB-2
Amendment 2 filed on July 8, 2003

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Undertakings
The undersigned Registrant hereby undertakes:
1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:
     a. Include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;
     b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration
Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(f) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective Registration Statement;
     c. Include any additional or changed material information on the plan of distribution.
2.   That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
3.   To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.
4.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
5.   In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                       72

Signatures

In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration
Statement to be signed on its behalf by the undersigned, in the City of
Pittsburgh, Pennsylvania on August 7, 2003.

By:/s/ Joseph Riccelli
Joseph Riccelli, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this
Registration Statement was signed by the following persons in the capacities and on the dates stated.

By:/s/ Frank Riccelli                                Date: August 7, 2003
Frank Riccelli, Director

By:/s/ Joseph Riccelli                               Date: August 7, 2003
Joseph Riccelli, Chairman of the Board of Directors

By:/s/ Dean P. Kolocouris                            Date: August 7, 2003
Dean P. Kolocouris, Director

By:/s/ Robert D. Monsour                             Date: August 7, 2003
Robert D. Monsour, Director

By:/s/ Dominic Cerniglia                             Date: August 7, 2003
Dominic Cerniglia, Director

By:/s/ Anthony Fonzi                                 Date: August 7, 2003
Anthony Fonzi, Chief Financial Officer/
Principal Accounting Officer /Director

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